AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1996
                                                     REGISTRATION NO. 333-2704

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------

                               AMENDMENT NO. 2

                                      TO

                                   FORM S-1

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ------------------------

                               COACH USA, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                    4141
    (STATE OR OTHER JURISDICTION              (PRIMARY STANDARD INDUSTRIAL
  OF INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)


                                   76-0496471
                               (I.R.S. EMPLOYER
                            IDENTIFICATION NUMBER)

                          4801 WOODWAY - SUITE 300E
                             HOUSTON, TEXAS 77056
                                (888) COACH-US
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ------------------------

                             RICHARD H. KRISTINIK
                           CHIEF EXECUTIVE OFFICER
                               COACH USA, INC.
                          4801 WOODWAY - SUITE 300E
                             HOUSTON, TEXAS 77056
                                (888) COACH-US
             (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ------------------------

                                  COPIES TO:

Christopher T. Jensen, Esq.                       Richard C. Tilghman, Jr., Esq.
Morgan, Lewis & Bockius LLP                           Piper & Marbury L.L.P.
      101 Park Avenue                                  36 S. Charles Street
 New York, New York 10178                            Baltimore, Maryland 21201
      (212) 309-6000                                      (410) 576-1678

                           ------------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after the Registration Statement becomes effective.

                           ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

==============================================================================

                                  COACH USA, INC.
                            CROSS-REFERENCE SHEET
                  PURSUANT TO ITEM 501(B) OF REGULATION S-K.

       REGISTRATION STATEMENT ITEM AND
                   HEADING                          PROSPECTUS CAPTION
    -------------------------------------  -------------------------------------
  1. Forepart of the Registration
     Statement and Outside Front Cover
     Page of Prospectus...................  Outside Front Cover Page of Prospectus
  2. Inside Front and Outside Back Cover
     Pages of Prospectus..................  Inside Front Cover Page of Prospectus
  3. Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges...  Prospectus Summary; The Company; Risk Factors
  4. Use of Proceeds......................  Prospectus Summary; Use of Proceeds
  5. Determination of Offering Price......  Outside Front Cover Page of Prospectus; Risk
                                            Factors; Underwriting
  6. Dilution.............................  Dilution
  7. Selling Security Holders.............  Not Applicable.
  8. Plan of Distribution.................  Outside Front Cover Page of Prospectus;
                                            Underwriting
  9. Description of Securities to be
     Registered...........................  Dividend Policy; Description of Capital Stock
 10. Interests of Named Experts and
     Counsel..............................  Legal Matters; Experts
 11. Information with Respect to
     Registrant...........................  Outside Front Cover Page of Prospectus;
                                            Prospectus Summary; The Company; Risk Factors;
                                            Use of Proceeds; Dividend Policy;
                                            Capitalization; Selected Combined Founding
                                            Companies' Financial Data; Management's
                                            Discussion and Analysis of Financial Condition
                                            and Results of Operations; Business; Management;
                                            Principal Stockholders; Description of Capital
                                            Stock; Shares Eligible for Future Sale;
                                            Underwriting; Financial Statements
 12. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities..........................  Not Applicable

                                                         SUBJECT TO COMPLETION
                                                                 MAY 7, 1996
                               3,600,000 SHARES

                               COACH USA, INC.

                                 COMMON STOCK
                           ------------------------

     All of the 3,600,000 shares of Common Stock offered hereby are being offered by Coach USA, Inc. Prior to this offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price for the Common Stock will be between $12.00 and $14.00 per share. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "TOUR," subject to notice of issuance.

                           ------------------------

       THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
               SEE "RISK FACTORS" COMMENCING ON PAGE 11 HEREOF.

                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                         IS A CRIMINAL OFFENSE.

                PRICE                  UNDERWRITING                PROCEEDS
                  TO                  DISCOUNTS AND                   TO
                PUBLIC                 COMMISSIONS                COMPANY(1)
Per Share.....    $                         $                         $
Total(2)......    $                         $                         $

(1) Before deducting expenses of the offering estimated at $3,600,000.

(2) The Company has granted the Underwriters a 30-day option to purchase up to 540,000 additional shares of Common Stock solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public as shown above. If the option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $          ,
    $          and $          , respectively. See "Underwriting."

     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of Alex. Brown & Sons Incorporated, Baltimore, Maryland, on or
about May   , 1996.

ALEX. BROWN & SONS                                           SMITH BARNEY INC.
       INCORPORATED

                THE DATE OF THIS PROSPECTUS IS MAY    , 1996.
******************************************************************************
*                                                                            *
*   INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A    *
*   REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED       *
*   WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT    *
*   BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE          *
*   REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT      *
*   CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR   *
*   SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH   *
*   OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR   *
*   QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.               *
*                                                                            *
******************************************************************************

                                [Coach USA Logo]

[A photograph of a Coach USA motorcoach with mountain scenery in the background.]

     THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

                           ------------------------

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                [Coach USA logo]

CHARTER, TOUR AND SIGHTSEEING SERVICES

     The Company provides motorcoach charter, tour and sightseeing services throughout the United States.

SPECIALIZED DESTINATION SERVICE

     Daily scheduled service is provided to Atlantic City from various points in the Northeast.

CORPORATE OUTSOURCING

     Employee shuttle and other services are provided to hotels and casinos through outsourcing contracts.

COMMUTER SERVICES

     The Company provides daily commuter service into New York City and San Francisco.

PRIVATIZATION CONTRACTS

     Privatization transit and contract services are provided to several municipalities and universities such as Rutgers University.

[A photograph of an Arrow Stage Lines, Inc. motorcoach traveling through Yosemite National Park.]

[A photograph of a Gray Line of San Francisco motorcoach with the Golden Gate bridge in the background.]

[A photograph of a Leisure Line motorcoach with Caesar's
Palace -- Atlantic City casino in the background.]

[A photograph of an Adventure Trails motorcoach parked in front of the Trump Taj Mahal casino.]

[A photograph of a Community Coach motorcoach with the New York City skyline in the background.]

[A photograph of an articulated transit motorcoach utilized for the Rutgers University privatization contract.]

                              PROSPECTUS SUMMARY

     SIMULTANEOUSLY WITH THE CLOSING OF THE OFFERING MADE BY THIS PROSPECTUS (THIS "OFFERING"), COACH USA, INC. WILL ACQUIRE, IN SEPARATE TRANSACTIONS (THE "MERGERS") IN EXCHANGE FOR CASH AND SHARES OF ITS COMMON STOCK, SIX MOTORCOACH BUSINESSES (EACH, A "FOUNDING COMPANY" AND, COLLECTIVELY, THE "FOUNDING COMPANIES"). UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE "COMPANY" HEREIN INCLUDE THE FOUNDING COMPANIES, AND REFERENCES HEREIN TO "COACH USA" MEAN COACH USA, INC. PRIOR TO THE CONSUMMATION OF THE MERGERS.

     THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND THE COMBINED, PRO FORMA COMBINED AND INDIVIDUAL HISTORICAL FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, ALL SHARE, PER SHARE AND FINANCIAL INFORMATION SET FORTH HEREIN (I) HAVE BEEN ADJUSTED TO GIVE EFFECT TO ALL OF THE MERGERS; (II) ASSUME AN INITIAL PUBLIC OFFERING PRICE OF $13.00 PER SHARE; AND (III) ASSUME NO EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION.

                                 THE COMPANY

     The Company will be the largest provider of motorcoach charter, tour and sightseeing services and one of the five largest non-municipal providers of commuter and transit motorcoach services in the United States upon consummation of the Mergers. The Company does not provide regularly scheduled, long-haul intercity bus service like Greyhound Lines, Inc. and does not intend to do so. During 1995, Company vehicles traveled over 40 million miles, and the Company provided service to more than 40 million passengers through a fleet of over 760 motorcoaches and other high occupancy vehicles, including 246 motorcoaches provided by various transit authorities pursuant to service contracts. The Company's charter and tour fleet features luxury, European style motorcoaches with plush seats, televisions, VCRs and other amenities.

     Coach USA was founded in September 1995 to create a nationwide motorcoach service provider. Although it has conducted no operations to date, Coach USA has entered into agreements to acquire, simultaneously with the closing of this Offering, the six Founding Companies. The Founding Companies have been in business an average of 41 years and provide regional and local services in the Northeastern, Southwestern and Western United States.

     The motorcoach industry in the United States can be broadly divided into three types of services: (i) recreation and excursion (charter, tour and sightseeing); (ii) commuter and transit; and (iii) regularly scheduled intercity service. The Company only provides the first and second types of services. The motorcoach industry is highly fragmented, with approximately 5,000 motorcoach operators providing the first or second type of services, primarily in a single regional or local market. These companies collectively generated approximately $20 billion in revenues in 1995.

     The Company intends to utilize a decentralized operating and service philosophy, rather than a standardized national model, in order to assure high quality customer service while capitalizing on the centralized finance, administrative support, purchasing power and national sales and marketing capabilities of a large organization. This strategy also emphasizes the retention of local management, all of which the Company believes will allow it to successfully implement its acquisition strategy in the highly fragmented motorcoach industry.
                                      3

     The Company's objective is to be the largest provider of regional and local motorcoach services in the United States. Management plans to achieve this goal by:

     EXPANDING THROUGH ACQUISITIONS. The Company intends to pursue an aggressive acquisition strategy to enhance its position in its current markets and to expand into new markets by:

          ENTERING NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets it does not currently serve by acquiring well-established motorcoach service providers that, like the Founding Companies, are leaders in their regional markets.

          EXPANDING EXISTING MARKETS. The Company also plans to acquire additional motorcoach operations in each of the markets in which it operates, including acquisitions that either broaden the range of services provided by the Company in that market or expand the geographic scope of the Company's operations in that market, as well as "tuck-in" acquisitions of smaller motorcoach operations. The Company believes that tuck-in acquisitions will increase operating efficiencies without a proportionate increase in administrative costs and, in some instances, will broaden the Company's range of services.

     To facilitate its acquisition strategy, the Company intends to register 3,500,000 additional shares of Common Stock under the Securities Act within 90 days after the completion of this Offering. These shares will be available for use by the Company as consideration for future acquisitions.

     ACCELERATING INTERNAL GROWTH. A key component of the Company's strategy is to accelerate internal growth at each Founding Company and each subsequently acquired motorcoach business. The Company believes internal growth can be accelerated by:

          ESTABLISHING A NATIONAL SALES AND MARKETING PROGRAM. The travel and tourism industry has experienced significant growth in recent years, and the Company expects this trend to continue. The Company intends to establish a national sales and marketing program as a means to expand its recreation and excursion business. This program will target travel and tour companies, national and international travel agencies and convention organizers, as well as organizations such as AAA, AARP and professional and amateur athletic teams.

          DEVELOPING PRIVATIZATION AND OUTSOURCING OPPORTUNITIES. Of the Company's total revenues in 1995, approximately 16% were derived from operations that had been privatized by a state or municipal transit authority or outsourced by a business within the last 10 years. The Company believes that the trend toward privatization and outsourcing will accelerate, as more transit authorities and businesses such as hotels, casinos, rental car agencies, colleges and other institutions that operate their own motorcoach fleets decide to privatize or outsource non-core operations.

     CAPITALIZING ON NEW CORPORATE STRUCTURE. The Company intends to take advantage of its new corporate structure by:

          CENTRALIZING ADMINISTRATIVE FUNCTIONS. The Company expects that significant cost savings can be achieved through the consolidation of administrative functions such as employee benefits, safety and maintenance programs and risk management. The Company also believes that it will have greater purchasing power in such areas as equipment and parts, fuel, insurance and financing than the Founding Companies had independently.

          INCREASING OPERATING EFFICIENCIES. The Company believes that there are opportunities to eliminate redundant facilities and equipment through coordination among the Founding Companies and other subsequently acquired operations. Additionally, the Company expects to benefit from cross-marketing and increased equipment utilization among the Founding Companies.
                                        4

                                 THE OFFERING

Common Stock offered by the        3,600,000 shares
Company..........................

Common Stock to be outstanding
after this Offering..............  10,865,411 shares(1)

Use of proceeds..................  To pay the cash portion of the purchase price for the Founding Companies, to repay indebtedness and for general corporate purposes, including future acquisitions. See "Use of Proceeds."

Nasdaq National Market symbol....  TOUR

(1) Includes 5,099,687 shares of Common Stock to be issued in connection with the Mergers, but excludes 1,174,717 shares of Common Stock subject to options to be granted in connection with this Offering at an exercise price equal to the initial public offering price. See "Management -- 1996 Long-Term Incentive Plan" and "-- 1996 Non-Employee Directors' Stock Plan."

                                 RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. See "Risk Factors."
                                        5

             SUMMARY COMBINED FOUNDING COMPANIES' FINANCIAL DATA

     Coach USA will acquire, simultaneously with the closing of this Offering, the Founding Companies. The historical financial statements of each of the Founding Companies have been combined for all periods presented at historical cost, as if these companies had always been members of the same operating group. However, during the periods presented, the Founding Companies were not under common control or management and, as such, their results of operations reflect a variety of tax structures (S Corporations and C Corporations). Therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. See "Selected Combined Founding Companies' Financial Data."

                                                        YEAR ENDED DECEMBER 31
                                       --------------------------------------------------------
                                         1991       1992        1993        1994        1995
                                       ---------  ---------  ----------  ----------  ----------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
     Total revenues..................  $  92,653  $  96,928  $  103,072  $  106,754  $  113,489
     Operating expenses..............     76,358     79,578      85,367      88,297      89,669
     Gross profit....................     16,295     17,350      17,705      18,457      23,820
     General and administrative
       expenses......................     11,582     11,894      12,490      12,471      14,213
     Interest and other expense,
       net...........................      2,014      2,281       2,101       2,068       2,534
     Net income......................      2,024      3,379       2,348       3,300       6,144
PRO FORMA:(1)
     Pro forma operating income(2)...      6,071      7,133       7,051       8,044      12,814
     Pro forma net income(2)(3)......      2,380      2,847       2,873       3,568       6,049
     Pro forma net income per
       share.........................                                                      0.67
     Pro forma weighted average
       shares(4).....................                                                     9,093

                                                  DECEMBER 31, 1995
                                     ------------------------------------------
                                                      PRO              AS
                                     ACTUAL        FORMA(5)      ADJUSTED(5)(6)
                                     -------      -----------    --------------
BALANCE SHEET DATA:
     Working capital (deficit).......$(5,211)      $ (31,463)       $  1,098
     Total assets.................... 79,363          71,901          73,630
     Total debt, including current
     portion......................... 33,114          33,454          18,051
     Stockholders' equity
     (deficit)....................... 24,713          (7,208)         32,716

- ------------

(1) See the Pro Forma Combined Financial Statements of the Company for pro forma financial information relating to 1995.

(2) Gives effect to certain reductions in salaries and benefits to the owners of the Founding Companies which have been agreed to in connection with the Mergers (the "Compensation Differential"). See Note 11 of Notes to Combined Founding Companies' Financial Statements.

(3) Gives effect to certain tax adjustments related to the taxation of certain Founding Companies as S Corporations prior to the consummation of the Mergers and the tax impact of the Compensation Differential in each period. See Note 11 of Notes to Combined Founding Companies' Financial Statements.

(4) Includes: (i) 2,165,724 shares issued by Coach USA prior to this Offering;
    (ii) 5,099,687 shares to be issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 of the 3,600,000 shares offered hereby to pay the cash portion of the consideration for the Founding Companies; and (iv) 127,230 of the 3,600,000 shares offered hereby to pay excess Subchapter S distributions; but excludes 1,174,717 shares of Common Stock subject to options to be granted in connection with this Offering at an exercise price equal to the initial public offering price. See "Management -- 1996 Long-Term Incentive Plan" and "-- 1996 Non-Employee Directors' Stock Plan."

(5) Gives effect to: (i) the combination of the Founding Companies with Coach USA as if such combination had occurred on December 31, 1995; (ii) a liability for the cash consideration of approximately $22.1 million to be paid to the stockholders of the Founding Companies in connection with the Mergers; (iii) the transfer by the Founding Companies of certain assets and related liabilities to their stockholders in connection with the Mergers; (iv) the sale of 692,000 shares of Common Stock to management subsequent to December 31, 1995; (v) the issuance of 5,099,687 shares of Common Stock to the Founding Companies' stockholders in connection with the Mergers; and (vi) the additional cash to be borrowed from a bank.

(6) Adjusted for the sale of the 3,600,000 shares of Common Stock offered hereby, the application of the estimated net proceeds therefrom and the elimination of the deferred offering costs. See "Use of Proceeds."

                                      6

              SUMMARY INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents summary data for each of the individual Founding Companies for the three most recent years as well as the most recent interim period and comparative period of the prior year, as applicable.

                                          YEAR ENDED DECEMBER 31(1)       FIRST QUARTER(2)
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
                                                      (AMOUNTS IN THOUSANDS)
SUBURBAN:
    Revenues.........................  $  32,274  $  30,427  $  29,752
    Operating expenses...............     28,903     27,526     25,322
    Gross profit.....................      3,371      2,901      4,430
    General and administrative
       expenses......................      2,417      2,283      2,563
    Interest and other expense,
       net...........................        175        147        213
    Net income.......................        520        343      1,231
    Pro forma net income(3)..........        795        658      1,512
GRAY LINE SF:
    Revenues.........................     22,122     24,487     29,235  $   5,153  $   5,728
    Operating expenses...............     16,590     18,990     22,627      4,760      5,021
    Gross profit.....................      5,532      5,497      6,608        393        707
    General and administrative
       expenses......................      4,129      3,794      4,722      1,208      1,459
    Interest and other expense,
       net...........................        228        323        430        127         95
    Net income (loss)................        672        924      1,074       (678)      (627)
    Pro forma net income (loss)(3)...        735        867      1,085       (507)      (404)
LEISURE:
    Revenues.........................     17,534     17,694     18,992
    Operating expenses...............     15,497     14,139     14,577
    Gross profit.....................      2,037      3,555      4,415
    General and administrative
       expenses......................      2,128      1,934      1,895
    Interest and other expense,
       net...........................        313        184        132
    Net income (loss)................       (372)     1,298      2,163
    Pro forma net income (loss)(3)...       (127)       963      1,577
COMMUNITY:
    Revenues.........................     13,179     14,106     13,807
    Operating expenses...............     11,057     12,228     11,680
    Gross profit.....................      2,122      1,878      2,127
    General and administrative
       expenses......................      1,760      1,999      2,193
    Interest and other expense,
       net...........................        258        239        173
    Net income (loss)................        103       (262)       (62)
    Pro forma net income(3)..........        538        415        718
ADVENTURE:
    Revenues.........................      8,494     10,001     11,053
    Operating expenses...............      6,665      8,457      8,241
    Gross profit.....................      1,829      1,544      2,812
    General and administrative
       expenses......................        840        968      1,089
    Interest and other expense,
       net...........................        626        641        928
    Net income (loss)................        328        (58)       719
    Pro forma net income(3)..........        255         12        537
ARROW:
    Revenues.........................      9,469     10,039     10,650      2,425      2,211
    Operating expenses...............      6,655      6,957      7,222      1,944      1,907
    Gross profit.....................      2,814      3,082      3,428        481        304
    General and administrative
       expenses......................      1,216      1,493      1,751        306        337
    Interest and other expense,
       net...........................        501        534        658        168        199
    Net income (loss)................      1,097      1,055      1,019          7       (232)
    Pro forma net income (loss)(3)...        677        653        620          8       (132)

  (1) Amounts for Gray Line SF are reported for fiscal years ended October 31, and amounts for Arrow are reported for fiscal years ended September 30.

  (2) Amounts for Gray Line SF are reported for the first quarter ended January 31, 1995 and 1996, respectively, and amounts for Arrow are reported for the first quarter ended December 31, 1994 and 1995, respectively.

  (3) Gives effect to the Compensation Differential, certain tax adjustments related to the taxation of certain Founding Companies as S Corporations prior to the consummation of the Mergers and the tax impact of the Compensation Differential in each period. See Note 11 of Notes to Combined Founding Companies' Financial Statements.

                                      7

                                THE COMPANY

     Coach USA was founded in September 1995 to create a nationwide motorcoach service provider. Although it has conducted no operations to date, Coach USA has entered into agreements to acquire, simultaneously with the closing of this Offering, the six Founding Companies. The Founding Companies have been in business an average of 41 years and provide regional and local services in the Northeastern, Southwestern and Western United States. For a description of the Mergers pursuant to which these businesses will be acquired, see "Certain Transactions."

     SUBURBAN TRANSIT CORP. -- The principal operations of Suburban Transit Corp. and its six affiliated entities ("Suburban") are in central and northern New Jersey and the New York City metropolitan area. Suburban has been in operation since 1941 and had revenues in 1995 of over $29 million. Suburban has a fleet of over 260 motorcoaches primarily used to provide daily commuter service into New York City from various locations in New Jersey and to provide regular service from central New Jersey to the casinos in Atlantic City. Since 1966, Suburban has contracted with Rutgers University to transport students within and between its five campuses, and currently operates 42 motorcoaches that transport approximately 45,000 students and other passengers per day. Kenneth Kuchin, the President of Suburban, has been employed by Suburban for 21 years and will sign a five year employment agreement with Suburban and the Company to continue in his present position with Suburban following consummation of this Offering and to become Vice Chairman of the Board and Senior Vice President -- Northeast Region of the Company.

     GRAY LINE SF -- Grosvenor Bus Lines, Inc., which does business as Gray Line of San Francisco ("Gray Line SF"), was incorporated in 1980 and operates one of the oldest Gray Line franchises in the United States, principally in the San Francisco Bay area. The franchise dates back to approximately 1910. Gray Line SF had revenues in 1995 of more than $29 million and operates a fleet of over 200 vehicles, which includes luxury doubledecker motorcoaches and motorized replica cable cars, in addition to traditional motorcoaches. Gray Line SF provides sightseeing tours to all of the major sites in the San Francisco Bay area, the Northern California wine country and the Monterey Peninsula. Gray Line SF operates a network of hotel lobby ticket counters and has arrangements with hotel concierges and other hotel personnel to promote its sightseeing tours. In addition, Gray Line SF provides transit services for San Mateo County and Santa Clara County and commuter service for Marin County, in each case with motorcoaches provided by the county. Robert K. Werbe, Chairman of the Board of Gray Line SF, has been with Gray Line SF for over 15 years and will sign a five year employment agreement with Gray Line SF to continue in his present position with Gray Line SF following consummation of this Offering. His son, Thomas A. Werbe, is the President of Gray Line SF and will become a director of the Company.

     LEISURE TIME TOURS -- The principal operations of Leisure Time Tours ("Leisure") are in northern New Jersey, greater Philadelphia and the New York City metropolitan area. Leisure has been in operation since 1970 and had revenues in 1995 of approximately $19 million with a fleet of approximately 100 motorcoaches. Leisure has daily scheduled service from the five New York City boroughs, Westchester County, northern New Jersey and the greater Philadelphia area to Atlantic City under agreements with the major casinos, which advertise the service and provide incentives to the passengers. In addition, Leisure provides commuter service from five points in Bergen County, New Jersey to New York City. Gerald Mercadante, the President and Chief Executive Officer of Leisure, will sign a five year employment agreement with Leisure and the Company to continue in his present position with Leisure following consummation of this Offering and to become Senior Vice
President -- Northeast Region Operations and a director of the Company.

     COMMUNITY BUS LINES, INC. -- The operations of Community Bus Lines, Inc. and its five affiliated entities ("Community") consist largely of transit service in northern New Jersey and

                                        8

commuter service established over 65 years ago with various municipalities to carry passengers from northern New Jersey into New York City. Community has been operating since 1931 and had revenues in 1995 of approximately $14 million, with a fleet of 90 motorcoaches. Community also provides service to the Meadowlands Sports Complex in New Jersey from New York City and to major concerts and sporting events, as well as daily service from three northern New Jersey locations to Atlantic City under agreements with the major casinos similar to Leisure's agreements. Frank Gallagher, the President and Chief Executive Officer of Community, has been employed by Community for 30 years and will sign a five year employment agreement with Community and the Company to continue in his present position with Community following consummation of this Offering and to become Senior Vice President -- Corporate Development and a director of the Company.

     ADVENTURE TRAILS -- The principal operations of Cape Transit Corp., which does business as Adventure Trails ("Adventure"), are in the Atlantic City and greater Philadelphia metropolitan areas. Adventure has been in operation since 1980 and had revenues in 1995 of over $11 million with a fleet of 56 motorcoaches. Adventure has contracts with many Atlantic City casinos to shuttle their employees to and from parking lots located five miles away. Adventure also provides motorcoach service from Philadelphia and Bucks County, Pennsylvania and Wilmington, Delaware to the Atlantic City casinos under contracts with the casinos and tour operators. In addition, Adventure provides service from the Atlantic City airport for casino and hotel guests, as well as on a per seat basis from Adventure's ticket counter in the airport. John Mercadante, Jr., the President and Chief Operating Officer of Adventure, will sign a five year employment agreement with Adventure and the Company to continue in his present position with Adventure following consummation of this Offering and to become the President and Chief Operating Officer and a director of the Company.

     ARROW STAGE LINES, INC. -- Arrow Stage Lines, Inc. ("Arrow") operates from Phoenix, Arizona, has been in operation since 1928 and had revenues in 1995 of over $10 million. Arrow operates a fleet of 65 luxury vehicles, primarily serving tourists from around the United States, Europe and Asia. Arrow provides excursion service for tours as long as 14 days to major tourist attractions and national parks throughout the Southwestern and Western United States and into Mexico and Canada. Most of these excursions are arranged by major tour organizers who obtain the passengers and contract with Arrow for the motorcoaches and driver. Charles Busskohl, the Chief Executive Officer of Arrow, has been with Arrow for 35 years and will sign a five year employment agreement with Arrow to continue in his present position following consummation of this Offering and to become a director of the Company.

     The aggregate consideration to be paid by Coach USA in the Mergers is approximately $88.4 million, consisting of approximately $22.1 million in cash and 5,099,687 shares of Common Stock. The consideration to be paid by Coach USA for the Founding Companies was determined by negotiations among Coach USA and representatives of the Founding Companies and was based primarily upon the pro forma net income of each Founding Company.

                                      9

     The following table sets forth the consideration being paid for each Founding Company:

                             CASH           COMMON STOCK         TOTAL
                          ----------    --------------------   ----------
                                                   VALUE
                                                     OF
                                       SHARES    SHARES(1)
                                       ------    ----------
                                          (IN THOUSANDS)
Suburban................  $    7,479    1,342     $ 17,451    $   24,930
Gray Line SF............       4,889      878       11,409        16,298
Leisure.................       3,824    1,243       16,157        19,981
Community...............       2,420      552        7,174         9,594
Adventure...............       2,952      530        6,889         9,841
Arrow...................         545      555        7,216         7,761
                          ----------   ------    ----------   ----------
     Total..............  $   22,109    5,100     $ 66,296    $   88,405
                          ==========   ======    ==========   ==========

(1) Represents the aggregate cash value of the shares of Common Stock issued as consideration, based upon an assumed initial public offering price of $13.00 per share.

     In addition, immediately prior to the Mergers, certain of the Founding Companies will make distributions to their stockholders of approximately $4.5 million, representing S Corporation earnings previously taxed to their stockholders. Prior to the Mergers, certain Founding Companies also will distribute to their stockholders approximately $4.2 million in net book value of assets and approximately $700,000 of related liabilities.

     Coach USA was incorporated in September 1995 in Delaware. The Company's executive offices are located at 4801 Woodway, Suite 300E, Houston, Texas 77056, and its telephone number is (888)-COACH-US.

                                      10

                                 RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

     ABSENCE OF COMBINED OPERATING HISTORY. Coach USA was founded in September 1995 but has conducted no operations and generated no revenues to date. Coach USA has entered into agreements to acquire the Founding Companies simultaneously with the closing of this Offering. The Founding Companies have been operating as separate independent entities, and there can be no assurance that the Company will be able to successfully integrate the operations of these businesses or institute the necessary Company-wide systems and procedures to successfully manage the combined enterprise on a profitable basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to effectively manage the combined entity or effectively implement the Company's internal growth strategy and acquisition program. The combined historical financial results of the Founding Companies cover periods when the Founding Companies and Coach USA were not under common control or management and, therefore, may not be indicative of the Company's future financial or operating results. The inability of the Company to successfully integrate the Founding Companies would have a material adverse effect on the Company's business, financial condition and results of operations and would make it unlikely that the Company's acquisition program will be successful. See "Management."

     RISKS RELATED TO THE COMPANY'S ACQUISITION STRATEGY. The Company intends to grow primarily through the acquisition of additional motorcoach businesses. Increased competition for acquisition candidates may develop, in which event there may be fewer acquisition opportunities available to the Company as well as higher acquisition prices. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions involve a number of special risks, including possible adverse effects on the Company's operating results, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Customer dissatisfaction or performance problems at a single acquired company could have an adverse effect on the reputation of the Company and render ineffective the Company's national sales and marketing initiative. In addition, there can be no assurance that the Founding Companies or other motorcoach businesses acquired in the future will achieve anticipated revenues and earnings. See "Business -- Strategy."

     RISKS RELATED TO ACQUISITION FINANCING. The Company currently intends to finance future acquisitions by using shares of its Common Stock for all or a substantial portion of the consideration to be paid. In the event that the Common Stock does not maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept Common Stock as part of the consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. Although the Company has received certain commitments to provide it with a $30 million line of credit, there can be no assurance that the Company will be able to obtain all the financing it will need on terms the Company deems acceptable. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     LABOR RELATIONS. At December 31, 1995, the Company had approximately 1,800 employees, approximately 1,200 of whom were drivers. Approximately 875 of the Company's
                                      11

employees were members of various labor unions at such date. Four of the six Founding Companies have collective bargaining agreements, most of which expire over the next three years. The Company's inability to negotiate acceptable contracts with these unions could result in strikes by the affected workers and increased operating costs as a result of higher wages or benefits paid to union members. If the unionized employees were to engage in a strike or other work stoppage, or other employees were to become unionized, the Company could experience a significant disruption of its operations and higher ongoing labor costs, which could have an adverse effect on the Company's business and results of operations. See "Business -- Drivers and Other Personnel."

     INSURANCE COSTS; CLAIMS. The Company's cost of maintaining personal injury, property damage and workers' compensation insurance is significant. The Company could experience higher insurance premiums as a result of adverse claims experience or because of general increases in premiums by insurance carriers for reasons unrelated to the Company's own claims experience. As an operator of motorcoaches and other high occupancy vehicles, the Company is exposed to claims for personal injury or death and property damage as a result of accidents. The Company intends to self-insure for the first $100,000 of losses per incident. If the Company were to experience a significant increase in the number of claims for which it is self-insured or claims in excess of its insurance limits, its results of operations and financial condition would be adversely affected. See "Business -- Risk Management and Insurance."

     CAPITAL REQUIREMENTS. The Company's operations require significant capital in order to maintain a modern fleet of motorcoaches and to achieve internal growth. The Company has historically financed the acquisition of new motorcoaches with debt financing. A new motorcoach costs approximately $300,000, and there can be no assurance that adequate financing will be available in the future on terms favorable to the Company to enable the Company to efficiently maintain operations and implement any expansion of service through a larger fleet. In addition, as motorcoaches age, they require increasing amounts of maintenance and, therefore, are more expensive to operate. The Company's inability to acquire, or a material delay in acquiring, the financing necessary to acquire replacement motorcoaches as needed would have an adverse effect on the Company's results of operations due to the higher operating costs associated with operating an aging fleet. See
"Business -- Equipment."

     GOVERNMENT SUBSIDIES. Payments to the Company under a number of its commuter and transit contracts are funded through Federal or state subsidy programs, and, without these subsidies, the state or local transit authority may be unwilling to continue or renew these contracts. In addition, many of the motorcoaches provided at nominal rent to the Company under these contracts are purchased with funds provided by Federal programs. If funding for these Federal programs were eliminated or curtailed, the Company would be required to operate existing motorcoaches longer than economically practicable or be forced to acquire replacement equipment and/or seek to renegotiate its contracts with the transit authorities to cover the cost of financing this replacement equipment. Either alternative could result in an increase in the Company's costs of operations or could cause the Company to decide not to renew some of its contracts. See "Business -- Services Provided."

     SUBSTANTIAL SEASONALITY OF THE MOTORCOACH BUSINESS. The motorcoach business is subject to seasonal variations in operations. During the winter months, operating costs are higher due to the cold weather and demand for motorcoach services is lower, particularly because of a decline in tourism. As a result, the Company expects its revenues and results of operations to be lower in the first and fourth quarters than in the second and third quarters of each year. The Founding Companies on a combined basis recorded a first quarter 1996 pro forma net loss of $282,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Recent Results."

                                      12

     FUEL PRICES AND TAXES. Fuel is a significant cost to the Company. Fuel prices are subject to sudden increases as a result of variations in supply levels and demand. Any sustained increase in fuel prices could adversely affect the Company's results of operations unless it were able to increase prices. From time to time, there are efforts at the Federal or state level to increase fuel or highway use taxes, which, if enacted, also could adversely affect the Company's results of operations. See "Business -- Fuel Availability and Costs."

     SIGNIFICANT REGULATION. As a result of the enactment of the ICC Termination Act of 1995, interstate motorcoach operations previously regulated by the Interstate Commerce Commission became subject, as of January 1, 1996, to regulatory requirements administered by the Federal Highway Administration (the "FHWA") and the new Surface Transportation Board, both units of the United States Department of Transportation. Motorcoach operators subject to FHWA jurisdiction are required to be registered with the FHWA and to maintain minimum amounts of insurance. The Surface Transportation Board must approve or exempt any consolidation or merger of two or more regulated interstate motorcoach operators or the acquisition of one such operator by another. Motorcoach operators are also subject to extensive safety requirements and requirements imposed by environmental laws, workplace safety and anti-discrimination laws, including the Americans with Disabilities Act. Safety, environmental and vehicle accessibility requirements for motorcoach operators have increased in recent years, and this trend could continue. The FHWA and state regulatory agencies have broad power to suspend, amend or revoke the Company's operating authorizations for failure to comply with statutory requirements, including safety and insurance requirements. Although the acquisition of the Founding Companies by Coach USA was exempted by the Surface Transportation Board on May 3, 1996, there can be no assurance that future acquisitions of other motorcoach operators will be approved or exempted from the need for regulatory approval. A number of states, such as New Jersey and Pennsylvania, require motorcoach operators to obtain authority to operate over certain specified intrastate routes, and, in some instances, such authority cannot be obtained if another operator already has obtained authority to operate on that route. As a result, there may be regulatory constraints on the expansion of the Company's operations in these states. Furthermore, the Company has a competitive advantage with respect to its existing route authorities as a result of this regulatory posture. Therefore, if New Jersey or another highly regulated state were to reduce the level of regulation, the Company's competitive advantage could be lost. See
"Business -- Regulation."

     POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES. The Company's operations are subject to various environmental laws and regulations, including those dealing with air emissions, water discharges and the storage, handling and disposal of petroleum and hazardous substances. The motorcoach industry may in the future become subject to stricter regulations. There have been spills and releases of hazardous substances, including petroleum and petroleum related products, at several of the Founding Companies' facilities in the past. As a result of past and future operations at these facilities, the Company may be required to incur remediation costs and may be subject to penalties. In addition, although the Company intends to conduct appropriate due diligence with respect to environmental matters in connection with future acquisitions, there can be no assurance that the Company will be able to identify or be indemnified for all potential environmental liabilities relating to any acquired business. See "Business -- Environmental Matters."

     GEOGRAPHIC CONCENTRATION. Four of the six Founding Companies operate in New Jersey and the New York City metropolitan area. These four companies generated revenues of approximately $74 million, or 65% of the combined revenues of the Founding Companies, in 1995. Therefore, the Company's results of operations are susceptible to downturns in the general economy or demand for motorcoach services in this geographic area. The Company has a number of commuter and transit contracts with the New Jersey Transit Authority, and the loss of these contracts could adversely affect the Company.

                                      13

     SUBSTANTIAL COMPETITION. The motorcoach industry is highly competitive, fragmented and subject to rapid change, particularly with regard to recreational and excursion services and commuter and transit services. There are numerous other companies that provide these services, some of which have greater financial and marketing resources than the Company. Certain of these competitors operate in several of the Company's existing or target markets, and others may choose to enter those markets in the future. The majority of the Company's competition at the Founding Company level is made up of smaller regional or local motorcoach operators with a strong presence in their respective local markets. As a result of these factors, the Company may lose customers or have difficulty in acquiring new customers. See
"Business -- Competition."

     LITIGATION. Suburban is a plaintiff in a lawsuit challenging the denial of its access to certain terminals by the Township of East Brunswick, New Jersey. If Suburban is unsuccessful, the result could be a loss by Suburban of significant revenues. See "Business--Legal Proceedings."

     MUNICIPAL AND OTHER CONTRACTS. The Company's contracts to provide commuter or transit service have terms of three years or less and are subject to competitive bidding under applicable Federal, state and local regulations whenever the contracts are to be renewed. The Company's contracts with casinos, airlines and other entities also have relatively short terms, and, from time to time, there may be competitors who seek to obtain these contracts by offering lower prices than the Company could offer without adversely affecting the contracts' profitability. There can be no assurance that all or most of these contracts will be renewed or that they will be renewed at prices as profitable to the Company. See "Business -- Services Provided." The Company also could become subject to litigation by an unsuccessful bidder for a contract awarded by a transit authority.

     RELIANCE ON KEY PERSONNEL. The Company's operations are dependent on the continued efforts of its executive officers and the senior management of the Founding Companies. Furthermore, the Company will likely be dependent on the senior management of any businesses acquired in the future. If any of these persons becomes unable to continue in his or her present role, or if the Company is unable to attract and retain other qualified employees, the Company's business or prospects could be adversely affected. Although the Company or an individual Founding Company will enter into an employment agreement with each of the Company's executive officers, there can be no assurance that any individual will continue in his present capacity with the Company or such Founding Company for any particular period of time. The Company does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management. See "Management."

     CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS. Following the completion of the Mergers and this Offering, the Company's executive officers and directors, and entities affiliated with them, will beneficially own approximately 51.6% of the outstanding shares of Common Stock (49.2% if the Underwriters' over-allotment option is exercised in full). These persons, if acting in concert, will be able to continue to exercise control over the Company's affairs, to elect the entire Board of Directors and to control the disposition of any matter submitted to a vote of stockholders. See "Principal Stockholders."

     SUBSTANTIAL PROCEEDS OF OFFERING PAYABLE TO AFFILIATES. Approximately $22.1 million, or approximately 55.4%, of the net proceeds of this Offering will be paid as the cash portion of the purchase price for the Founding Companies, approximately $16.1 million of which will be paid either to stockholders of the Founding Companies who will become officers, directors, key employees or holders of more than 5% of the Common Stock or to their spouses or trusts for which they act as trustees. Proceeds available for working capital and other uses by the Company will be approximately $1.9 million, or 4.8% of the net proceeds of this Offering (approximately $8.5 million, or 18.2% of the net proceeds of this Offering, if the Underwriters' over-allotment is exercised in full). See "Use of Proceeds" and "Certain Transactions."
                                       14

     POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK. The market price of the Common Stock may be adversely affected by the sale, or availability for sale, of substantial amounts of the Common Stock in the public market following this Offering. The 3,600,000 shares being sold in this Offering will be freely tradable unless acquired by affiliates of the Company.

     Simultaneously with the closing of this Offering, the stockholders of the Founding Companies will receive, in the aggregate, 5,099,687 shares of Common Stock as a portion of the consideration for the sale of their businesses to the Company. These shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. Furthermore, the stockholders who will receive these shares have agreed with Coach USA not to sell, transfer or otherwise dispose of any of these shares for two years following consummation of this Offering, subject to reduction in the event the two-year "holding" period for restricted securities under Rule 144 is reduced by the Securities and Exchange Commission (the "Commission"). However, the stockholders who will receive these shares also have certain demand registration rights with respect to these shares, beginning two years after the closing of this Offering, as well as certain piggyback registration rights with respect to these shares. In addition, existing stockholders of Coach USA will hold, in the aggregate, 2,165,724 shares of Common Stock. See "Certain Transactions." None of these shares have been registered under the Securities Act and, accordingly, may not be sold unless registered under the Securities Act or sold pursuant to an exemption, such as the exemption provided by Rule
144. The holders of substantially all of these shares also have certain piggyback registration rights with respect to these shares and have agreed with Coach USA to the same two-year restriction on dispositions described above.

     The Company plans to register an additional 3,500,000 shares of its Common Stock under the Securities Act within 90 days after completion of this Offering for use by the Company as consideration for future acquisitions. Upon such registration, these shares will generally be freely tradable after issuance, unless the resale thereof is contractually restricted. The piggyback registration rights described above will not apply to the registration statement to be filed with respect to these 3,500,000 shares. See "Shares Eligible for Future Sale."

     NO PRIOR PUBLIC MARKET AND DETERMINATION OF OFFERING PRICE. Prior to this Offering, there has been no public market for the Common Stock. Therefore, the initial public offering price for the Common Stock will be determined by negotiation between the Company and the Representatives of the Underwriters and may bear no relationship to the price at which the Common Stock will trade after the Offering. See "Underwriting" for the factors to be considered in determining the initial public offering price. The Common Stock has been approved for quotation on the Nasdaq National Market, subject to notice of issuance. However, there can be no assurance that an active trading market will develop subsequent to this Offering or, if developed, that it will be sustained.

     After this Offering, the market price of the Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in the annual or quarterly financial results of the Company or its competitors, changes by financial research analysts in their estimates of the earnings of the Company, conditions in the economy in general or in the Company's industry in particular, unfavorable publicity or changes in applicable laws and regulations (or judicial or administrative interpretations thereof) affecting the Company or the motorcoach industry. From time to time, the stock market experiences significant price and volume volatility, which may affect the market price of the Common Stock for reasons unrelated to the Company's performance.

     IMMEDIATE AND SUBSTANTIAL DILUTION. The purchasers of the shares of Common Stock offered hereby will experience immediate and substantial dilution in the pro forma net tangible
                                      15

book value of their shares of $9.99 per share. In the event the Company issues additional Common Stock in the future, including shares issued in connection with future acquisitions, purchasers of Common Stock in this Offering may experience further dilution. See "Dilution."

     ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER PROVISIONS. The Board of Directors of the Company is empowered to issue preferred stock in one or more series without stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides for a classified Board of Directors, which may also have the effect of inhibiting or delaying a change in control of the Company. Certain provisions of the Delaware General Corporation Law may also discourage takeover attempts that have not been approved by the Board of Directors. See "Management -- Directors and Executive Officers," "Principal Stockholders" and "Description of Capital Stock."

                               USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 3,600,000 shares of Common Stock offered hereby, after deducting underwriting discounts and estimated offering expenses, are estimated to be approximately $39.9 million ($46.5 million if the Underwriters' over-allotment option is exercised in full). Offering expenses of approximately $3.6 million may be funded by a stockholder prior to the closing and will be reimbursed to the stockholder from the proceeds of this Offering.

     Of the net proceeds, $22.1 million will be used to pay the cash portion of the purchase price for the Founding Companies, of which approximately $16.1 million will be paid to former stockholders of the Founding Companies who will become officers, directors, key employees or holders of more than 5% of the Common Stock of the Company. In addition, approximately $15.9 million of the net proceeds will be used to repay indebtedness assumed by the Company in the Mergers. Of that $15.9 million, approximately $315,000, $300,000 and $171,000 are owed to stockholders and affiliates of Adventure, Gray Line SF and Community, respectively. The indebtedness to be repaid bears effective interest of up to 13%, with a weighted average interest rate of approximately 9.5%, and would otherwise mature at various dates through November 2004.

     The approximately $1.9 million of remaining net proceeds will be used for working capital and for general corporate purposes, which are expected to include future acquisitions. The Company currently has no binding agreements to effect any acquisitions. Pending such uses, the net proceeds will be invested in short-term, interest-bearing, investment grade securities.

     The Company intends to obtain a line of credit of approximately $40 million to be used for working capital and other general corporate purposes, including future acquisitions and to refinance indebtedness not repaid out of the net proceeds of this Offering. The Company expects to establish a separate line of credit of approximately $40 million to finance motorcoach replacements and additions, borrowings under which may be secured by the equipment purchased. There can be no assurance that any line of credit will be obtained or that, if obtained, it will be on terms that are favorable to the Company. The Company, however, has received commitments from two lenders to provide the Company with a line of credit of $30 million. The Company has accepted one of these commitments and is currently negotiating a definitive loan agreement. See "Risk Factors -- Risks Related to Acquisition Financing" and "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

                               DIVIDEND POLICY

     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, in the event the Company is successful in obtaining one or more lines of credit, it is likely that any such facility will include restrictions on the ability of the Company to pay dividends without the consent of the lender.

                                      16

                                CAPITALIZATION

     The following table sets forth the current maturities of long-term obligations and capitalization at December 31, 1995 (i) of Coach USA and the combined Founding Companies; (ii) of the Company on a pro forma basis to give effect to the Mergers and the issuance of 692,000 shares of additional Common Stock to certain executive officers after December 31, 1995; and (iii) of the Company, pro forma as adjusted, to give effect to both the Mergers and this Offering and the application of the estimated net proceeds therefrom. See "Selected Combined Founding Companies' Financial Data" and "Use of Proceeds." This table should be read in conjunction with the Pro Forma Combined Financial Statements of the Company and the related notes thereto included elsewhere in this Prospectus.

                                                    DECEMBER 31, 1995
                                        ------------------------------------------
                                        COMBINED(1)     PRO FORMA     AS ADJUSTED
                                        ------------    ----------    ------------
                                                      (IN THOUSANDS)
Current maturities of long-term
  obligations(2).....................     $  8,001       $  7,852       $ --
                                        ============    ==========    ============
Long-term obligations, less current
  maturities(2)......................     $ 25,113       $ 25,602       $ 18,051
Stockholders' equity:
     Preferred Stock: $0.01 par
        value, 500,000 shares
        authorized; none issued or
        outstanding..................       --             --             --
     Common Stock: $0.01 par value,
        30,000,000 shares authorized;
        1,473,724 shares issued and
        outstanding, combined;
        7,265,411 shares issued and
        outstanding, pro forma; and
        10,865,411 shares issued and
        outstanding, pro forma as
        adjusted(3)..................           15             73            109
     Additional paid-in capital......        6,784         (1,274)        32,607
     Retained earnings...............       18,339         (5,583)        --
     Treasury stock..................         (424)          (424)        --
                                        ------------    ----------    ------------
           Total stockholders'
             equity..................       24,714         (7,208)        32,716
                                        ------------    ----------    ------------
                Total
                   capitalization....     $ 49,827       $ 18,394       $ 50,767
                                        ============    ==========    ============

(1) Combines the respective accounts of Coach USA and the combined Founding Companies as reflected in the first and second columns of the Pro Forma Combined Balance Sheet at December 31, 1995 and gives effect to the reclassification of the combined Founding Companies' common stock as additional paid-in capital.

(2) For a description of the Company's debt, see Note 4 of Notes to Combined Founding Companies' Financial Statements.

(3) Excludes 1,174,717 shares of Common Stock subject to options to be granted in connection with this Offering at an exercise price equal to the initial public offering price. See "Management -- 1996 Long-Term Incentive Plan and "-- 1996 Non-Employee Directors' Stock Plan."

                                      17

                                   DILUTION

     The deficit in pro forma net tangible book value of the Company as of December 31, 1995 was approximately $(7,208,000), or approximately $(0.99) per share of Common Stock. The deficit in pro forma net tangible book value per share represents the amount by which the Company's pro forma total liabilities exceeds the Company's pro forma net tangible assets divided by the number of shares of Common Stock to be outstanding after giving effect to the Mergers. After giving effect to the sale of the 3,600,000 shares of Common Stock offered hereby at an assumed public offering price of $13.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company's pro forma net tangible book value at December 31, 1995 would have been approximately $32,716,000, or approximately $3.01 per share. This represents an immediate increase in pro forma net tangible book value of approximately $4.00 per share to existing stockholders and an immediate dilution of approximately $9.99 per share to new investors purchasing the shares in this Offering. The following table illustrates this pro forma dilution:

Assumed initial offering price per share ................            $ 13.00

Pro forma deficit in net tangible
  book value per share before Offering .................. $ (0.99)
Increase in pro forma net tangible
  book value per share attributable to
new investors ...........................................    4.00
                                                          -------
Pro forma net tangible book value per
  share after Offering ..................................               3.01
                                                                      -------
Dilution per share to new investor(s) ...................             $ 9.99
                                                                      =======

     The following table sets forth, on a pro forma basis to give effect to the Mergers as of December 31, 1995, the number of shares of Common Stock purchased from the Company, the total consideration paid and the average price per share paid by existing stockholders and the new investors purchasing shares of Common Stock from the Company in this Offering (before deducting underwriting discounts and commissions and estimated offering expenses):

                                          SHARES PURCHASED        TOTAL CONSIDERATION(1)      AVERAGE
                                        ---------------------     ----------------------       PRICE
                                          NUMBER      PERCENT       AMOUNT       PERCENT     PER SHARE
                                        ----------    -------     -----------    -------     ---------
Existing stockholders................    7,265,000      66.9%     $(7,208,000)    (18.2)%     $ (0.99)
New investors........................    3,600,000      33.1       46,800,000     118.2       $ 13.00
                                        ----------    -------     -----------    -------
     Total...........................   10,865,000     100.0%     $39,592,000     100.0%
                                        ==========    =======     ===========    =======

(1) Total consideration paid by existing stockholders represents the combined stockholders' equity of the Founding Companies before this Offering, adjusted to reflect: (i) the cash portion of the consideration payable to the stockholders of the Founding Companies in connection with the Mergers;
    (ii) the transfer of selected assets to and the assumption of selected liabilities of certain stockholders of the Founding Companies in the net amount of approximately $8,000,000 in connection with the Mergers; (iii) the distribution of certain of the Founding Companies' S Corporation Accumulated Adjustment Accounts; and (iv) a liability for deferred income taxes. See "Use of Proceeds" and "Capitalization."

                                      18

             SELECTED COMBINED FOUNDING COMPANIES' FINANCIAL DATA

     Coach USA will acquire, simultaneously with the closing of this Offering, the Founding Companies. The historical financial statements of each of the Founding Companies have been combined for all periods presented at historical cost as if these companies had always been members of the same operating group. However, during the periods presented, the Founding Companies were not under common control or management and, as such, their results of operations reflect a variety of tax structures (S Corporations and C Corporations). Therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company.

     The following selected combined financial data of the Founding Companies as of December 31, 1994 and 1995, and for each of the three years in the period ended December 31, 1995, have been derived from the Combined Founding Companies' Financial Statements, which have been audited by Arthur Andersen LLP and appear elsewhere in this Prospectus. The selected combined financial data for the Founding Companies as of December 31, 1991, 1992 and 1993, and for the years ended December 31, 1991 and 1992, have been derived from unaudited financial statements which have been prepared on the same basis as the audited financial statements and, in the opinion of the Founding Companies, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data.

     The Selected Combined Founding Companies' Financial Data should be read in conjunction with the Combined Founding Companies' Financial Statements, the Pro Forma Combined Financial Statements of the Company, the individual historical financial statements of each of the Founding Companies, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                          YEAR ENDED DECEMBER 31
                                       -------------------------------------------------------------
                                          1991        1992        1993         1994         1995
                                       ----------  ----------  -----------  -----------  -----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
     Total revenues..................  $   92,653  $   96,928  $   103,072  $   106,754  $   113,489
     Operating expenses..............      76,358      79,578       85,367       88,297       89,669
     General and administrative
        expenses.....................      11,582      11,894       12,490       12,471       14,213
     Operating income................       4,713       5,456        5,215        5,986        9,607
     Interest and other expense,
        net..........................       2,014       2,281        2,101        2,068        2,534
     Income before income taxes......       2,699       3,175        3,114        3,918        7,073
     Provision for income taxes......         675        (204)         766          618          929
     Net income......................       2,024       3,379        2,348        3,300        6,144
PRO FORMA(1):
     Pro forma operating income(2)...       6,071       7,133        7,051        8,044       12,814
     Pro forma net income(2)(3)......       2,380       2,847        2,873        3,568        6,049
     Pro forma net income per
        share........................                                                           0.67
     Pro forma weighted average
        shares(4)....................                                                          9,093
BALANCE SHEET DATA (AT END OF
PERIOD):
     Working capital (deficit).......  $   (3,616) $   (2,852) $    (1,965) $    (3,399) $    (5,211)
     Total assets....................      66,094      68,614       68,456       74,841       79,363
     Total debt, including current
     portion.........................      36,851      32,569       30,013       31,883       33,114
     Stockholders' equity............      16,434      17,435       18,967       21,641       24,713

  (1) See the Pro Forma Combined Financial Statements of the Company for pro forma financial information relating to 1995.
  (2) Gives effect to the Compensation Differential. See Note 11 of Notes to Combined Founding Companies' Financial Statements.
  (3) Gives effect to certain tax adjustments related to the taxation of certain Founding Companies as S Corporations prior to the consummation of the Mergers and the tax impact of the Compensation Differential in each period. See Note 11 of Notes to Combined Founding Companies' Financial Statements.
  (4) Includes: (i) 2,165,724 shares issued by Coach USA prior to this Offering; (ii) 5,099,687 shares to be issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 of the 3,600,000 shares being offered hereby to pay the cash portion of the consideration for the Founding Companies; and (iv) 127,230 of the 3,600,000 shares offered hereby to pay excess Subchapter S distributions; but excludes 1,174,717 shares of Common Stock subject to options to be granted in connection with this Offering at an exercise price equal to the initial public offering price. See
      "Management -- 1996 Long-Term Incentive Plan" and "-- 1996 Non-Employee Directors' Stock Plan."
                                       19

             SELECTED INDIVIDUAL FOUNDING COMPANY FINANCIAL DATA

     The following table presents selected financial data for each of the individual Founding Companies for the three most recent years as well as the most recent interim period and comparative period of the prior year, as applicable.

                                          YEAR ENDED DECEMBER 31(1)       FIRST QUARTER(2)
                                       -------------------------------  --------------------
                                         1993       1994       1995       1995       1996
                                       ---------  ---------  ---------  ---------  ---------
                                                                            (UNAUDITED)
                                                      (AMOUNTS IN THOUSANDS)
SUBURBAN:
     Revenues........................  $  32,274  $  30,427  $  29,752
     Operating expenses..............     28,903     27,526     25,322
     Gross profit....................      3,371      2,901      4,430
     General and administrative
       expenses......................      2,417      2,283      2,563
     Interest and other expense,
       net...........................        175        147        213
     Net income......................        520        343      1,231
     Pro forma net income(3).........        795        658      1,512
GRAY LINE SF:
     Revenues........................     22,122     24,487     29,235  $   5,153  $   5,728
     Operating expenses..............     16,590     18,990     22,627      4,760      5,021
     Gross profit....................      5,532      5,497      6,608        393        707
     General and administrative
       expenses......................      4,129      3,794      4,722      1,208      1,459
     Interest and other expense,
       net...........................        228        323        430        127         95
     Net income (loss)...............        672        924      1,074       (678)      (627)
     Pro forma net income
       (loss)(3).....................        735        867      1,085       (507)      (404)
LEISURE:
     Revenues........................     17,534     17,694     18,992
     Operating expenses..............     15,497     14,139     14,577
     Gross profit....................      2,037      3,555      4,415
     General and administrative
       expenses......................      2,128      1,934      1,895
     Interest and other expense,
       net...........................        313        184        132
     Net income (loss)...............       (372)     1,298      2,163
     Pro forma net income
       (loss)(3).....................       (127)       963      1,577
COMMUNITY:
     Revenues........................     13,179     14,106     13,807
     Operating expenses..............     11,057     12,228     11,680
     Gross profit....................      2,122      1,878      2,127
     General and administrative
       expenses......................      1,760      1,999      2,193
     Interest and other expense,
       net...........................        258        239        173
     Net income (loss)...............        103       (262)       (62)
     Pro forma net income(3).........        538        415        718
ADVENTURE:
     Revenues........................      8,494     10,001     11,053
     Operating expenses..............      6,665      8,457      8,241
     Gross profit....................      1,829      1,544      2,812
     General and administrative
       expenses......................        840        968      1,089
     Interest and other expense,
       net...........................        626        641        928
     Net income (loss)...............        328        (58)       719
     Pro forma net income(3).........        255         12        537
ARROW:
     Revenues........................      9,469     10,039     10,650      2,425      2,211
     Operating expenses..............      6,655      6,957      7,222      1,944      1,907
     Gross profit....................      2,814      3,082      3,428        481        304
     General and administrative
       expenses......................      1,216      1,493      1,751        306        337
     Interest and other expense,
       net...........................        501        534        658        168        199
     Net income (loss)...............      1,097      1,055      1,019          7       (232)
     Pro forma net income
       (loss)(3).....................        677        653        620          8       (132)

  (1) Amounts for Gray Line SF are reported for fiscal years ended October 31, and amounts for Arrow are reported for fiscal years ended September 30.

  (2) Amounts for Gray Line SF are reported for the first quarter ended January 31, 1995 and 1996, respectively, and amounts for Arrow are reported for the first quarter ended December 31, 1994 and 1995, respectively.

  (3) Gives effect to the Compensation Differential, certain tax adjustments related to the taxation of certain Founding Companies as S Corporations prior to the consummation of the Mergers and the tax impact of the Compensation Differential in each period. See Note 11 of Notes to Combined Founding Companies' Financial Statements.

                                      20

              MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                     CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Combined Founding Companies' Financial Statements and related notes thereto and "Selected Combined Founding Companies' Financial Data" appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company's motorcoach revenues are derived from fares charged to individual passengers and fees charged under contracts to provide motorcoach services. Operating expenses consist primarily of salaries and benefits for drivers and mechanics, depreciation, maintenance, fuel, oil, insurance and commissions to agents. General and administrative expenses consist primarily of compensation and related benefits to the Founding Companies' owners and certain key employees, administrative salaries and benefits, marketing, communications and professional fees.

     The Founding Companies have been managed throughout the periods presented as independent private companies, and, as such, their results of operations reflect a variety of tax structures (S Corporations and C Corporations) which have influenced, among other things, their historical levels of owners' compensation. These owners and certain key employees have agreed to certain reductions in their compensation and benefits in connection with the organization of the Company and the Mergers. The differential between the previous compensation and benefits of these individuals and the compensation they have agreed to receive subsequent to the Mergers is referred to as "Compensation Differential." This Compensation Differential and the related income tax effect have been reflected as pro forma adjustments in the Coach USA pro forma financial information. See "Management -- Executive Compensation; Employment Agreements; Covenants-Not-To-Compete."

     The Company has preliminarily analyzed the savings that it expects to realize by consolidating certain general and administrative functions, including reductions in insurance and employee benefit plan expenses. In addition, the Company anticipates that it will realize benefits from: (i) the reduction in interest payments related to the prepayment of a portion of the Founding Companies' debt; (ii) its ability to borrow at lower interest rates than the Founding Companies; and (iii) savings in other general and administrative areas. The Company cannot quantify these savings prior to completion of the Mergers. It is anticipated that these savings will be partially offset by the costs of being a public company and the incremental increase in costs related to the Company's new corporate management. However, these costs also cannot be accurately quantified. Accordingly, neither the anticipated savings nor the anticipated costs have been included in the pro forma financial information included herein. As a result, historical combined results may not be comparable to, or indicative of, future performance.

                                      21

RESULTS OF OPERATIONS--COMBINED

     The combined results discussed below occurred when the combined Founding Companies were not under common control or management and may not be comparable to, or indicative of, future performance. See "Risk
Factors -- Absence of Combined Operating History."

COMBINED RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $6.7 million, or 6.3%, from $106.8 million in 1994 to $113.5 million in 1995. This increase was largely due to: (i) an increase in Gray Line SF's revenues of $4.7 million, or 19.2%, from $24.5 million in 1994 to $29.2 million in 1995, primarily attributable to additional transit services which began during the middle of 1994 and increased sightseeing business in 1995; (ii) an increase in Leisure's revenues of $1.3 million, or 7.3%, from $17.7 million in 1994 to $19.0 million in 1995, primarily attributable to increased charter and transit services and the addition of two daily scheduled routes to Atlantic City; and (iii) an increase in Adventure's revenues of $1.1 million, or 11.0%, from $10.0 million in 1994 to $11.1 million in 1995, primarily attributable to additional airport service between the Atlantic City airport and the Atlantic City casinos. This increase was partially offset by a decrease in Suburban's and Community's revenues of $0.6 million, or 2.0%, from $30.4 million in 1994 to $29.8 million in 1995 and $0.3 million, or 2.1%, from $14.1 million in 1994 to $13.8 million in 1995, respectively.

     OPERATING EXPENSES. Operating expenses increased by $1.4 million, or 1.6%, from $88.3 million in 1994 to $89.7 million in 1995, but declined to 79.0% of revenues in 1995 from 82.7% in 1994. The dollar increase was primarily attributable to a $3.6 million increase, or 18.9%, from $19.0 million in 1994 to $22.6 million in 1995 in Gray Line SF's operating expenses, consistent with its percentage increase in revenues. Gray Line SF's additional operating expenses consisted largely of increased drivers' salaries, agents' commissions and vehicle maintenance expenses. This increase was partially offset by a decrease in Suburban's, Community's and Adventure's operating expenses of $2.2 million, or 8.0%, from $27.5 million in 1994 to $25.3 million in 1995, $0.5 million, or 4.5%, from $12.2 million in 1994 to $11.7 million in 1995, and $0.3 million, or 2.6%, from $8.5 million in 1994 to $8.2 million in 1995, respectively. The decrease in operating expenses as a percentage of revenues was primarily attributable to the 8.0% decrease in Suburban's operating expenses resulting from the decision not to renew a municipal contract, lower salaries, wages and related benefits from favorable revisions of its collective bargaining agreements and changes to Suburban's employee group medical benefits program.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $1.7 million, or 13.6%, from $12.5 million in 1994 to $14.2 million in 1995. This increase was largely due to an increase in owners' compensation in 1995 of $1.1 million and an increase in Gray Line SF's general and administrative expenses consistent with its increase in revenues. The $1.1 million increase in owners' compensation was primarily attributable to an increase in 1995 from the prior year of $0.3 million for Suburban, $0.4 million for Community and $0.3 million for Gray Line SF.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $2.1 million in 1994 and $3.2 million in 1995, increased 60.0%, from $8.0 million, or 7.5% of revenues, in 1994 to $12.8 million, or 11.3% of revenues, in 1995. The increase was attributable to the net increase in revenues of $6.7 million, primarily from additional charter and transit services provided by Gray Line SF, Leisure and Adventure and the reduction of operating expenses as a percentage of revenues, particularly by Suburban, due to its decision not to renew a municipal contract, favorable revisions of its collective bargaining agreements and lower expenses related to its employee group medical benefits program. Specifically, pro forma operating income increased (i) $1.6 million, from $1.2 million in 1994 to $2.8 million in 1995 for Suburban; (ii) $0.5 million, from $1.8 million in 1994 to $2.3 million in

                                      22

1995 for Gray Line SF; (iii) $1.0 million, from $1.8 million in 1994 to $2.8 million in 1995 for Leisure; (iv) $0.5 million, from $0.9 million in 1994 to $1.4 million in 1995 for Community; and (v) $1.2 million, from $0.7 million in 1994 to $1.9 million in 1995 for Adventure. The Compensation Differential increased (i) $0.3 million, from $0.6 million in 1994 to $0.9 million in 1995 for Suburban; (ii) $0.3 million, from $0.1 million in 1994 to $0.4 million in 1995 for Gray Line SF; and (iii) $0.4 million, from $1.0 million in 1994 to $1.4 million in 1995 for Community.

     INTEREST EXPENSE. Interest expense increased $0.5 million, or 17.8%, from $2.7 million in 1994 to $3.2 million in 1995. This increase was largely due to: (i) an increase in Suburban's interest expense of $0.2 million; (ii) an increase in Gray Line SF's interest expense of $0.1 million; and (iii) an increase in Adventure's interest expense of $0.1 million. In each case, the increase resulted from higher outstanding debt during 1995 as a result of equipment purchases.

     OTHER INCOME, NET. Other income, net decreased $0.1 million, or 23.6%, from $0.4 million in 1994 to $0.3 million in 1995, primarily due to gains and losses realized from the sale of transportation equipment by several of the Founding Companies.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, increased 66.7% from $3.6 million, or 3.4% of revenues, in 1994 to $6.0 million, or 5.3% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential of $0.8 million in 1994 and $1.3 million in 1995, and income taxes on S Corporation income and on revenues generated from motorcoaches owned by a stockholder of Gray Line SF which were not included in historical net income of $1.0 million in 1994 and $2.0 million in 1995. Specifically, pro forma net income increased (i) $0.8 million, from $0.7 million in 1994 to $1.5 million in 1995 for Suburban; (ii) $0.2 million, from $0.9 million in 1994 to $1.1 million in 1995 for Gray Line SF; (iii) $0.6 million, from $1.0 million in 1994 to $1.6 million in 1995 for Leisure; (iv) $0.3 million, from $0.4 million in 1994 to $0.7 million in 1995 for Community; and (v) $0.5 million, from $12,000 in 1994 to $0.5 million in 1995 for Adventure.

COMBINED RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $3.7 million, or 3.6%, from $103.1 million in 1993 to $106.8 million in 1994. This increase was largely due to: (i) an increase in Gray Line SF's revenues of $2.4 million, or 10.9%, from $22.1 million in 1993 to $24.5 million in 1994, primarily attributable to the start-up of additional transit and commuter operations and a higher volume of sightseeing business; and (ii) an increase in Adventure's revenues of $1.5 million, or 17.6%, from $8.5 million in 1993 to $10.0 million in 1994, primarily attributable to expanded Atlantic City casino employee shuttle contracts and additional tour and charter business. These increases were partially offset by a decrease in Suburban's revenues of $1.9 million, or 5.9%, from $32.3 million in 1993 to $30.4 million in 1994, primarily attributable to the loss of one municipal contract and the decision to discontinue a low margin municipal contract during 1994.

     OPERATING EXPENSES. Operating expenses increased $2.9 million, or 3.4%, from $85.4 million in 1993 to $88.3 million in 1994, but declined as a percent of revenues from 82.8% in 1993 to 82.7% in 1994. This dollar increase was largely due to: (i) an increase in Gray Line SF's operating expenses of $2.4 million, or 14.5%, from $16.6 million in 1993 to $19.0 million in 1994, primarily attributable to additional fleet, employee and other costs associated with new transit and commuter contracts; (ii) an increase in Community's operating expenses of $1.1 million, or 9.9%, from $11.1 million in 1993 to $12.2 million in 1994, primarily attributable to higher operating activity and increased maintenance expenses; and (iii) an increase in Adventure's operating expenses of $1.8 million, or 26.9%, from $6.7 million in 1993 to $8.5 million in 1994, primarily attributable to an increase in its motorcoach fleet and related maintenance, depreciation and employee expenses. These increases were partially offset by a decrease in Suburban's operating expenses of $1.4 million, or 4.8%, from $28.9 million in 1993 to $27.5 million in 1994, and a decrease in Leisure's operating expenses of $1.4 million, or 9.0%, from $15.5 million in
                                      23

1993 to $14.1 million in 1994, primarily attributable to a reduction in maintenance costs for its transportation equipment.

     GENERAL AND ADMINISTRATIVE EXPENSES. Total general and administrative expenses were $12.5 million, or 12.1% of revenues, in 1993 and $12.5 million, or 11.7% of revenues, in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $1.8 million in 1993 and $2.1 million in 1994, increased 12.7%, from $7.1 million, or 6.9% of revenues, in 1993, to $8.0 million, or 7.5% of revenues, in 1994. The increase was attributable to the net increase in revenues of $3.7 million primarily from additional charter and transit services provided by Gray Line SF and Adventure, offset by Suburban's decrease in revenues from two municipal contracts. The net increase in revenues, along with the decrease in Leisure's operating expenses, were offset by increases in maintenance costs for Adventure and Community attributable to increases in their motorcoach fleet and higher operating activity. Specifically, the pro forma operating income
(i) decreased $0.3 million, from $1.5 million in 1993 to $1.2 million in 1994 for Suburban; (ii) increased $0.3 million, from $1.5 million in 1993 to $1.8 million in 1994 for Gray Line SF; (iii) increased $1.7 million, from $0.1 million in 1993 to $1.8 million in 1994 for Leisure; (iv) decreased $0.3 million, from $1.2 million in 1993 to $0.9 million in 1994 for Community; and
(v) decreased $0.4 million, from $1.1 million in 1993 to $0.7 million in 1994 for Adventure.

     INTEREST EXPENSE. Interest expense increased $0.1 million, or 3.1%, from $2.6 million in 1993 to $2.7 million in 1994.

     OTHER INCOME, NET. Other income, net increased $0.1 million, or 43.8%, from $0.3 million in 1993 to $0.4 million in 1994, primarily due to gains and losses realized from the sale of transportation equipment by several of the Founding Companies.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, was $2.9 million, or 2.8% of revenues, in 1993 compared to $3.6 million, or 3.4% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential of $0.8 million in 1993 and $0.8 million in 1994, and income taxes on S Corporation income and on revenues generated from motorcoaches owned by a stockholder of Gray Line SF which were not included in historical net income of $0.5 million in 1993 and $1.0 million in 1994. Specifically, pro forma net income (i) decreased $0.1 million, or 17.2%, from $0.8 million in 1993 to $0.7 million in 1994 for Suburban; (ii) increased $0.2 million, or 18.0%, from $0.7 million in 1993 to $0.9 million in 1994 for Gray Line SF;
(iii) increased $1.1 million, from a loss of $0.1 million in 1993 to income of $1.0 million in 1994 for Leisure; and (iv) decreased $0.1 million, or 22.9%, from $0.5 million in 1993 to $0.4 million in 1994 for Community.

LIQUIDITY AND CAPITAL RESOURCES--COMBINED

     Net cash provided by combined operating activities was $6.6 million, $8.9 million and $11.0 million for 1993, 1994 and 1995, respectively. The increase in net cash provided by combined operating activities for 1995 as compared to 1994 of $2.1 million was primarily due to an increase in net income of: (i) $0.9 million at Suburban, (ii) $0.8 million at Adventure and (iii) $0.9 million at Leisure.

     Cash used in combined investing activities was $3.1 million, $4.8 million and $10.4 million for 1993, 1994 and 1995, respectively. Cash used in combined investing activities for 1995 was primarily for additions and replacements of motorcoaches and for expansions of facilities, consisting principally of additions to property and equipment, net of proceeds from sales of property and equipment of: (i) $2.8 million at Suburban, (ii) $1.0 million at Community, (iii) $3.4 million at Leisure, (iv) $0.4 million at Adventure and
(v) $2.2 million at Arrow.
                                      24

     Cash used in combined financing activities was $4.6 million, $2.2 million and $1.8 million for 1993, 1994 and 1995, respectively. Cash used in combined financing activities consisted of dividends paid to owners of the individual Founding Companies partially offset by proceeds from issuances of long-term obligations net of repayments. Dividends paid to owners of the individual Founding Companies primarily consisted of payments at: (i) Suburban of $1.1 million, (ii) Leisure of $1.5 million, Community of $0.2 million and Arrow of $0.2 million. These dividend payments were partially offset by proceeds from issuance of long-term obligations net of repayments at: Suburban of $1.2 million, Leisure of $1.0 million and Community of $0.6 million. Grayline SF had net principal payments on long-term obligations of $1.0 million and Adventure had net principal payments on long-term obligations of $0.9 million.

     Combined cash and cash equivalents decreased by $1.1 million in 1993, increased by $1.9 million in 1994 and decreased by $1.2 million in 1995. The decrease in 1995 principally resulted from a decrease of $0.4 million at Suburban and a decrease of $0.9 million at Leisure.

     Coach USA's sole stockholder as of December 31, 1995 has agreed to advance whatever funds are necessary to effect the Mergers and this Offering. These advances will be repaid out of the proceeds of this Offering. As of December 31, 1995, these advances totaled $188,000.

     The Company has received two commitments to provide a $30 million line of credit. The Company has accepted one of these commitments and is currently negotiating a definitive loan agreement. It is anticipated that the lender selected will act as a lead financial institution to develop a syndicate and establish an $80 million line of credit for the Company. The line of credit under the commitment selected will be available for working capital, acquisitions and to finance equipment replacements and additions and to refinance indebtedness not repaid out of the net proceeds of this Offering, subject to normal borrowing base limitations. The commitment provides for revolving credit facilities with a term of either one or two years and will bear interest at LIBOR plus 100 to 125 basis points, with rates increasing as debt levels are raised by the Company. As of December 31, 1995, the combined Founding Companies had total debt of $33.1 million. It is anticipated that approximately $15.9 million of these obligations will be repaid from the net proceeds of the Offering, with the remaining balance to be refinanced with the line of credit discussed above.

     Certain of the Founding Companies have entered into agreements to purchase motorcoaches for delivery in 1996 as follows: (i) Suburban, 10 motorcoaches for $3.0 million, (ii) Leisure, 12 motorcoaches for $3.5 million,
(iii) Community, two motorcoaches for $0.6 million, (iv) Adventure, 11 motorcoaches for $3.1 million and (v) Arrow, 15 motorcoaches for $4.7 million. Each of the applicable Founding Companies has either obtained financing or is currently pursuing financing arrangements for these motorcoaches. The Company expects to realize approximately $2.9 million on the trade in of approximately 30 motorcoaches in connection with its 1996 motorcoach purchases, resulting in net capital expenditures of approximately $12.0 million.

     Certain of the Founding Companies will make cash distributions to their stockholders prior to the Merger which represent the applicable company's estimated S Corporation Accumulated Adjustment Account as follows: (i) Leisure, $3.1 million, (ii) Community, $0.7 million and (iii) Arrow, $0.7 million. These distributions will be funded through cash provided by operating activities of the applicable company and additional debt as needed.

     Suburban, Leisure, Community, Adventure and Arrow each had a working capital deficit as of its most recent balance sheet date. These companies may continue to experience working capital deficits as they pursue their business strategy of growth and expanding services. These companies have historically funded their operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurance, management of each of these companies believes that it has adequate financing alternatives to fund its operations through the first quarter of 1997.

                                      25

RESULTS OF OPERATIONS - SUBURBAN

SUBURBAN RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues decreased $0.6 million, or 2.0%, from $30.4 million in 1994 to $29.8 million in 1995. This decline was primarily attributable to the decision not to renew a municipal transit contract.

     OPERATING EXPENSES. Operating expenses decreased $2.2 million, or 8.0%, from $27.5 million in 1994 to $25.3 million in 1995, and declined to 85.1% of revenues in 1995 from 90.5% in 1994. The decrease in operating expenses was attributable to the decision not to renew a municipal transit contract, lower salaries, wages and related benefits from favorable collective bargaining revisions and changes to the medical benefits program.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, or 12.3%, from $2.3 million in 1994 to $2.6 million in 1995. This increase was the result of an increase in owners" compensation in 1995 of $0.3 million.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.6 million in 1994 and $0.9 million in 1995, increased 133.3%, from $1.2 million, or 3.9% of revenues, in 1994 to $2.8 million, or 9.4% of revenues, in 1995.

     INTEREST AND OTHER EXPENSES, NET. These expenses increased $0.1 million, or 100.0%, from $0.1 million in 1994 to $0.2 million in 1995. This increase was primarily due to an increase in interest expense from higher outstanding debt as a result of equipment purchases, partially offset by an increase in interest income.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 129.8%, from $0.7 million, or 2.2% of revenues, in 1994 to $1.5 million, or 5.1% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

SUBURBAN RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues decreased $1.9 million, or 5.9%, from $32.3 million in 1993 to $30.4 million in 1994. This decrease was primarily due to the loss of one municipal transit contract and the decision to discontinue a low margin municipal transit contract during 1994.

     OPERATING EXPENSES. Operating expenses decreased $1.4 million, or 4.8%, from $28.9 million in 1993 to $27.5 million in 1994, but increased to 90.5% of revenues in 1994 from 89.6% in 1993. The decrease in operating expenses was primarily related to the reduction in municipal transit contract services.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $0.1 million, or 5.5%, from $2.4 million in 1993 to $2.3 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.6 million in 1993 and 1994, decreased 20.0% from $1.5 million, or 4.6% of revenues, in 1993 to $1.2 million, or 3.9% of revenues in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, decreased 17.2% from $0.8 million, or 2.5% of revenues, in 1993 to $0.7 million, or 2.2% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

LIQUIDITY AND CAPITAL RESOURCES - SUBURBAN

     Net cash provided by operating activities was $1.4 million, $1.3 million and $2.4 million for 1993, 1994 and 1995, respectively. The increase in net cash provided by operating activities for 1995 was primarily due to a significant increase in net income, together with a decrease in

                                      26

accounts receivable. Cash used in investing activities was $1.1 million, $1.1 million and $2.8 million for 1993, 1994 and 1995, respectively. Cash used in investing activities for 1995 was primarily used for additions and replacements of motorcoaches. Cash used in (provided by) financing activities was $0.3 million, $0.5 million and ($0.1 million) for 1993, 1994 and 1995, respectively. Cash provided by financing activities for 1995 consisted of proceeds from the issuance of long-term obligations, which were only partially offset by principal payments on long-term obligations and dividends paid to owners of Suburban.

     As a result of the foregoing, cash and cash equivalents increased $0.1 million in 1993, decreased by $0.2 million in 1994 and decreased by $0.4 million in 1995.

     As of December 31, 1995, Suburban had total debt of $5.1 million. Suburban has entered into a commitment to purchase 10 additional motorcoaches during 1996 for approximately $3.0 million. Suburban is currently evaluating various financing alternatives associated with the purchase of these motorcoaches.

     Suburban anticipates that cash flow from operations and bank credit agreements will be sufficient for planned capital expenditures at least through the first quarter of 1997.

RESULTS OF OPERATIONS - GRAY LINE SF

GRAY LINE SF RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $4.7 million, or 19.2%, from $24.5 million in 1994 to $29.2 million in 1995. This increase was primarily attributable to an additional municipal transit contract which began during the middle of 1994 and increased sightseeing business in 1995.

     OPERATING EXPENSES. Operating expenses increased $3.6 million, or 18.9%, from $19.0 million in 1994 to $22.6 million in 1995, and declined to 77.4% of revenues in 1995 from 77.6% in 1994. The increase in operating expenses was consistent with the percentage increase in revenues. The additional operating expenses consisted largely of increased drivers' salaries, agents' commissions and vehicle maintenance expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.9 million, or 23.7%, from $3.8 million in 1994 to $4.7 million in 1995. This increase was consistent with the increase in revenues and an increase in owners' compensation in 1995 of $0.3 million.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.1 million in 1994 and $0.4 million in 1995, increased 27.8%, from $1.8 million, or 7.3% of revenues, in 1994 to $2.3 million, or 7.9% of revenues, in 1995.

     INTEREST AND OTHER EXPENSES, NET. Interest expenses increased $0.1 million, or 32.2%, from $0.4 million in 1994 to $0.6 million in 1995. The increase in interest expense resulted from higher outstanding debt levels during 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 22.2%, from $0.9 million, or 3.7% of revenues, in 1994 to $1.1 million, or 3.8% of revenues, in 1995. The pro forma provision for income taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on revenues generated from motorcoaches owned by a stockholder for which taxes were not required to be provided in Grayline SF's historical net income.

GRAY LINE SF RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $2.4 million, or 10.9%, from $22.1 million in 1993 to $24.5 million in 1994. This increase was primarily attributable to the start up of additional municipal transit contract operations and a higher volume of sightseeing business.
                                      27

     OPERATING EXPENSES. Operating expenses increased $2.4 million, or 14.5%, from $16.6 million in 1993 to $19.0 million in 1994, and increased to 77.6% of revenues in 1994 from 75.1% in 1993. The increase in operating expenses was primarily related to additional fleet, employee and other start up costs associated with new municipal transit contracts.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $0.3 million, or 7.3%, from $4.1 million in 1993 to $3.8 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.1 million in 1993 and 1994, increased 20.0%, from $1.5 million, or 6.8% of revenues, in 1993 to $1.8 million, or 7.3% of revenues, in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 28.6%, from $0.7 million, or 3.2% of revenues, in 1993 to $0.9 million, or 3.7% of revenues, in 1994. The pro forma provision for income taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on revenues generated from motorcoaches owned by a stockholder for which taxes were not required to be provided in Grayline SF's historical net income.

LIQUIDITY AND CAPITAL RESOURCES - GRAY LINE SF

     Net cash provided by (used in) operating activities was $1.4 million, $1.7 million, $1.6 million and $(0.2 million) for 1993, 1994, 1995 and the three months ended January 31, 1996, respectively. Cash used in operating activities for the three months ended January 31, 1996 resulted from a net loss for the period, which was only partially offset by depreciation for the period. Cash used in investing activities was $0.4 million, $1.5 million, $0.4 million and $0.1 million for 1993, 1994, 1995 and the three months ended January 31, 1996, respectively. Cash used in investing activities for 1995 and for the three months ended January 31, 1996 was primarily for additions and replacements of equipment. Cash used in financing activities was $1.2 million, $0.3 million, $1.0 million and $0.1 million for 1993, 1994, 1995 and the three months ended January 31, 1996, respectively. Cash used in financing activities for 1993, 1994, 1995 and for the three months ended January 31, 1996 consisted of net principal payments on long-term obligations.

     As a result of the foregoing, cash and cash equivalents decreased $0.1 million in 1993, was unchanged in 1994, increased by $0.1 million in 1995 and decreased by $0.4 million for the three months ended January 31, 1996.

     As of January 31, 1996, Gray Line SF had total debt of $4.5 million. Gray Line SF has no commitments to purchase additional motorcoaches in 1996. Gray Line SF anticipates that cash flows from operations will be sufficient to meet its liquidity requirements through the first quarter of 1997.

UNAUDITED INTERIM RESULTS - GRAY LINE SF

     Revenues for the three months ended January 31, 1996 increased $0.5 million, or 11.2%, as compared to the three months ended January 31, 1995, largely due to increased levels of municipal transit contracts. Operating expenses increased $0.2 million, or 5.5%, for the three months ended January 31, 1996 compared to the three months ended January 31, 1995. Operating expenses as a percentage of revenues declined from 92.4% for the three months ended January 31, 1995 to 87.7% for the three months ended January 31, 1996 due to fixed costs, primarily depreciation, being spread over a larger revenue base. General and administrative expenses increased $0.3 million, or 20.8%, as a result of additional overhead expenses to support increased revenue levels. Interest expense decreased due to lower levels of average debt outstanding.

                                      28

RESULTS OF OPERATIONS - LEISURE

LEISURE RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $1.3 million, or 7.3%, from $17.7 million in 1994 to $19.0 million in 1995. This increase was primarily attributable to increases in charter and the addition of two daily scheduled routes to Atlantic City.

     OPERATING EXPENSES. Operating expenses increased $0.5 million, or 3.5%, from $14.1 million in 1994 to $14.6 million in 1995, and declined to 76.8% of revenues in 1995 from 79.7% in 1994. The increase in operating expenses was primarily attributable to an increase in its motorcoach fleet and related maintenance, depreciation and employee expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses were unchanged at $1.9 million for 1994 and 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.2 million in 1994 and $0.3 million in 1995, increased 55.6%, from $1.8 million, or 10.2% of revenues, in 1994 to $2.8 million, or 14.7% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 60.0%, from $1.0 million, or 5.6% of revenues, in 1994 to $1.6 million, or 8.4% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

LEISURE RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $0.2 million, or 1.1%, from $17.5 million in 1993 to $17.7 million in 1994.

     OPERATING EXPENSES. Operating expenses decreased $1.4 million, or 9.0%, from $15.5 million in 1993 to $14.1 million in 1994, and decreased to 79.7% of revenues in 1994 from 88.6% in 1993. The decrease in operating expenses was primarily attributable to a reduction in maintenance cost for transportation equipment.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses decreased $0.2 million, or 9.1%, from $2.1 million in 1993 to $1.9 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.2 million in 1993 and 1994, increased from $0.1 million in 1993 to $1.8 million, or 10.2% of revenues, in 1994, primarily as a result of reduced operating expenses.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased from a loss of $0.1 million in 1993 to $1.0 million, or 5.6% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

LIQUIDITY AND CAPITAL RESOURCES - LEISURE

     Net cash provided by operating activities was $1.5 million, $2.7 million and $2.9 million for 1993, 1994 and 1995, respectively. The increase in net cash provided by operating activities for 1995 was primarily due to a significant increase in net income which was only partially offset by changes in operating assets and liabilities. Cash used in investing activities was $0.7 million and $3.4 million for 1993 and 1995, respectively. Cash used in investing activities for 1995 was primarily for additions and replacements of motorcoaches. Cash used in financing activities was $1.6 million, $0.7 million and $0.4 million for 1993, 1994 and 1995. Cash used in financing

                                      29

activities for 1993, 1994 and 1995 consisted of net principal payments on long-term obligations, as well as dividends paid to the owners of Leisure.

     As a result of the foregoing, cash and cash equivalents decreased by $0.8 million in 1993, increased by $2.0 million in 1994 and decreased by $0.9 million in 1995.

     As of December 31, 1995, Leisure had total debt of $4.3 million. Leisure has entered into commitments to purchase 12 replacement motorcoaches during 1996 for approximately $3.5 million and is currently evaluating financing alternatives with its present lending institution.

     Leisure had a working capital deficit at December 31, 1995. Leisure may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. Leisure has historically funded its operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurance, management of Leisure believes that Leisure has adequate financing alternatives to fund its operations through the first quarter of 1997.

RESULTS OF OPERATIONS - COMMUNITY

COMMUNITY RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues decreased $0.3 million, or 2.1%, from $14.1 million in 1994 to $13.8 million in 1995.

     OPERATING EXPENSES. Operating expenses decreased $0.5 million, or 4.1%, from $12.2 million in 1994 to $11.7 million in 1995, and declined to 84.8% of revenues in 1995 from 86.5% in 1994.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.2 million, or 10.0%, from $2.0 million in 1994 to $2.2 million in 1995. This increase was primarily a result of the Compensation Differential increasing from $1.0 million in 1994 to $1.4 million in 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $1.0 million in 1994 and $1.4 million 1995, increased 55.6%, from $0.9 million, or 6.4% of revenues, in 1994 to $1.4 million, or 10.1% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, increased 75.0%, from $0.4 million, or 2.8% of revenues, in 1994 to $0.7 million, or 5.1% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

COMMUNITY RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $0.9 million, or 6.8%, from $13.2 million in 1993 to $14.1 million in 1994.

     OPERATING EXPENSES. Operating expenses increased $1.1 million, or 9.9%, from $11.1 million in 1993 to $12.2 million in 1994, and increased to 86.5% of revenues in 1994 from 84.1% in 1993. The increase in operating expenses was primarily attributable to higher operating activity and increased maintenance expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.2 million, or 11.1%, from $1.8 million in 1993 to $2.0 million in 1994. This increase was the result of Compensation Differential increasing from $0.8 million in 1993 to $1.0 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential of $0.8 million in 1993 and $1.0 million in 1994, decreased from
                                      30

$1.2 million, or 9.1% of revenues, in 1993 to $0.9 million, or 6.4% of revenues, in 1994, primarily as a result of the increased operating expenses.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, decreased 20.0%, from $0.5 million, or 3.8% of revenues, in 1993 to $0.4 million, or 2.8% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

LIQUIDITY AND CAPITAL RESOURCES - COMMUNITY

     Net cash provided by (used in) operating activities was ($0.1 million), $0.9 million and $0.6 million for 1993, 1994 and 1995, respectively. The decrease in net cash provided by operating activities for 1995 was primarily due to an increase in prepaid expenses and other current assets as compared to 1994. Cash used in investing activities was $0.4 million and $1.0 million for 1994 and 1995, respectively. Cash used in investing activities for 1995 was primarily for additions and replacements of motorcoaches. Cash used in (provided by) financing activities was $0.2 million, $0.4 million and ($0.4 million) for 1993, 1994 and 1995. Cash used in financing activities for 1993 and 1994 consisted of net principal payments on long-term obligations, as well as dividends paid to the owners of Community. Cash provided by financing activities for 1995 consisted of proceeds from issuance of long-term obligations which were only partially offset by principal payments on long-term obligations and dividend payments.

     As a result of the foregoing, cash and cash equivalents decreased by $0.3 million in 1993, increased by $0.1 million in 1994 and decreased by $0.1 million in 1995.

     As of December 31, 1995, Community had total debt of $1.7 million. Community has entered into a commitment to purchase two replacement motorcoaches during 1996 for approximately $600,000.

     Community had a working capital deficit as of December 31, 1995. Community may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. Community has historically funded its operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurances, management of Community believes it has adequate financing alternatives to fund its operations through the first quarter of 1997.

RESULTS OF OPERATIONS - ADVENTURE

ADVENTURE RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $1.1 million, or 11.0%, from $10.0 million in 1994 to $11.1 million in 1995. This increase was primarily attributable to additional airport service between the Atlantic City airport and the Atlantic City casinos.

     OPERATING EXPENSES. Operating expenses decreased $0.3 million, or 3.5%, from $8.5 million in 1994 to $8.2 million in 1995, and declined from 85.0% of revenues in 1994 to 73.9% of revenues in 1995. The decrease in operating expense as a percentage of revenues was primarily attributable to a higher utilization of the motorcoach fleet in 1995.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.1 million, or 10.0%, from $1.0 million in 1994 to $1.1 million in 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, increased 171.4%, from $0.7 million, or 7.0% of revenues, in 1994 to $1.9 million, or 17.1% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, increased $0.5 million in 1995 to
                                      31

$0.5 million, or 4.5% of revenues. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

ADVENTURE RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $1.5 million, or 17.6%, from $8.5 million in 1993 to $10.0 million in 1994. This increase was primarily attributable to expanded Atlantic City casino employee shuttle contracts and additional tour and charter business.

     OPERATING EXPENSES. Operating expenses increased $1.8 million, or 26.9%, from $6.7 million in 1993 to $8.5 million in 1994, and increased from 78.8% of revenues in 1993 to 85.0% of revenues in 1994. The increase in operating expenses was primarily attributable to an increase in its motorcoach fleet and related maintenance, depreciation and employee expenses.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.2 million, from $0.8 million in 1993 to $1.0 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, decreased from $1.1 million, or 12.9% of revenues, in 1993 to $0.7 million, or 7.0% of revenues, in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, decreased $0.3 million, or 3.5% of revenues, in 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

LIQUIDITY AND CAPITAL RESOURCES - ADVENTURE

     Net cash provided by operating activities was $0.9 million, $0.8 million and $1.3 million for 1993, 1994 and 1995, respectively. The increase in net cash provided by operating activities for 1995 was primarily due to a significant increase in net income which was only partially offset by changes in operating assets and liabilities. Cash used in investing activities was $1.0 million, $1.0 million and $0.4 million for 1993, 1994 and 1995, respectively. Cash used in investing activities for 1995 was primarily for additions and replacements of motorcoaches. Cash used in (provided by) financing activities was ($0.3 million) and $1.0 million for 1994 and 1995, respectively. Cash provided by financing activities in 1994 consisted of proceeds from the issuance of long-term obligations which were only partially offset by principal payments on long-term obligations and dividend payments to the owners of Adventure. Cash used in financing activities for 1995 consisted of net principal payments on long-term obligations as well as dividends paid.

     As a result of the foregoing, cash and cash equivalents increased by $0.1 million in 1994 and decreased by $0.1 million in 1995.

     As of December 31, 1995, Adventure had total debt of $6.4 million. Adventure has entered into a commitment to purchase 11 motorcoaches during 1996 for approximately $3.1 million (five replacement and six additional motorcoaches). Adventure took delivery of the first two motorcoaches during January 1996 and financed the transaction by issuing two installment promissory notes totaling $515,000. Adventure has received a proposal regarding the financing of the remaining motorcoaches.

     Adventure had a working capital deficit as of December 31, 1995. Adventure may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. Management of Adventure expects that expanded operations will generate sufficient cash flows from operations to meet its working capital needs in 1996. See Note 1 of Notes to Financial Statements of Adventure.

                                      32

RESULTS OF OPERATIONS - ARROW

ARROW RESULTS FOR 1994 COMPARED TO 1995

     REVENUES. Revenues increased $0.7 million, or 7.0%, from $10.0 million in 1994 to $10.7 million in 1995.

     OPERATING EXPENSES. Operating expenses increased $0.2 million, or 2.9%, from $7.0 million in 1994 to $7.2 million in 1995, and declined from 70.0% of revenues in 1994 to 67.3% of revenues in 1995.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, or 20.0%, from $1.5 million in 1994 to $1.8 million in 1995.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, increased 6.3% from $1.6 million, or 16.0% of revenues, in 1994 to $1.7 million, or 15.9% of revenues, in 1995.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for taxes, decreased from $0.7 million in 1994 to $0.6 million, or 5.6% of revenues, in 1995. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

ARROW RESULTS FOR 1993 COMPARED TO 1994

     REVENUES. Revenues increased $0.5 million, or 5.3%, from $9.5 million in 1993 to $10.0 million in 1994.

     OPERATING EXPENSES. Operating expenses increased $0.3 million, or 4.5%, from $6.7 million in 1993 to $7.0 million in 1994, and increased from 70.5% of revenues in 1993 to 70.0% of revenues in 1994.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased $0.3 million, from $1.2 million in 1993 to $1.5 million in 1994.

     PRO FORMA OPERATING INCOME. Pro forma operating income, which has been adjusted for the Compensation Differential, decreased from $1.7 million, or 17.9% of revenues, in 1993 to $1.6 million, or 16.0% of revenues, in 1994.

     PRO FORMA NET INCOME. Pro forma net income, which has been adjusted for the Compensation Differential and the pro forma provision for income taxes, remained unchanged at $0.7 million in 1993 and 1994. The pro forma provision for taxes includes the incremental taxes provided for Federal and state income taxes relating to the Compensation Differential and income taxes on S Corporation income.

LIQUIDITY AND CAPITAL RESOURCES - ARROW

     Net cash provided by operating activities was $1.4 million, $1.5 million, $2.3 million and $0.5 million for 1993, 1994, 1995 and the three months ended December 31, 1995, respectively. The increase in net cash provided by operating activities for 1995 was primarily due to changes in operating assets and liabilities. Cash used in (provided by) investing activities was ($0.1 million), $0.8 million, $2.2 million and $0.7 million for 1993, 1994, 1995 and the three months ended December 31, 1995. Cash used in investing activities for 1995 and the three months ended December 31, 1995 was primarily used for additions and replacements of motorcoaches. Cash used in (provided by) financing activities was $1.4 million, $0.8 million, ($0.1 million) and ($0.1 million) for 1993, 1994, 1995 and the three months ended December 31, 1995, respectively. Cash used in financing activities for 1993, 1994 and the three months ended December 31, 1995 consisted of net principal payments on long-term obligations, as well as dividends paid to the owners of Arrow. Cash provided by financing activities in 1995 consisted of proceeds from the

                                      33

issuance of long-term obligations which were only partially offset by principal payments on long-term obligations and dividend payments.

     As a result of the foregoing, cash and cash equivalents increased by $0.1 million in 1993, decreased by $0.1 million in 1994, increased by $0.1 million in 1995 and decreased by $0.2 million for the three months ended December 31, 1995, respectively.

     As of December 31, 1995, Arrow had total debt of $11.2 million. Arrow has entered into commitments to purchase 15 motorcoaches during 1996 for approximately $4.7 million (including 11 replacement and four additional motorcoaches). Arrow intends to trade in a similar number of motorcoaches and finance the balance with bank debt, which is presently being negotiated.

     Arrow had a working capital deficit as of December 31, 1995. Arrow may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. Arrow has historically funded its operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurance, management of Arrow believes it has adequate financing alternatives to fund its operations through the first quarter of 1997.

UNAUDITED INTERIM RESULTS - ARROW

     Revenues for the three months ended December 31, 1995 decreased $0.2 million, or 8.8%, as compared to the three months ended December 31, 1994, primarily due to decreased levels of charter service. Operating expenses for the three months ended December 31, 1995 decreased $36,000, but increased 6% as a percentage of revenues. This increase was primarily attributable to the additional carrying cost of transportation equipment as Arrow expanded its fleet. General and administrative expenses increased $31,000, or 2%, as Arrow expanded its marketing efforts. Interest expense increased due to higher levels of average debt outstanding resulting from additional motorcoaches purchased with borrowed funds.

SEASONALITY

     The timing of certain holidays, weather conditions and seasonal vacation patterns may cause the Company's quarterly results of operations to fluctuate significantly. The Company expects to realize higher revenues, operating income and net income during the second and third quarters and lower revenues and net income during the first and fourth quarters. The Founding Companies on a combined basis recorded a pro forma net loss for the first quarter of 1996. See "-- Recent Results."

NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121."Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have a material effect, if any, on its combined financial statements. The Company will adopt SFAS 121 in 1996.
                                      34
RECENT RESULTS

     Set forth below are certain comparative unaudited interim results of the Founding Companies on a combined basis for the three months ended March 31, 1995 and 1996:
                             THREE MONTHS ENDED MARCH 31(1)
                             -----------------------------
                                1995                1996
                             ---------           ---------
                                     (IN THOUSANDS)
Revenues .............       $ 23,015            $ 24,221
Net loss .............           (694)               (646)
Pro forma net loss ...           (340)               (282)

- ------------

(1) The combined interim results include Arrow and Gray Line SF for the three months ended March 31 after conforming their respective fiscal year ends to December 31 for both periods.

     Pro forma net losses give effect to the Compensation Differential and certain tax adjustments related to the taxation of certain Founding Companies as S Corporations prior to the consummation of the Mergers and the tax impact of the Compensation Differential in each period.

     The Company incurred a net loss for the first quarter of 1996. See
"-- Seasonality." The revenues of the Founding Companies on a combined basis increased by 5.2% in the first quarter of 1996, compared to the first quarter of 1995, primarily due to increased specialized destination route service to Atlantic City and increased transit services. The decrease in net loss from $694,000 to $646,000, or 6.9%, resulted from operating income remaining constant as a percentage of revenues.

                                   BUSINESS

     The Company will be the largest provider of motorcoach charter, tour and sightseeing services and one of the five largest non-municipal providers of commuter and transit motorcoach services in the United States upon consummation of the Mergers. The Company does not provide regularly scheduled, long-haul, intercity bus service like Greyhound and does not intend to do so. During 1995, Company vehicles traveled more than 40 million miles and provided service to more than 40 million passengers through a fleet of over 760 motorcoaches and other high occupancy vehicles, including 246 motorcoaches provided by various transit authorities pursuant to service contracts. The Company's charter and tour fleet features luxury, European style motorcoaches with plush seats, televisions, VCRs and other amenities.

     Coach USA was founded in September 1995 to create a nationwide motorcoach service provider. Although it has conducted no operations to date, Coach USA has entered into agreements to acquire, simultaneously with the closing of this Offering, the six Founding Companies. The Founding Companies have been in business an average of 41 years and provide regional and local services in the Northeastern, Southwestern and Western United States.

INDUSTRY OVERVIEW

     The motorcoach industry in the United States can be broadly divided into three types of services: (i) recreation and excursion (charter, tour and sightseeing); (ii) commuter and transit; and (iii) regularly scheduled intercity service. The Company only provides the first and second types of services. The motorcoach industry is highly fragmented with approximately 5,000 motorcoach operators providing the first or second type of services, primarily in a single regional or local market. These companies collectively generated approximately $20 billion in revenues in 1995.

     The Company believes that there will be increasing demand for both recreation and excursion services and commuter and transit motorcoach services for a broad range of customers based on a number of factors, including:

          GROWING TRAVEL AND TOURISM INDUSTRY. Travel and tourism is one of the fastest growing industries in the United States. Nationwide charter users include such large organizations as AAA, AARP and convention organizers, whose members are potential users of motorcoach services. As the population of the United States continues to age, the Company believes more people will find motorcoach touring an attractive, low cost alternative to travel by automobile. Also, the number of European and Asian tourists traveling to the United States continues to increase, and motorcoach travel is a popular way for tourists to travel in the United States.

          PRIVATIZATION. The Company expects state and local governments to accelerate their efforts to privatize capital intensive operations, such as commuter and transit services, and ancillary services, such as paratransit services required under the Americans with Disabilities Act. The Company believes that this acceleration will result primarily from a decrease in Federal funds available to subsidize operations and the increasing capital cost of acquiring equipment.

          OUTSOURCING. Many hotels, casinos, rental car companies, colleges and other institutions operate large motorcoach fleets and other high occupancy vehicles. These entities are increasingly seeking to outsource these non-core activities as a means to better manage their capital and operating resources and to improve their profits.

          EXPANDING METROPOLITAN AREAS.   Metropolitan areas are continuing to
     expand geographically and in population. As a result, state and local governments face increasing automobile traffic congestion, deteriorating infrastructures and a continuing migration of offices and commuters to suburban locations. These trends should increase the Company's opportunities to provide motorcoach commuter and transit services. The Company believes that the fuel and emissions efficiency, flexibility and low capital cost of motorcoaches and other high occupancy vehicles will make them increasingly viable alternatives to the high cost of widening existing roads or establishing or expanding other transit and commuter systems, such as subways and commuter trains.

          INCREASING AIRPORT CONGESTION. The number of passengers served by the current United States airport system is estimated to increase by 25% over the next five years. Currently, there is no coordinated effort to provide seamless transportation between planes and motorcoaches, and many passengers continue to use private automobiles for local or regional travel to and from airports. With no major airport expansions expected at most major airports in the next five years, the Company believes that motorcoaches and other high occupancy vehicles can alleviate much of this congestion and address the shortage of convenient parking at many airports.

BUSINESS STRATEGY

     The Company's objective is to be the largest provider of regional and local motorcoach services in the United States. Management plans to achieve this goal by:

     EXPANDING THROUGH ACQUISITIONS. The Company intends to pursue an aggressive acquisition strategy to enhance its position in its current markets and to acquire operations in new markets by:

          ENTERING NEW GEOGRAPHIC MARKETS. The Company intends to expand into geographic markets it does not currently serve by acquiring well-established motorcoach service providers that, like the Founding Companies, are leaders in their regional markets.

          EXPANDING EXISTING MARKETS. The Company also plans to acquire additional motorcoach operations in each of the markets in which it operates, including acquisitions that either broaden the range of services provided by the Company in that market or expand the geographic scope of the Company's operations in that market, as well as tuck-in acquisitions of smaller motorcoach operations. The Company believes that tuck-in acquisitions will increase operating efficiencies without a proportionate increase in administrative costs and, in some instances, will broaden the Company's range of services.

     ACCELERATING INTERNAL GROWTH. A key component of the Company's strategy is to accelerate internal growth at each of the Founding Companies and each subsequently acquired motorcoach business. The Company believes internal growth can be accelerated by:

          ESTABLISHING A NATIONAL SALES AND MARKETING PROGRAM. The travel and tourism industry has experienced significant growth in recent years, and the Company expects this trend to continue. The Company intends to establish a national sales and marketing program as a means to expand its recreational and excursion business. This program will target travel and tour companies, national and international travel agencies and convention organizers, as well as organizations such as AAA, AARP and professional and amateur athletic teams.

          DEVELOPING PRIVATIZATION AND OUTSOURCING OPPORTUNITIES. Of the Company's total revenues in 1995, approximately 16% were derived from operations that had been privatized by a state or municipal transit authority or outsourced by a business within the last 10 years. The Company believes that the trend toward privatization and outsourcing will accelerate, as more transit authorities and businesses such as hotels, casinos, rental car agencies, colleges and other institutions that operate their own motorcoach fleets decide to privatize or outsource non-core operations.

     CAPITALIZING ON NEW CORPORATE STRUCTURE. The Company intends to take advantage of its new corporate structure by:

          CENTRALIZING ADMINISTRATIVE FUNCTIONS. The Company expects that significant cost savings can be achieved through the consolidation of administrative functions such as employee benefits, safety and maintenance programs and risk management. The Company also believes that it will have greater purchasing power in such areas as equipment and parts, fuel, insurance and financing than the Founding Companies had independently.

          INCREASING OPERATING EFFICIENCIES. The Company believes that there are opportunities to eliminate redundant facilities and equipment through coordination among the Founding Companies and other subsequently acquired operations. Additionally, the Company expects to benefit from cross-marketing and increased equipment utilization among the Founding Companies.

ACQUISITION STRATEGY

     The Company believes that there are many attractive acquisition candidates in the motorcoach industry because of the highly fragmented nature of the industry, industry participants' need for capital and their owners' desire for liquidity. The Company intends to pursue an aggressive acquisition program to consolidate and enhance its position in its current markets and to acquire operations in new markets.

     A "primary acquisition" will be one that creates a significant presence for the Company in a new geographic market. The Company intends, where possible, to make a primary acquisition in a targeted market by acquiring an established, high quality local company. As it will do with each of the Founding Companies, the Company, in most cases, will retain management and operating and sales personnel of a primary acquisition in order to maintain continuity of operations and customer service. The Company will seek to increase the acquired company's revenues and improve its profitability by efficiently implementing the Company's operating strategies for internal growth.

     An acquisition in an existing market generally will be smaller than a primary entry acquisition and will enable the Company to offer additional services or expand into secondary markets within the region already served. When justified by the size of an existing market acquisition, the Company expects to retain the management and operating and sales personnel of the acquired company while seeking to improve that company's profitability by efficiently implementing the Company's operating strategies. The Company also intends to effect tuck-in acquisitions of small companies or individual motorcoach operations in existing markets. In most instances, operations acquired in a tuck-in acquisition can be integrated into the Company's existing operations in that market, resulting in elimination of duplicative overhead and operating costs.

     The Company believes that it can successfully implement its acquisition strategy due to: (i) its strategy for creating a national company, which should enhance the acquired company's ability to compete in its local and regional market though an expansion of offered services, improved equipment utilization and lower operating costs; (ii) the additional capital available for new equipment; (iii) the potential for increased profitability as a result of the Company's centralization of certain administrative functions, greater purchasing power and economies of scale; (iv) its financial strength and visibility as a public company; and (v) its decentralized management strategy, which should, in most cases, enable the acquired company's management to remain involved in the operation of the company.

     The Company has analyzed a substantial amount of data on the motorcoach industry and individual businesses within the industry and believes it is well positioned to implement its acquisition program promptly following this Offering. Several of the principals of the Founding Companies have leadership roles in both national and regional motorcoach trade associations, which has allowed these principals to become personally acquainted with operators of motorcoach businesses across the country. The Company believes that the visibility of these individuals within these associations will increase the industry's awareness of the Company and its strategies, thereby attracting interest from local and regional motorcoach operators. Within the past several months, the Company has contacted the owners of a number of motorcoach businesses, several of whom have expressed some interest in having their business acquired by the Company. The Company currently has no binding agreements to effect any acquisition and is not now engaged in any active negotiations to acquire any company. There can be no assurance that the Company's acquisition program will be successful, and the Company cannot predict when, if ever, it will make its first acquisition.

     As consideration for future acquisitions, the Company intends to use various combinations of Common Stock and cash or, possibly, notes. To facilitate its acquisition strategy, the Company intends to register 3,500,000 additional shares of Common Stock under the Securities Act within 90 days after the closing of this Offering. These shares will be available for use by the Company as consideration for future acquisitions.

SERVICES PROVIDED

     The type and level of services provided by the Company vary by market served. The services offered in each of the Company's markets are determined by the management team responsible for that market location and are based on such management's estimate of the demand for a particular service in the market, competition to provide that service and the Company's ability to provide that service consistent with the quality standard that the Company seeks.

     The Company provides services on both a contracted and per seat basis. For contracted services, the Company arranges a fee for the use of the equipment. In these arrangements, the customer contracts the vehicle for use and the Company is paid a rate, generally on a daily or per mile basis, that is not dependent on passenger load factors. In per seat operations, the Company is paid by each individual customer. Fares for these per seat services are usually determined by the Company and payment is received from individual passengers or through a commissioned agent. In some states, these fares are subject to regulatory approval.

RECREATION AND EXCURSION

     CHARTER AND TOUR SERVICES. Charter services are provided on a fixed daily rate, based on mileage and hours of operation. The Company offers both daily and long-term charter and tour arrangements (as long as 14 days) with various levels of luxury and price. The Company has arrangements with tour agencies to provide various levels of service and equipment for agent-sponsored and organized tours. Under these arrangements, the Company contracts with tour agencies to provide the motorcoach and driver at a fixed daily rate. To increase equipment utilization, the Company also regularly offers shorter charter service to various social groups or other organizers for transportation to events or specific destinations. For example, the Company regularly obtains charter business for sporting events at the Meadowlands Sports Complex and day trips for social groups to Atlantic City or other popular destinations. In some instances, the Company organizes its own tours and markets them on a per passenger basis.

     SIGHTSEEING. Per seat sightseeing services are provided on a scheduled basis at an advertised or published price. Typically, customers will make reservations for the tours or can simply board on an "open-door" basis at scheduled locations. Payment is made by the customer, or through the travel agent or the hotel. For example, hourly or day trips are provided throughout the San Francisco Bay area, the Northern California wine country and the Monterey Peninsula by motorcoaches and motorized cable car replicas. The Company uses a network of hotel lobby ticket counters, hotel concierges, travel agents and the international marketing program of Gray Line, an international marketing cooperative, to sell the Company's sightseeing tours.

     AIRPORT SERVICE. The Company picks up passengers at the Atlantic City International Airport and transports them to and from their hotel, casino or convention site. The Company's airport service is typically handled on a fixed schedule and fixed fee service basis. Reservations can be made through the airlines' computerized reservations systems and may be prepaid, although customers are also taken on an "open-door" basis through a service desk at the airport. Returns are arranged through various hotels and at specified pick-up points.

     SPECIALIZED DESTINATION ROUTE. The Company's specialized destination route service includes daily scheduled service to the casinos in Atlantic City from various points in New Jersey, New York, Pennsylvania, Delaware and Maryland, as well as service to Foxwoods Casino in Ledyard, Connecticut from New York and to the casinos in Laughlin, Nevada from Phoenix. Luxury motorcoaches pick passengers up at specified locations. Tickets are sold through agents and at specified locations. Customers are taken on an "open-door" basis or by reservation.

COMMUTER AND TRANSIT SERVICES

     COMMUTER SERVICES. In most of its commuter services, the Company has fixed routes serviced on a daily basis. Most of these routes are owned (as a result of having received Federal or state regular route authority) by the individual Founding Company although one of the Founding Companies has a contract with a municipal transit authority to provide commuter service from Marin County, California to San Francisco on specified routes. Many of the Company's motorcoaches that are dedicated to commuter service are owned by a state or municipal transit authority and provided to the Company at nominal rent or given by such authority to the Company to service a particular route. In all cases, the drivers and operations personnel are employed by the Company and the Company is responsible for maintenance of the equipment. The Company is paid through individual ticket purchases or through a fare box. Contracts with transit authorities for this service typically have one to three year terms and are periodically reviewed for rate and fare increases. The Company provides daily commuter service from various points in New Jersey to New York City as well as from various points in Marin County, California to San Francisco.

     CORPORATE OUTSOURCING CONTRACTS. The Company has agreements with hotels and casinos to provide motorcoaches, drivers and equipment for their employees and customers. The Company contracts with the hotel or casino to provide the schedule of service required by the customer, often 24 hours per day. For example, the Company has contracts to shuttle Atlantic City casino employees from employee parking lots to the casinos and also has the required authority to transport hotel guests between the Atlantic City airport and the hotels.

     PRIVATIZATION TRANSIT CONTRACTS. In privatization transit contracts, the Company has a contract with a transit authority for fixed routes on a daily basis, with the schedule established by the transit authority. The Company operates dedicated equipment owned by the Company or by the transit authority. In each instance, the drivers and operations personnel are employees of the Company and the Company is responsible for equipment maintenance. The Company is paid a fixed amount from the municipality based on number of miles or hours operated. Contracts for this service are typically for three years and are periodically reviewed for rate increases. The Company provides transit services for San Mateo and Santa Clara Counties, California, and for Bergen and Passaic Counties, New Jersey.

SALES AND MARKETING

     The Company has a broad customer base. Although some of the Founding Companies have customers that accounted for more than 10% of such Founding Company's revenues in 1995, no single customer of the Founding Companies on a combined basis accounted for more than 9.2% of their combined revenues in 1995. See Note 6 of Notes to the individual historical financial statements of each of the Founding Companies. Management of the Founding Companies has been responsible for establishing and maintaining relationships with tour organizers, travel agencies and other regular users of charter and tour services as well as pursuing outsourcing and privatization opportunities. Each of the Founding Companies also has a small sales staff that focuses primarily on obtaining specific charter and tour business.

     Historically, most of the Founding Companies have conducted limited marketing. The principal means of marketing charter and tour services has been in telephone directories and through direct mail to customers included in the Founding Companies' data bases, which include civic groups, schools and domestic and foreign tour organizers and travel agencies. Gray Line SF benefits from the international marketing programs of Gray Line. Arrangements have been made with a number of leading hotels in the San Francisco Bay area to provide lobby ticket counters or concierges to promote Gray Line SF's sightseeing tours. Adventure maintains a ticket counter at the Atlantic City airport for its service to hotels, casinos and convention centers.

     The Company's specialized destination route services to casinos in Atlantic City, New Jersey, Foxwoods Casino in Ledyard, Connecticut and casinos in Laughlin, Nevada are promoted by individual casinos. These casinos typically provide incentives to passengers, including vouchers for a small amount of cash to gamble with and a meal at the casino, which are included with each motorcoach ticket purchased. In some instances, the casinos actively advertise these promotions in various media, such as newspapers, television and billboards.

     Once the Company has established operations in a sufficient number of metropolitan areas, the Company intends to implement a targeted national sales and marketing campaign for its recreation and excursion services. The focus of this campaign will be on national users of motorcoach service, such as travel agencies, convention organizers and sports teams. The Company believes that it will have a marketing advantage over its competitors since it will be able to offer consistent, dependable, quality service in various metropolitan areas in the United States, thereby enabling its customers to use the Company's services in multiple locations rather than dealing with numerous regional or local motorcoach operators.

     Contracts with counties and municipalities to provide commuter and transit services are generally obtained through a competitive bidding process. In some instances where the Company is the existing provider, the county or municipality may elect to renegotiate the Company's existing contract instead of putting the contract out for rebid. The Company believes that counties and municipalities consider quality of service, reliability and price to be the most important factors in awarding contracts although other factors, such as financial stability, personnel policies and practices and total cost both to the municipality and the public, are also considered.

OPERATIONS

     All aspects of the Company's daily motorcoach operations are handled on a local basis. Each location has an operations center staffed by customer service personnel, fleet managers and dispatchers. All of the Company's commuter and transit services as well as its sightseeing and specialized destination route services are operated with dedicated fleets of motorcoaches and drivers, and most fleets include back-up vehicles in case of equipment breakdown or higher passenger volume. Because commuter and transit services as well as specialized destination route services involve fixed routes which rarely vary, the dispatch function is limited to communicating with drivers by radio to determine that the motorcoach is in service, the number of passengers embarked and whether the motorcoach is on schedule and to deal with any problems in route. When necessary, dispatchers can communicate necessary modifications in schedules to meet customer demand and increase utilization. Operations personnel schedule individual motorcoaches for recreation and excursion services as charter business is obtained. In many instances, the Company receives bookings for tours and charters well in advance, which enables the Company to predict periods during which equipment utilization is likely to be low. When this occurs, the Company more actively solicits charter business in an effort to maintain equipment utilization or schedules alternative uses for its equipment, particularly during the winter months when tourism declines.
                                       41

     Upon consummation of the Mergers, the Company will retain a decentralized management structure. Most operating decisions will remain at the Founding Company level. At the same time, the Company intends to centralize and maintain certain administrative support activities. The Company believes that by removing the burden and attention-diverting responsibility of administrative and support functions, the principals of the Founding Companies and any other acquired businesses will be able to focus on pursuing new business opportunities and improving equipment utilization and yields.

     The Company believes there will be opportunities to increase equipment utilization following the Mergers by coordination among the Founding Companies and any additional acquired businesses. For example, some motorcoaches that transport passengers into New York City or Atlantic City in the morning are parked until they run the reverse trip at the end of the day. The use of these motorcoaches for day charters and sightseeing could be increased. In addition, equipment stored during the "off-season" could be transported and utilized by another location that has more business during that time.

EQUIPMENT

     The Founding Companies operated a total of over 760 motorcoaches and other high occupancy vehicles as of December 31, 1995. Approximately 130 of these motorcoaches are provided by various transit authorities for nominal rent, with the Company assuming full responsibility for maintenance and repairs. These motorcoaches are provided under contracts to perform transit and commuter services and must be returned to the transit authorities in the event the contracts for them are not renewed. In addition, approximately 116 other motorcoaches have been provided by certain transit authorities to the Founding Companies to operate for the normal useful operating lives thereof, and these motorcoaches must only be returned to such transit authorities if the applicable Founding Company surrenders its routes for which such motorcoaches were provided, or at the end of the normal useful operating lives thereof. The Company's owned fleet of motorcoaches has an average age of six years. Motorcoaches have a useful operating life in excess of 10 years. The Company's replacement policy will depend on the use being made of the particular motorcoach, but the Company expects that on average it will replace motorcoaches every 10 to 12 years. The Company's current fleet of motorcoaches comprises approximately 380 vehicles from one manufacturer, Motorcoach Industries Incorporated, although other manufacturers are represented in the Company's fleet. Most engines and drive trains are manufactured by Detroit Diesel and Allison Transmissions, respectively. This continuity of engine and drive train should enable the Company to implement a standardized, Company-wide maintenance program and allow it to reduce its spare parts inventory. The Company leases most of its tires from Goodyear or Firestone, with the lease payments based on mileage driven on the tires.

MAINTENANCE

     Each of the Founding Companies has a comprehensive preventive maintenance program for its equipment to minimize equipment downtime and prolong equipment life. This program includes regular safety checks when a motorcoach returns to the terminal, regular oil and filter changes, lubrication, cooling system checks and wheel alignment on average every 6,000 to 12,000 miles, and more extensive maintenance procedures at greater intervals. Interiors of motorcoaches are cleaned and exteriors washed usually on a daily basis.

     Repairs and maintenance are performed at 11 maintenance facilities operated by the Founding Companies. These facilities employed a total of 266 mechanics and other maintenance personnel at December 31, 1995. Most maintenance provided by outside facilities results from on-the-road breakdowns or involves major engine overhauls.

     To the extent economically and logistically practicable, the Company intends to share maintenance facilities and personnel among the Founding Companies. The Company expects this

                                      42

will result in a decrease in the percentage of maintenance costs incurred at outside shops and a decrease in total maintenance costs. For example, several of the Founding Companies have motorcoaches parked during the day in Atlantic City where other Founding Companies have maintenance facilities. Preventive maintenance could be performed on these motorcoaches while idle rather than at night when they return to their home facilities. It also may be possible to close some maintenance facilities in areas where there will be multiple maintenance facilities, such as Atlantic City and Philadelphia.

     The Company expects that replacement of older motorcoaches with newer equipment will reduce maintenance costs largely because late model motorcoaches are more reliable and have better engine and power train warranties. In addition, the Company believes that it may be able to negotiate better warranty terms because of the combined negotiating power of the Founding Companies following the Mergers. The Company intends to purchase most of its motorcoaches with standard component specifications, particularly engines and drive trains, thereby reducing the complexity of maintenance and spare parts management. The Company also believes that it may be able to lease or purchase replacement tires on more favorable terms than currently available.

FACILITIES

     All of the Company's facilities will be leased although most of the Founding Companies owned their own facilities prior to the Mergers. As part of the agreements pursuant to which the Founding Companies are being acquired, the Founding Companies which own their facilities are transferring ownership of these facilities to their stockholders or to entities controlled by their stockholders, who will enter into long-term leases with the Company with respect to such facilities. The Company intends whenever possible to require other acquired companies that own facilities to also transfer those facilities to their owners prior to acquisition.

     The Company's facilities consist principally of offices, garages and maintenance facilities. Some of these are single facilities, and other facilities have limited operations, which may not include complete maintenance services. Some of the facilities currently operated by the Company are leased from related parties. See "Certain Transactions -- Leases of Facilities." The Company believes that its facilities are adequate for its current needs.

     Set forth below is information concerning the current facilities of the Founding Companies :

                                                                                        USE
                                                                               ----------------------
              FOUNDING                                                         GARAGE AND
               COMPANY                         LOCATION           ACREAGE      MAINTENANCE    OFFICE
- -------------------------------------   ----------------------   ----------    -----------    -------
Suburban.............................   New Brunswick, NJ            5.8            X            X
                                                                     8.0            X
                                        Hightstown, NJ
                                                                     2.3            X
                                        South Plainfield, NJ
Gray Line SF.........................   San Francisco, CA            3.0            X            X
Leisure..............................   Mahwah, NJ                   4.4            X            X
                                                                     2.3            X
                                        Pleasantville, NJ
                                                                     2.5            X
                                        Philadelphia, PA
Community............................   Passaic, NJ                  4.3            X            X
Adventure............................   Atlantic City, NJ            4.0            X            X
                                                                     2.0            X
                                        Philadelphia, PA
Arrow................................   Phoenix, AZ                  3.5            X            X

     After consummation of the Mergers, the Company believes that the ability of each of the Founding Companies to use garages and maintenance facilities of the other Founding Companies for maintenance and personnel support will increase operating efficiencies for the Company as a whole. For example, the Company is considering eliminating one of the two facilities in the Atlantic City area and one of the two facilities in Philadelphia.

                                      43

     After the completion of this Offering, the Company will lease its principal executive and administrative offices in Houston, Texas, and is currently in the process of obtaining office space for this purpose.

DRIVERS AND OTHER PERSONNEL

     At December 31, 1995, the Founding Companies had approximately 1,800 employees, of whom approximately 1,200 were drivers and approximately 300 were maintenance personnel. The balance included administrative personnel, sales personnel, customer service personnel, fleet managers, dispatchers and safety and training personnel. Of these employees, approximately 1,300 were full-time employees.

     Each of the Founding Companies has established driver retention programs which seek to maintain a sufficient number of qualified drivers to handle passenger service. The Founding Companies historically have had relatively minimal driver turnover among full-time drivers other than for sightseeing and tour services, where the need for drivers varies seasonally. Safety and dependability of drivers are critical to the Company's operations. Drivers are required to comply with all applicable Federal and state driver qualification and safety regulations, including hours of service and medical qualifications, and to hold a Commercial Driver's License issued in conformity with regulations of the FHWA. Drivers are also subjected to drug and alcohol testing requirements imposed by the FHWA, including random, reasonable suspicion and post-accident testing. Driver applicants are required to have significant driving experience and to pass medical examinations.

     Several different unions represent 875 employees of the Company, of whom 793 are drivers. The Company is a party to a number of different collective bargaining agreements which expire at various dates through 1999. In the last 10 years, the Founding Companies have not experienced any work stoppages and believe that relationships with union representatives and union employees are satisfactory.

SAFETY

     Each of the Founding Companies is dedicated to safe operations. The Founding Companies vigorously adhere to the FHWA and comparable state motor carrier safety rules, including rules concerning safe motor vehicle equipment, driver qualifications and safe operation of vehicles. The Founding Companies maintain drug and alcohol testing programs for their drivers in conformity with FHWA and comparable state requirements. The Founding Companies also address accidents and other incidents and take follow-up steps intended to reduce the risk of repeat accidents and incidents.

     The Founding Companies employ safety specialists and maintain safety programs designed to meet the specific needs of the Founding Companies, including field spotters and riders who assess driver performance. In addition, the Founding Companies employ specialists to perform compliance checks and conduct safety tests throughout the Founding Companies' operations. The Founding Companies conduct a number of safety programs designed to promote compliance with rules and regulations and to reduce accidents and injury claims. These programs include incentive programs for accident-free driving, driver safety meetings, distribution of safety bulletins to drivers and participation in national safety associations.

RISK MANAGEMENT AND INSURANCE

     The primary risks in the Company's motorcoach operations are bodily injury, property damage and workers' compensation. The Founding Companies currently maintain insurance against these risks and are subject to liability as self insurers to the extent of the deductible under each policy. After completion of this Offering, the Company intends to obtain and maintain liability insurance for bodily injury and third party property damage in amounts which it considers sufficient, with a deductible for bodily injury and property damage of $100,000 per
                                      44

incident. The workers' compensation policies in the states where most of the Founding Companies' employees are located provide for first dollar coverage. The Company will self insure as to damage or loss to its own equipment, subject to "stop loss" insurance coverage in excess of $250,000 per incident.

FUEL AVAILABILITY AND COST

     Each of the Founding Companies purchases fuel in bulk and stores it at its facilities. See "-- Environmental Matters." Currently, fuel is purchased from a number of suppliers at prevailing market prices. The Company expects that the aggregate volume of fuel purchased by the Founding Companies will create improved negotiating leverage with fuel vendors and may result in lower fuel prices.

     Fuel prices are subject to sudden increases as a result of variations in supply levels and demand. Any sustained increase in fuel prices could adversely affect the Company's results of operations. From time to time, there are efforts at the Federal or state level to increase fuel or highway use taxes, which, if enacted, also could adversely affect the Company's results of operations.

COMPETITION

     The portions of the motorcoach industry in which the Company operates are highly competitive, fragmented and served by numerous operators, most of which serve only a single area or region. The Company's competitors include other operators of motorcoaches and other high occupancy vehicles, such as Laidlaw, Inc. and Ryder System, Inc., operators of passenger automobiles and, to a more limited extent, airlines, Amtrak and commuter rail service providers. Some of the Company's competitors, which vary depending on geographic region and the nature of the service provided, have greater financial, technical and marketing resources and generate greater revenues than the Company in specific regions. The majority of the Company's motorcoach competitors at the Founding Company level consist of small regional operators with a strong presence in their respective markets. The Company believes that as it expands geographically, it may compete with additional national, regional and local transportation service providers.

     The Company believes that the principal competitive factors in the motorcoach industry are reliability, customer service and price, as well as equipment comfort and appearance. In addition, competition with respect to some services is limited in some locations by the difficulty in obtaining required state route authorizations. The Company believes that its ownership of route authorizations provides it with a competitive advantage in certain markets because of the relative difficulty of obtaining these authorizations.

     The Company also will compete for acquisition candidates. The Company believes that its decentralized management philosophy and operating strategies will make it an attractive acquiror to other motorcoach companies. However, no assurance can be given that the Company's acquisition program will be successful or that the Company will be able to compete effectively in its chosen markets.

REGULATION

     As a result of the ICC Termination Act of 1995 (the "Termination Act"), the Interstate Commerce Commission (the "ICC"), which previously regulated motorcoach operators engaged in interstate commerce, was abolished effective January 1, 1996. However, certain of the ICC's regulatory functions were transferred as of that date to the Surface Transportation Board (the "STB"), a new regulatory body established within the United States Department of Transportation (the "USDOT"), and certain other functions were transferred to the United States Secretary of Transportation (the "Secretary"). Under the Termination Act, motorcoach operators engaged in interstate commerce are generally required to be registered with the Secretary, who has

                                      45

delegated responsibility for registration to the Office of Motor Carriers of the FHWA, another body of the USDOT. By virtue of the Termination Act, persons who held operating authority issued by the ICC prior to December 31, 1995 were automatically deemed registered with the Secretary. Each of the Founding Companies, with the exception of certain affiliates of two of the Founding Companies, held authority issued by the ICC prior to December 31, 1995, and, accordingly, each was deemed registered with the FHWA and is now subject to the regulatory requirements of the STB and the FHWA.

     The Bus Regulatory Reform Act of 1982 significantly reduced federal regulation of the motorcoach industry. The Termination Act further lessened regulatory requirements, with the result that the Secretary, the STB and the FHWA have only limited regulatory authority over interstate motorcoach operations. The level of fares is not subject to federal regulation, and motorcoach operators are not required to file tariffs. Motorcoach operators are, however, required by the Termination Act to provide transportation service on reasonable request and to provide safe and adequate service, equipment and facilities. They must also maintain minimum amounts of insurance and file evidence of such insurance with the FHWA. The Secretary and the Board are vested with enforcement authority, including authority to impose civil penalties, with respect to violations of applicable regulatory requirements. The Secretary may also suspend, amend or revoke a registration for willful failure to comply with the Termination Act, with the regulations of the Secretary, the STB or the FHWA or with any condition of the operator's registration.

     The Termination Act preempts states, their political subdivisions and multistate agencies from regulating the scheduling or rates of interstate or intrastate transportation provided by motorcoach operators on interstate routes. However, states may require motorcoach operators to provide notice, not in excess of 30 days, of changes in their schedules. These preemption provisions do not apply to commuter service.

     The Company is subject to extensive FHWA and state regulations with respect to the qualifications of its drivers and the safety of its vehicles and their operation. See "-- Drivers and Other Personnel" and "-- Safety." In addition, the vehicles operated by the Company are required by FHWA regulations to meet Federal noise standards established by the Environmental Protection Agency. The Company believes that the Founding Companies have conducted their operations in substantial compliance with FHWA regulations, and the Company does not believe that ongoing compliance with such regulations will require substantial capital expenditures. Under the Americans with Disabilities Act (the "ADA"), the Company could become obligated to provide accessible vehicles to persons who are disabled under certain circumstances defined in that statute and in USDOT regulations. If the Company were required to make its motorcoaches compatible with ADA regulations, it could result in significant capital expenditures by the Company. The Company is subject to regulation by the Occupational Safety and Health Administration with respect to worker and workplace safety.

     Community, Suburban, Leisure and Adventure are subject to regulation by the New Jersey Department of Transportation (the "NJDOT") in connection with the operation of their vehicles and with respect to the safety of operation and equipment. New Jersey has a comprehensive regulatory scheme, administered by the NJDOT. Although some of New Jersey's regulatory restrictions have been preempted by federal legislation, as described above, New Jersey maintains strong regulatory control over wholly intrastate routes subject to NJDOT jurisdiction. Because these Founding Companies have been granted authority to provide commuter service and scheduled service to Atlantic City, these companies have a competitive advantage. However, there can be no assurance that New Jersey will maintain its current regulatory posture, and any reduction in regulation of motorcoach operators in New Jersey could adversely affect the Company.
                                      46

     The Termination Act requires the STB's approval of any transaction under which a person that is not a regulated motorcoach operator, such as Coach USA, acquires control of two or more STB-regulated motorcoach operators. However, the STB is empowered to exempt persons from this requirement for approval of motorcoach acquisitions. Coach USA filed a petition with the STB seeking such exemption in order to permit the acquisition by Coach USA of those of the Founding Companies and their affiliates that are regulated by the STB. On March 25, 1996, the STB solicited public comments on the exemption petition and fixed an April 11, 1996 deadline for the submission of such comments. No comments were filed in opposition to the exemption petition. The exemption was granted and became effective on May 3, 1996. Further, certain affiliates of the Founding Companies which operate exclusively in New Jersey, and are subject only to NJDOT and not STB jurisdiction, filed petitions with the NJDOT seeking approval to transfer shares of their capital stock in connection with the Mergers. Those petitions were approved effective on May 2, 1996.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to various Federal, state and local environmental laws and regulations governing vehicle emissions, underground and aboveground fuel tanks and the storage, use and disposal of hazardous materials and hazardous waste in connection with the Company's in-house maintenance operations. These laws include the Water Pollution Control Act, the Clean Air Act, as amended, the Resource Conservation and Recovery Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act and various state and local laws. There are underground storage tanks at most of the Company's facilities. The Company also conducts motorcoach washing at its facilities and the resulting waste must be disposed of in accordance with regulatory requirements. In the event of a spill, the Company would be responsible for the cost of the clean-up, which could be significant. As a result of historical operations, there have been spills and releases of hazardous substances, including petroleum and petroleum products, at several of the Founding Companies' facilities. Certain of the Founding Companies have had to remediate these spills and releases at a significant cost to the Founding Companies. However, additional spills and releases of hazardous substances of which the Company is unaware, including spills and releases of petroleum and petroleum products, may have occurred at the Founding Companies' facilities. In addition, with respect to unknown pre-existing contamination at a Founding Company's facilities, each of the stockholders of such Founding Company has agreed to indemnify the Company (up to the amount of consideration such stockholder receives in the Mergers, after satisfaction of a threshold equal to 1% of the aggregate consideration paid to such stockholder) for liabilities in connection with such contamination. If and to the extent that any stockholder of a Founding Company had actual knowledge of a spill or release and did not disclose it to the Company pursuant to the agreement to consummate the Merger, such stockholder has agreed to indemnify the Company for all liabilities in connection with such contamination, not subject to any limit on such indemnification obligation. Some of the Founding Companies have disclosed that from time to time they have spilled or released certain hazardous substances in the course of operating their businesses. The Company will be liable for the costs, if any, in connection with these disclosed spills and releases. As a result of operations at the Founding Companies' facilities, the Company also may be subject to penalties.

     Certain groundwater contamination has occurred at Leisure's facility in Mahwah, New Jersey, principally as a result of leakage from an underground storage tank. As a result of discussions with the State of New Jersey Department of Environmental Protection (the "Department"), in December 1989, Leisure submitted a Ground Water Quality Assessment Program (the "GWQAP") work plan to the Department which outlined a two-phase approach for the site assessment. Phase I and Phase II reports were submitted to the Department in August 1990 and
                                      47

November 1990, respectively. In August 1991, a Phase III report was submitted to the Department, which detailed Leisure's final stage of the assessment program. In July 1992, Leisure entered into a Memorandum of Agreement with the Department as an alternative to the GWQAP under which Leisure will sample and monitor the groundwater contamination under the Department's oversight. A sampling and monitoring schedule was submitted to the Department in September 1992 and was approved by the Department in November 1994. Leisure has undertaken several remedial measures to improve groundwater quality at its facility. The most recent groundwater sampling reports indicate that sampling has been performed in accordance with the Department's Field Sampling Manual and that the remedial measures taken by Leisure have made an improvement in groundwater quality at the site. In addition, at Leisure's facility in Mahwah, Leisure historically discharged certain motorcoach wash and toilet waste into the ground. The Department has indicated that it may require Leisure to connect to the public sanitary sewer system. Leisure has ceased discharging motorcoach wash and toilet waste to the ground and currently hauls this waste off site on a periodic basic for disposal. After consulting with an environmental engineer, Leisure has accrued approximately $220,000 for the anticipated cost of connecting to the sewer system.

     Following this Offering, the Company intends to implement an environmental compliance program at all of its facilities in an effort to prevent or reduce future releases of hazardous substances.

LEGAL PROCEEDINGS

     One or more of the Founding Companies (or other motorcoach operators acquired in the future by the Company) may become subject to litigation in connection with the competitive bidding process for a contract to provide transit or commuter service on behalf of a transit authority. Unsuccessful bidders occasionally will challenge, through a regulatory appeals process or in court, the awarding of the contract and will often name the successful bidder as an additional defendant. The cost of defending such an action can be significant, and if the required competitive bidding procedures were not followed by the transit authority, the authority could be ordered to begin the process over or even award the contract to another bidder.

     Suburban is the plaintiff in a lawsuit against a bus company, Inner Circle Qonexions, Inc. ("Inner Circle"), and the Township of East Brunswick, New Jersey. Suburban has challenged the award to Inner Circle of a contract for access to certain bus terminals in that Township and the Township's right to restrict access to those terminals. Suburban has had access to the terminals under a contract with the Township and has retained its access to the terminals and continues to carry passengers between the terminals and New York City while this litigation is pending. In its complaint, Suburban has alleged that it will lose significant revenues if denied access to the terminals, although Suburban acknowledges that access to the terminals should be open to all motorcoach operators with the proper authority. The suit was filed in United States District Court for the District of New Jersey in 1994, and the court initially denied Suburban's request for an injunction against the granting of the award. However, on Suburban's request for reconsideration, the court vacated its order denying the injunction in March 1996. Proceedings in the case are continuing. Suburban is unable to predict whether it will prevail in this litigation and whether it will be able to recoup a significant portion of its lost revenues. Moreover, even if Suburban prevails in this litigation, it could face competition at the terminals to which it is not currently subject.

     From time to time, each of the Founding Companies is a party to routine litigation incidental to its business, primarily involving claims for personal injury or property damage incurred in the transportation of its passengers. The Company is not aware of any pending claims or threatened claims which, if adversely determined, might materially affect the Company's operating results or financial condition.
                                       48

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth information concerning the Company's directors, executive officers and certain key employees, and those persons who will become directors and executive officers in connection with this Offering.

                NAME                   AGE               POSITION
- ------------------------------------   --- -------------------------------------
Richard H. Kristinik................   56  Chairman of the Board and Chief
                                           Executive Officer

John Mercadante, Jr.................   51  President and Chief Operating
                                           Officer; Director; President and
                                             Chief Executive Officer of
                                             Adventure

Kenneth Kuchin......................   42  Vice Chairman of the Board; Senior
                                           Vice President -- Northeast Region;
                                             President of Suburban

Douglas M. Cerny....................   37  Senior Vice President, General
                                           Counsel and Secretary

Frank P. Gallagher..................   52  Senior Vice President -- Corporate
                                           Development; Director; President and
                                             Chief Executive Officer of Commu-
                                             nity

Lawrence K. King....................   39  Senior Vice President and Chief
                                           Financial Officer; Director

Gerald Mercadante...................   49  Senior Vice President -- Northeast
                                           Region Operations; Director;
                                             President of Leisure

Charles D. Busskohl.................   63  Director; Chairman and Chief
                                           Executive Officer of Arrow

Steven S. Harter....................   33  Director

William J. Lynch....................   54  Director

Paul M. Verrochi....................   47  Director

Thomas A. Werbe.....................   44  Director; President of Gray Line SF

Jon M. Garfield(1)..................   32  Vice President -- Acquisitions

Raymond K. Turner(1)................   39  Vice President and Treasurer

Steven T. Zellers(1)................   35  Vice President and Comptroller

Robert K. Werbe(1)..................   68  Chairman of the Board of Gray Line SF

- ------------

(1) Key Employee

     Richard H. Kristinik has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1996. Prior to that time, Mr. Kristinik was a Partner with Arthur Andersen LLP from 1973 to March 1996, serving in its Houston office for all those years, except for the period from 1979 to 1984, when he served as Managing Partner of the Tulsa office, and the period from 1985 to 1989, when he served as Managing Partner of the Denver office.

     John Mercadante, Jr. will become President and Chief Operating Officer and a director of the Company upon consummation of this Offering. Mr. Mercadante co-founded Leisure with his brother, Gerald Mercadante, in 1970 and acquired Adventure in 1988. He has served as Adventure's President and Chief Operating Officer since 1988 and will continue in that capacity after the consummation of this Offering. Mr Mercadante is currently the President of the Atlantic City Bus Operators Association and a director of the New Jersey Motor Bus Association, both motorcoach trade associations.


     Kenneth Kuchin will become Vice Chairman of the Board and Senior Vice President -- Northeast Region of the Company upon consummation of this Offering. He has been employed by Suburban since 1975, has served as Suburban's
President and Chief Executive Officer since 1990 and will continue to serve in that capacity after the consummation of this Offering.

                                      49

     Douglas M. Cerny has been Senior Vice President, General Counsel and Secretary of the Company since January 1996. From February 1994 through January 1996, he was Vice President and General Counsel of Medical Review Systems, Inc., a privately held health care cost-containment services company which was acquired by Equifax, Inc. in March 1995. Between March 1995 and January 1996, Mr. Cerny provided operational support in the transition of operations to Equifax, Inc. From July 1988 through February 1994, Mr. Cerny was Vice President and Corporate Counsel and then Vice President and General Counsel of Allwaste, Inc., a publicly traded environmental services company.

     Frank P. Gallagher will become Senior Vice President -- Corporate Development and a director of the Company upon consummation of this Offering. Mr. Gallagher has served as President and Chief Executive Officer of Community since 1969 and will continue to serve in that capacity after the consummation of this Offering. Mr. Gallagher currently serves as the President of the New Jersey Motor Bus Association and President of Bus Park of Atlantic City, a bus parking cooperative.

     Lawrence K. King has served as Senior Vice President and Chief Financial Officer and a director of the Company since December 1995. From 1992 until December 1995, Mr. King was Executive Vice President, Secretary, Treasurer and Chief Financial Officer of SI Diamond Technology, Inc., a publicly traded technology development company. From 1988 to 1991, he served as Assistant Secretary and Treasurer of The Permian Corporation, the general partner of Permian Partners L.P., a publicly traded crude oil, trucking, transportation and distribution master limited partnership. From 1979 to 1988, Mr. King served in a number of positions as a certified public accountant with Arthur Andersen LLP.

     Gerald Mercadante will become Regional Vice President and a director of the Company upon consummation of this Offering. Mr. Mercadante co-founded Leisure in 1970, has been President and Chief Executive Officer of Leisure since 1980 and will continue to serve in that capacity after the consummation of this Offering.

     Charles D. Busskohl will become a director of the Company upon consummation of this Offering. He has been employed by Arrow since 1960 and has served as Arrow's Chairman for six years and as Chief Executive Officer for 34 years. Mr. Busskohl was a founder of the United Motorcoach Association, a motorcoach trade association. Mr. Busskohl will continue to serve as Chief Executive Officer of Arrow after the consummation of this Offering.

     Steven S. Harter has been a director of the Company since September 1995. Mr. Harter is President of Notre Capital Ventures II, L.L.C., a consolidator of highly fragmented businesses. Mr. Harter was Senior Vice President of Notre Capital Ventures, Ltd. from June 1993 through July 1995 and was the Notre principal primarily responsible for the initial public offerings of US Delivery Systems, Inc. and Physicians Resource Group, Inc. From April 1989 to June 1993, Mr. Harter was Director of Mergers and Acquisitions for Allwaste, Inc. From May 1984 to April 1989, Mr. Harter was a certified public accountant with Arthur Andersen LLP.


     William J. Lynch will become a director of the Company upon the commencement of this Offering. Mr. Lynch is a Managing Director of Capstone Partners, LLC, a special situations venture capital firm. From October 1989 to March 1996, Mr. Lynch was a partner of the law firm of Morgan, Lewis & Bockius LLP. Mr. Lynch also serves as a director of Sanifill, Inc., a publicly traded environmental services company, and is an investor in Notre Capital Ventures II, L.L.C.

     Paul M. Verrochi will become a director of the Company upon the commencement of this Offering. Mr. Verrochi has served as Chairman of the Board of American Medical Response, Inc., a publicly traded provider of ambulance services, since its inception in February 1992. Since February 1992, he has also been a Principal of Exel Holdings, Ltd., a privately-held investment firm he co-founded. From April 1989 to December 1990, Mr. Verrochi was President of Allwaste Asbestos Abatement, Inc., a subsidiary of Allwaste, Inc. Mr. Verrochi was a founder of American

                                      50

Environmental Group, a regional asbestos abatement company, and served as Chairman of its Board of Directors from July 1987 until April 1989, when it was acquired by Allwaste, Inc.

     Thomas A. Werbe will become a director of the Company upon consummation of this Offering. Mr. Werbe is the President of Gray Line SF and has been a director of Gray Line SF for more than five years.

     Jon M. Garfield has served as Vice President -- Acquisitions of the Company since February 1996. From 1991 until joining the Company, Mr. Garfield served as Assistant Corporate Controller of Maxxim Medical, Inc., a publicly traded manufacturer of medical devices. Mr. Garfield served as a certified public accountant for Coopers & Lybrand from 1990 to 1991. Mr. Garfield served as Accounting Manager for Premisys Realty from 1989 to 1990. From 1986 to 1989, Mr. Garfield was a certified public accountant with Arthur Andersen LLP.


     Raymond K. Turner became Vice President and Treasurer of the Company in February 1996. From 1989 until joining the Company, Mr. Turner held various accounting and financial positions, including Treasurer and Regional Controller, with Allwaste, Inc. From 1983 until 1989, Mr. Turner was a certified public accountant with Arthur Andersen LLP.


     Steven T. Zellers has served as Vice President and Comptroller of the Company since December 1995. From 1993 until joining the Company, Mr. Zellers was Director of Finance and an officer of a privately held manufacturing company. From 1988 to 1992, Mr. Zellers was Assistant Controller of Gundle Environmental Corporation, a publicly traded environmental company. From 1984 to 1988, Mr. Zellers was a certified public accountant with Arthur Andersen LLP.

     Robert K. Werbe has been the Chairman of the Board and Chief Executive Officer of Gray Line SF for over 15 years. Mr. Werbe is the father of Thomas A. Werbe, who will become a director of the Company upon consummation of this Offering.

     Effective upon consummation of this Offering, the Board of Directors will be divided into three classes of four, four and three directors, respectively, with directors serving staggered three-year terms, expiring at the annual meeting of stockholders in 1997, 1998 and 1999, respectively. At each annual meeting of stockholders, one class of directors will be elected for a full term of three years to succeed that class of directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.

     The Board of Directors has established an Audit Committee and a Compensation Committee, effective upon the consummation of this Offering. The members of the Audit Committee and the Compensation Committee will be Messrs. Harter, Lynch and Verrochi.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries will not receive additional compensation for serving as directors. Each director who is not an employee of the Company, or one of its subsidiaries will receive a fee of $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). In addition, under the Company's 1996 Non-Employee Directors' Stock Plan, each non-employee director will automatically receive an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director, and, subject to a certain exception, an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director. Each non-employee director also may elect to receive shares of Common Stock or credits representing "deferred shares" in lieu of cash directors' fees. See "-- 1996 Non-Employee Directors' Stock Plan." Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof incurred in their capacity as directors.

                                      51

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company was incorporated in September 1995, has conducted limited operations and generated no revenue to date and did not pay any of its executive officers compensation during 1995. The Company anticipates that during 1996 its most highly compensated executive officers will be Messrs. Kristinik, John Mercadante, Kuchin, Cerny, Gallagher, King and Gerald Mercadante.

     Each of Messrs. John Mercadante, Kuchin, Gallagher and Gerald Mercadante will enter into an employment agreement with the Company and a Founding Company providing for an annual base salary of $150,000 and a bonus to be determined annually pursuant to an incentive bonus plan to be established by the Company. Each employment agreement will be for a term of five years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements will provide that, in the event of a termination of employment by the Company without cause during the first three years of the employment term (the "Initial Term"), the employee will be entitled to receive from the Company an amount equal to his then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Messrs. Busskohl and Robert Werbe will enter into an employment agreement with Arrow and Gray Line SF, respectively, containing substantially similar terms.

     Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

     Each of Messrs. Kristinik, Cerny and King will enter into an employment agreement with the Company providing for an annual base salary of $150,000 and a bonus to be determined annually pursuant to an incentive bonus plan to be established by the Company. Each employment agreement will be for a term of three years, and unless terminated or not renewed by the Company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements will provide that, in the event of a termination of employment by the Company without cause, the employee will be entitled to receive from the Company an amount equal to one year's salary, payable in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the initial three-year term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In addition, the non- competition provisions of the employment agreement would not apply. In the event the

                                      52

employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during such initial term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination.

     Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

1996 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1995. In March 1996, the Board of Directors and the Company's stockholders approved the Company's 1996 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees, consultants and other service providers with additional incentives by increasing their ownership interests in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"), (ii) stock appreciation rights ("SARs"),
(iii) restricted or deferred stock, (iv) dividend equivalents and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock.

     The Compensation Committee will administer the Plan and generally select the individuals who will receive awards and the terms and conditions of those awards. The maximum number of shares of Common Stock that may be subject to outstanding awards, determined immediately after the grant of any award, may not exceed the greater of 1,500,000 shares or 15% of the aggregate number of shares of Common Stock outstanding. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.


     In connection with this Offering, NQSOs to purchase a total of 495,000 shares of Common Stock of the Company have been granted as follows: 200,000 shares to Mr. Kristinik, 100,000 shares to Mr. Cerny, 100,000 shares to Mr. King and 95,000 shares to other management. In addition, options to purchase approximately 650,000 shares will be granted to the employees of the Founding Companies. The grants of all of the foregoing options will be effective as of the commencement of this Offering and each will have an exercise price equal to the initial public offering price per share in this Offering. These options will vest at the rate of 20% per year commencing on June 30, 1997, and will expire 10 years from the date of grant or three months following termination of employment.


1996 NON-EMPLOYEE DIRECTORS' STOCK PLAN


     The Company's 1996 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in March 1996, provides for (i) the automatic grant to each non-employee director serving at the commencement of this Offering of an option to purchase 10,000 shares, and thereafter (ii) the automatic grant to each non-employee director of an option to purchase 10,000 shares upon such person's initial election as a director. In addition, the Directors' Plan provides for an

                                      53

automatic annual grant to each non-employee director of an option to purchase 5,000 shares at each annual meeting of stockholders following this Offering; provided, however, that if the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election, such person will not be granted an option to purchase 5,000 shares of Common Stock at such annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. The options granted to Messrs. Harter, Lynch and Verrochi effective upon the commencement of this Offering will have an exercise price equal to the initial public offering price per share in this Offering. Options will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and options will be immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" settleable at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.


                             CERTAIN TRANSACTIONS

ORGANIZATION OF THE COMPANY


     In connection with the formation of the Company, the Company issued approximately 147 shares of Common Stock for $1,000 to Notre Capital Ventures II, L.L.C., a Texas limited liability company ("Notre"). Mr. Harter is the President of Notre and a director of the Company. Subsequently, the Company declared a stock dividend of 9,999 shares of Common Stock for each share of Common Stock outstanding. In addition, the Company sold 692,000 shares (as adjusted for the stock dividend) of Common Stock at $.01 per share to various members of management, including: Richard H. Kristinik -- 200,000 shares of Common Stock, Lawrence K. King -- 114,000 shares of Common Stock and Douglas M. Cerny -- 114,000 shares of Common Stock. The Company issued 75,000 shares of Common Stock to a trust for the benefit of the children of Paul M. Verrochi, who will become a director of the Company upon the commencement of this Offering, and granted options to purchase 10,000 shares of Common Stock, effective upon the commencement of this Offering, to Messrs. Verrochi and Harter and to William
J. Lynch, who also will become a director of the Company upon the commencement of this Offering and who is an investor in Notre. In addition, Notre agreed to advance whatever funds were necessary to effect the Mergers and this Offering and had outstanding as of December 31, 1995 advances to the Company in the aggregate amount of $188,000, all of which are on a noninterest-bearing basis. All of Notre's advances will be repaid out of the proceeds of this Offering.

     Simultaneously with the closing of this Offering, Coach USA will acquire by merger all of the issued and outstanding stock of the six Founding Companies, at which time each Founding Company will become a wholly owned subsidiary of the Company. The aggregate consideration to be paid by Coach USA in the Mergers is approximately $88.4 million, consisting of approximately $22.1 million in cash and 5,099,687 shares of Common Stock. In addition, immediately prior to the Mergers certain of the Founding Companies will make distributions of approximately $4.5 million, representing S Corporation earnings previously taxed to their respective stockholders. Also, prior to the Mergers, certain of the Founding Companies will distribute to their respective stockholders approximately $4.2 million in net book value of assets and approximately $700,000 of related liabilities.


     The consummation of each Merger is subject to customary conditions. These conditions include, among others, the continuing accuracy on the closing date of the Mergers of the representations and warranties of the Founding Companies and the principal stockholders thereof and of Coach USA, the performance by each of them of all covenants included in the

                                      54

agreements relating to the Mergers and the nonexistence of a material adverse change in the results of operations, financial condition or business of each Founding Company.

     There can be no assurance that the conditions of the Mergers will be satisfied or waived or that the acquisition agreements will not be terminated prior to consummation. If any of the Mergers is terminated for any reason, the Company likely will not consummate this Offering on the terms described herein.


     The aggregate consideration to be paid by Coach USA for each of the Founding Companies is as follows: Suburban: $24,929,992, consisting of $7,479,000 to be paid in cash and 1,342,384 shares of Common Stock; Gray Line
SF: $16,298,215, consisting of $4,889,467 to be paid in cash and 877,596 shares of Common Stock; Leisure: $19,980,999, consisting of $3,824,300 to be paid in cash and 1,242,823 shares of Common Stock; Community: $9,593,997, consisting of $2,419,700 to be paid in cash and 551,869 shares of Common Stock; Adventure:
$9,841,000, consisting of $2,952,300 to be paid in cash and 529,900 shares of Common Stock; and Arrow: $7,760,995, consisting of $544,500 to be paid in cash and 555,115 shares of Common Stock.


     Pursuant to the agreements to be entered into in connection with the Mergers, the stockholders of the Founding Companies have agreed not to compete with the Company for five years, commencing on the date of consummation of this Offering.


     Each of the Founding Companies has incurred indebtedness which has been personally guaranteed by its stockholders or by entities controlled by its stockholders. At December 31, 1995, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $11.6 million. The Company intends to repay substantially all of such indebtedness following the consummation of this Offering and to use its best efforts to have the personal guarantees of the balance of this indebtedness released within 120 days after the closing of this Offering and, in the event that any guarantee cannot be released, to repay the balance of such indebtedness. See "Use of Proceeds."

     In connection with the Mergers, and as consideration for their interests in the Founding Companies, certain officers, directors, key employees and holders of more than 5% of the outstanding shares of the Company, together with their spouses and trusts for which they act as trustees, will receive cash and shares of Common Stock of the Company as follows: Mr. Kuchin -- $6,748,229 and 1,211,219 shares of Common Stock; Mr. Thomas Werbe_-- $1,955,787 and 351,038 shares of Common Stock; Mr. Robert Werbe -- $488,947 and 87,760 shares of
Common Stock; Mr. Gerald Mercadante -- $3,250,649 and 1,056,400 shares of
Common Stock; Mr. Gallagher -- $867,319 and 197,800 shares of Common Stock; Mr. John Mercadante -- $2,214,225 and 397,425 shares of Common Stock; and Mr. Busskohl -- $544,043 and 550,451 shares of Common Stock.

LEASES OF FACILITIES

     In connection with the Mergers, the Company will assume three leases by Suburban of properties in South Plainfield, Hightstown and New Brunswick, New Jersey that are owned by Mr. Sidney Kuchin and used by Suburban for its motorcoach operations. Mr. Sidney Kuchin is Mr. Kenneth Kuchin's father and a shareholder of Suburban. Suburban is responsible for all real estate taxes, insurance and maintenance. The terms of the leases are through October 31, 2030 and provide for aggregate annual rentals of approximately $342,000 with periodic 10% increases every five years commencing November 1, 1998. The Company believes that the rent for such properties does not exceed the fair market rental thereof.

     In connection with the Mergers, the Company will assume leases by Community of properties in Passaic, New Jersey used by Community in its motorcoach operations that are owned by companies controlled by Mr. Frank P. Gallagher and members of his family. Community is responsible for all real estate taxes, insurance and maintenance. The terms of the leases are for five years and provide for five one year extensions in favor of the Company. The leases

                                      55

commenced January 1, 1996 and provide for aggregate annual rentals of approximately $195,000. The Company believes that the rent for such properties does not exceed the fair market rental thereof.


     Coach USA has adopted a policy that, wherever possible, it will not own any real property. Therefore, Coach USA has required the two Founding Companies described below that own real property to agree to transfer such real property to their stockholders or to entities controlled by their stockholders prior to the Mergers. Accordingly, two properties owned by Leisure and used for its motorcoach operations with a net book value of $1,879,000 as of December 31, 1995 will be transferred to an entity controlled by the stockholders thereof, including Mr. Gerald Mercadante, prior to the Mergers and then leased to the Company. These leases were negotiated between the General Counsel of Coach USA and counsel for Leisure. These leases have terms of five years and 10 years, respectively, with an option in favor of the Company to extend the leases for five or 10 years at the end of the original lease period, and provide for aggregate annual rentals of approximately $77,000. Leisure will be responsible for all real estate taxes, insurance and maintenance. The Company believes that the rent for such properties does not exceed the fair market rental thereof. See the Pro Forma Combined Financial Statements of the Company.

     Certain properties owned by Arrow with a net book value of $1,412,000 as of September 30, 1995 will be transferred to the stockholders thereof, including Mr. Charles Busskohl, prior to the Mergers and then leased to the Company. These leases were negotiated between the General Counsel of Coach USA and counsel for Arrow and are for a term of five years with five renewal options for five years and provide for aggregate annual rentals of approximately $76,000. Arrow will be responsible for all real estate taxes, insurance and maintenance. The Company believes that the rent for such properties will not exceed the fair market rental thereof. See the Pro Forma Combined Financial Statements of the Company.

     The values of the properties to be transferred to Arrow and Leisure were determined by negotiations between representatives of Coach USA and such Founding Companies and are less than or equal to their respective fair market values.

OTHER TRANSACTIONS

     Gray Line SF owed Grosvenor Properties, Ltd., a company owned by Mr. Robert
K. Werbe and his brother, approximately $1,552,000 as of October 31, 1994 and approximately $300,000 as of October 31, 1995. This loan bears interest at the prime rate plus 1% and matures in October 2000. Gray Line SF owed Mr. Robert K. Werbe approximately $256,000 as of October 31, 1994, and Mr. Robert K. Werbe owed Gray Line SF approximately $225,000 and $229,000 as of October 31, 1994 and 1995, respectively. These loans are unsecured, noninterest-bearing and payable upon demand.

     Community owed Ms. Alice Gallagher, a shareholder of Community, approximately $132,000 and $171,000 as of December 31, 1994 and 1995, respectively. These loans are unsecured, bear interest at 10.5% and are payable in monthly installments of approximately $12,000.

     Adventure owed Mr. John Mercadante and his sister approximately $315,000 as of December 31, 1994 and 1995, respectively. These loans are unsecured, noninterest-bearing and payable upon demand.

     Suburban has outstanding accounts receivable from Mr. Kenneth Kuchin totaling $194,000 and Sidney Kutchin totaling $458,000 as of December 31, 1995. These receivables are unsecured, noninterest-bearing and payable on demand.

     All of the loans to and from the Founding Companies described in this section will be repaid in connection with the Mergers and this Offering.

                                      56

     The Company has entered into agreements with Exel Motorcoach Partnership ("Exel") whereby Exel will provide introductions to other motorcoach businesses and other consulting services for a term of three years. The consideration to be paid to Exel will be approximately $100,000 per year. In addition, Exel will be paid a commission on any acquisition completed by the Company with motorcoach businesses introduced to it by Exel, based on a formula ranging from 5% of the first $1,000,000 of consideration paid for the acquired business to 1% of the consideration in excess of $4,000,000 paid for such business. Mr. Verrochi, who will become a director of the Company upon the commencement of this Offering, is a principal of Exel.

COMPANY POLICY

     In the future, any transactions with officers, directors and holders of more than 5% of the Common Stock will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors.

                                      57

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company, after giving effect to the Mergers and this Offering, by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors and persons who have consented to be named as directors ("named directors"); (iii) each named executive officer; and (iv) all executive officers, directors and named directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.


                                         SHARES BENEFICIALLY
                                                OWNED
                                            AFTER OFFERING
                                        ----------------------
                NAME                     NUMBER        PERCENT
- -------------------------------------   ---------      -------
Richard H. Kristinik(1)..............     200,000         1.8%
Kenneth Kuchin(2)....................   1,211,219        11.1
John Mercadante, Jr.(3)..............     397,425         3.7
Douglas M. Cerny(4)..................     114,000         1.0
Frank P. Gallagher(5)................     197,800         1.8
Lawrence K. King(4)..................     114,000         1.0
Gerald Mercadante(6).................   1,056,400         9.7
Charles D. Busskohl(7)...............     550,451         5.1
Steven S. Harter(8)..................   1,336,352        12.3
William J. Lynch(9)..................      10,000         0.1
Paul M. Verrochi(10).................      85,000         0.8
Thomas A. Werbe(11)..................     351,038         3.2
Notre Capital Ventures II,
  L.L.C.(12).........................   1,326,352        12.2
All executive officers, directors and
  named directors as a group
  (12 persons).......................   5,623,685        51.6

(1) Does not include 200,000 shares which may be acquired upon the exercise of options not exercisable within 60 days. These shares will be transferred to the Kristinik Family Partnership, of which Mr. Kristinik will be the general partner.
(2) Includes 383,299 shares held in a trust for the benefit of Mr. Kuchin's daughter and with respect to which Mr. Kuchin is a trustee.
(3) Includes 137,774 shares to be acquired by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership.
(4) Does not include 100,000 shares which may be acquired upon the exercise of options not exercisable within 60 days.
(5) Includes 90,885 shares to be acquired by Mr. Gallagher's spouse, as to which shares Mr. Gallagher disclaims beneficial ownership, and 16,039 shares held in a trust for the benefit of Mr. Gallagher's daughter and with respect to which Mr. Gallagher is a trustee.
(6) Includes 186,423 shares to be acquired by Mr. Mercadante's spouse, as to which shares Mr. Mercadante disclaims beneficial ownership.
(7) These shares are held in two family trusts with respect to which Mr. Busskohl is a trustee.
(8) Includes 10,000 shares which may be issued upon exercise of options granted under the Directors' Plan effective as of the commencement of this Offering and 1,326,352 shares of Common Stock issued to Notre. Mr. Harter is the President of Notre.
(9) Includes 10,000 shares which may be issued upon exercise of options granted under the Directors' Plan effective as of the commencement of this Offering.
(10) Includes 10,000 shares which may be issued upon exercise of options granted under the Directors' Plan effective as of the commencement of this Offering and 75,000 shares held in a trust, for the benefit of Mr. Verrochi's children, as to which shares Mr. Verrochi disclaims beneficial ownership.
(11) These shares are held in the Robert K. Werbe Grantor Retained Annuity Trust, and Mr. Thomas Werbe is a trustee of such trust.
(12) Does not include the 10,000 shares which may be acquired by Mr. Harter, the President of Notre, upon exercise of options granted to him under the Directors' Plan effective as of the commencement of this Offering.

                                      58

                         DESCRIPTION OF CAPITAL STOCK
GENERAL

     The Company's authorized capital stock consists of 30,000,000 shares of Common Stock, par value $.01 per share, and 500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). After giving effect to the Mergers, but prior to the consummation of this Offering, the Company will have outstanding 7,265,411 shares of Common Stock and no shares of Preferred Stock. Upon completion of this Offering, the Company will have outstanding 10,865,411 shares of Common Stock (11,405,411 if the Underwriters' over-allotment option is exercised in full) and no shares of the Preferred Stock.

COMMON STOCK

     The holders of the Common Stock are entitled to one vote for each share held on all matters voted upon by stockholders, including the election of directors.

     Subject to the rights of any then outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to this Offering will be upon payment therefor, fully paid and non-assessable.

     The Board of Directors will be classified into three classes as nearly equal in number as possible, with the term of each class expiring on a staggered basis. See "Management -- Board of Directors." The classification of the Board of Directors may make it more difficult to change the composition of the Board of Directors and thereby may discourage or make more difficult an attempt by a person or group to obtain control of the Company. Cumulative voting for the election of directors is not permitted, enabling holders of a majority of the outstanding Common Stock to elect all members of the class of directors whose terms are then expiring. Any director, or the entire Board of Directors, may be removed by the stockholders at any time, with cause, by the affirmative vote of the holders of a majority of the outstanding shares of the Company entitled to vote for the election of directors.

     The Common Stock has been approved for quotation on the Nasdaq National Market under the symbol "TOUR," subject to notice of issuance.

PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

                                      59

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

STATUTORY BUSINESS COMBINATION PROVISION

     Upon consummation of this Offering, the Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

LIMITATION ON DIRECTORS' LIABILITIES

     Pursuant to the Company's Certificate of Incorporation and as permitted by Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer and Trust Company.

                                      60

                       SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Mergers and completion of this Offering, the Company will have outstanding 10,865,411 shares of Common Stock. The 3,600,000 shares sold in this Offering (plus any additional shares sold upon exercise of the Underwriters' over-allotment option) will be freely tradeable without restriction unless acquired by affiliates of the Company. None of the remaining 7,265,411 outstanding shares of Common Stock have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

     In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from either the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (108,654 shares upon completion of this Offering), or the average weekly trading volume of the Common Stock on the Nasdaq National Market during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If three years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, a person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.


     The Company and its officers, directors and certain stockholders who beneficially own 5,623,685 shares in the aggregate have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated, except that the Company may issue Common Stock in connection with acquisitions or in connection with its 1996 Long-Term Incentive Plan and its 1996 Non-Employee Directors' Stock Plan (the "Plans"). See "Underwriting." In addition, the stockholders of the Founding Companies and the Company's officers, certain directors and certain stockholders have agreed with the Company that they will not sell any of their shares for a period of two years after the closing of this Offering. If the two-year "holding" period for restricted securities under Rule 144 described above is reduced by the Commission, this two-year restriction on sales of Common Stock will be correspondingly reduced. These stockholders, however, have the right, in the event the Company proposes to register under the Securities Act any Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of any managing underwriter of any such offering to exclude some or all of the shares for marketing reasons. In addition, certain of such stockholders have certain limited demand registration rights to require the Company to register shares held by them following the second anniversary of the closing of this Offering.


     Within 90 days after the closing of this Offering, the Company intends to register 3,500,000 shares of its Common Stock under the Securities Act for use by the Company in connection with future acquisitions. Upon such registration, these shares will generally be freely tradeable after their issuance. In some instances, however, the Company may contractually restrict the sale of shares issued in connection with future acquisitions. The piggyback registration rights described above do not apply to the registration statement relating to these 3,500,000 shares.

     Prior to this Offering, there has been no public market for the Common Stock, and no prediction can be made as to the effect, if any, that the sale of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                                      61

                                 UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, the underwriters named below (the "Underwriters"), through their Representatives, Alex. Brown & Sons Incorporated and Smith Barney Inc., have severally agreed to purchase from the Company the following respective number of shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus:

                                          NUMBER
             UNDERWRITER                OF SHARES
- -------------------------------------  ------------
Alex. Brown & Sons Incorporated......
Smith Barney Inc.....................

                                       ------------
                Total................     3,600,000
                                       ============

     The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the shares of Common Stock offered hereby if any of such shares are purchased.

     The Company has been advised by the Representatives that the Underwriters propose to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain
dealers at such price less a concession not in excess of $     per share. The
Underwriters may allow, and such dealers may reallow, a concession not in excess
of $      per share to certain other dealers. After commencement of the initial public offering, the offering price and other selling terms may be changed by the Representatives.

     The Company has granted the Underwriters an option, exercisable not later than 30 days after the date of this Prospectus, to purchase up to 540,000 additional shares of Common Stock at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment to purchase approximately the same percentage thereof that the number of shares of Common Stock to be purchased by it in the above table bears to 3,600,000, and the Company will be obligated, pursuant to the option, to sell such shares to the Underwriters. The Underwriters may exercise such option only to cover over-allotments made in connection with the sale of the Common Stock offered hereby. If purchased, the Underwriters will offer such additional shares on the same terms as those on which the 3,600,000 shares are being offered.

     The Underwriting Agreement contains covenants of indemnity and contribution between the Underwriters and the Company regarding certain liabilities, including liabilities under the Securities Act.


     The Company has agreed that it will not sell or offer any shares of Common Stock or options, rights or warrants to acquire any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons Incorporated, except

                                      62

for shares issued (i) in connection with acquisitions and (ii) pursuant to the exercise of options granted under the Plans. Further, the Company's directors, officers and certain stockholders who beneficially own 5,623,685 shares in the aggregate have agreed not to directly or indirectly sell or offer for sale or otherwise dispose of any Common Stock for a period of 180 days after the date of this Prospectus without the prior written consent of Alex. Brown & Sons, Incorporated.

     The Representatives have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.


     Prior to this Offering, there has been no public market for the Common Stock. Consequently, the initial public offering price for the Common Stock has been determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Founding Companies in recent periods, the market capitalization and stages of development of other companies which the Company and the Representatives believed to be comparable to the Company, estimates of the business potential of the Company, the present state of the Company's development and other factors deemed relevant by the Company and the Representatives.

                                LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters related to this Offering will be passed upon for the Underwriters by Piper & Marbury L.L.P., Baltimore, Maryland.

                                   EXPERTS

     The audited financial statements included elsewhere in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                            ADDITIONAL INFORMATION

     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-1 with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits, financial statements and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                          INDEX TO FINANCIAL STATEMENTS
                                                                            PAGE
COACH USA, INC. PRO FORMA COMBINED
     Introduction to Unaudited Pro
       Forma Combined Financial
       Statements ..............................................            F-3
     Pro Forma Combined Balance Sheet
       (unaudited) .............................................            F-4
     Notes to Pro Forma Combined
       Balance Sheet (unaudited) ...............................            F-5
     Pro Forma Combined Statement of
       Income (unaudited) ......................................            F-6
     Notes to Pro Forma Combined
       Statement of Income
       (unaudited) .............................................            F-7

THE COMBINED FOUNDING COMPANIES
     Report of Independent Public
       Accountants .............................................            F-8
     Combined Balance Sheets ...................................            F-9
     Combined Statements of Income .............................            F-10
     Combined Statements of
       Stockholders' Equity ....................................            F-11
     Combined Statements of Cash
       Flows ...................................................            F-12
     Notes to Combined Financial
       Statements ..............................................            F-13

COACH USA, INC .................................................
     Report of Independent Public
       Accountants .............................................            F-27
     Balance Sheet .............................................            F-28
     Notes to Balance Sheet ....................................            F-29

SUBURBAN TRANSIT CORP. AND RELATED
  COMPANIES
     Report of Independent Public
       Accountants .............................................            F-30
     Combined Balance Sheets ...................................            F-31
     Combined Statements of Income .............................            F-32
     Combined Statements of
       Stockholders' Equity ....................................            F-33
     Combined Statements of Cash
       Flows ...................................................            F-34
     Notes to Combined Financial
       Statements ..............................................            F-35

GROSVENOR BUS LINES, INC. AND
  SUBSIDIARIES (OPERATING AS GRAY
  LINE OF SAN FRANCISCO)
     Report of Independent Public
       Accountants .............................................            F-43
     Consolidated Balance Sheets ...............................            F-44
     Consolidated Statements of
       Income ..................................................            F-45
     Consolidated Statements of
       Stockholders' Equity ....................................            F-46
     Consolidated Statements of Cash
       Flows ...................................................            F-47
     Notes to Consolidated Financial
       Statements ..............................................            F-48

LEISURE TIME TOURS
     Report of Independent Public
       Accountants .............................................            F-56
     Balance Sheets ............................................            F-57
     Statements of Income ......................................            F-58
     Statements of Stockholders'
       Equity ..................................................            F-59
     Statements of Cash Flows ..................................            F-60
     Notes to Financial Statements .............................            F-61

                                       F-1

                                                                            PAGE
                                                                            ----
COMMUNITY BUS LINES, INC. AND RELATED
  COMPANIES
     Report of Independent Public
       Accountants .............................................            F-68
     Combined Balance Sheets ...................................            F-69
     Combined Statements of Income .............................            F-70
     Combined Statements of
       Stockholders' Equity ....................................            F-71
     Combined Statements of Cash
       Flows ...................................................            F-72
     Notes to Combined Financial
       Statements ..............................................            F-73

CAPE TRANSIT CORP. (OPERATING AS
  ADVENTURE TRAILS)
     Report of Independent Public
       Accountants .............................................            F-81
     Balance Sheets ............................................            F-82
     Statements of Income ......................................            F-83
     Statements of Stockholders'
       Equity ..................................................            F-84
     Statements of Cash Flows ..................................            F-85
     Notes to Financial Statements .............................            F-86

ARROW STAGE LINES, INC .........................................
     Report of Independent Public
       Accountants .............................................            F-93
     Balance Sheets ............................................            F-94
     Statements of Income ......................................            F-95
     Statements of Stockholders'
       Equity ..................................................            F-96
     Statements of Cash Flows ..................................            F-97
     Notes to Financial Statements .............................            F-98

                                       F-2
                                 COACH USA, INC.
        INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     These pro forma combined financial statements should be read in conjunction with other information contained elsewhere in this Prospectus under the headings "Selected Combined Founding Companies' Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," the historical financial statements of the Combined Founding Companies, Coach USA, Inc. (Coach USA or the Company) financial statements and the individual Founding Company financial statements. See "Index to Financial Statements."

     The following unaudited pro forma combined financial statements of Coach USA present the Founding Companies with Coach USA and give effect to the following pro forma adjustments: (i) the liability for the cash consideration to be paid to the stockholders of the Founding Companies and the transfer of selected assets and assumption of selected liabilities of certain stockholders of certain of the Founding Companies; (ii) the sale of 692,000 shares of common stock to management subsequent to December 31, 1995 and the issuance of 5,099,687 shares of Coach USA Common Stock to the Founding Companies' stockholders in connection with the Mergers; (iii) the additional cash to be borrowed from a bank; (iv) adjustment to record the deferred income tax liability attributable to the temporary differences between financial reporting and income tax basis of assets and liabilities currently held in S Corporations;
(v) the adjustment to compensation expense for the difference between the historical compensation paid to the stockholders and the employment contract compensation (Compensation Differential); and (vi) the incremental provision for income taxes for S Corporations and the Compensation Differential, as if the transactions were consummated as of December 31, 1995 for the balance sheet data and as of January 1, 1995 for the income statement data. In addition, the as adjusted unaudited pro forma combined financial statements of Coach USA include post merger adjustments: (i) for the sale of 3,600,000 shares of Common Stock;
(ii) the application of the estimated proceeds; and (iii) the elimination of the deferred offering costs. No pro forma statement of income adjustment is necessary to give effect to the elimination of the assets dividended to the Founding Companies' stockholders, as the related rent and interest expense were negotiated such that the increase in cost offset the reduction in depreciation expense, and therefore had substantially no effect on net income.

     Coach USA, through its wholly-owned subsidiaries, will merge, simultaneously with and as a condition to the closing of the Offering with, Suburban, Gray Line SF, Leisure, Community, Adventure and Arrow. The Mergers have been accounted for in accordance with generally accepted accounting principles as a combination of the Founding Companies at historical cost, because the Founding Companies' stockholders are transferring assets to Coach USA in exchange for Common Stock simultaneously with Coach USA's initial public offering, the nature of future operations of the Company will be substantially identical to the combined operations of the Founding Companies, the shareholders of each of the Founding Companies may be considered promoters, and no former stockholder group of any of the Founding Companies will obtain a majority of the outstanding voting shares of the Company. Accordingly, historical financial statements of the Founding Companies have been combined throughout all relevant periods as if the Founding Companies had always been members of the same operating group. However, since the Founding Companies were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance.

     The Company has preliminarily analyzed the savings that it expects to be realized by consolidating certain general and administrative functions, including reductions in professional fees, insurance and benefit plan expenses. In addition, the Company anticipates that it will realize significant benefits from: (i) the reduction in interest payments related to the prepayment of outstanding Founding Company debt; (ii) its ability to borrow at lower interest rates than the Founding Companies; (iii) the interest earned on the net proceeds of the Offering remaining after payment of the expenses of the Offering and the cash portion of the consideration for the Founding Companies; and (iv) other general and administrative areas. The Company has not and cannot quantify these savings until completion of the combination of the Founding Companies. It is anticipated that these savings will be partially offset by the costs of being a public company and the incremental increase in costs related to the Company's new management. However, these costs, like the savings that they offset, cannot be quantified accurately. Accordingly, neither the anticipated savings nor the anticipated costs have been included in the pro forma financial information of Coach USA.

     The pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transaction in fact had occurred on those dates or to project the Company's financial position or results of operations for any future period.
See "Risk Factors" included elsewhere herein.

                                       F-3

                                 COACH USA, INC.
                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                                 (IN THOUSANDS)

                                                                     DECEMBER 31, 1995
                                        ---------------------------------------------------------------------------
                                                 COMBINED                                     POST
                                        COACH    FOUNDING      PRO FORMA                     MERGER           AS
                                         USA     COMPANIES    ADJUSTMENTS     PRO FORMA    ADJUSTMENTS     ADJUSTED
                                        -----    ---------    -----------     ---------    -----------     --------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......   $  1      $ 4,092      $  (3,010)(a)   $ 2,083      $  39,924(i)   $  4,000
                                                                   1,000(h)                   (15,898)(j)
                                                                                              (22,109)(k)
     Accounts receivable, less
       allowance.....................    --         5,243                        5,243                        5,243
     Notes receivable from
       stockholders..................    --           881                          881                          881
     Inventories.....................    --         2,434                        2,434                        2,434
     Investments.....................    --         3,598         (1,474)(a)     2,124                        2,124
     Prepaid expenses and other
       current assets................    --         4,140           (612)(b)     3,528                        3,528
                                        -----    ---------    -----------     ---------    -----------     --------
          Total current assets.......      1       20,388         (4,096)       16,293          1,917        18,210
PROPERTY AND EQUIPMENT, net..........      9       58,089         (3,564)(c)    54,534                       54,534
OTHER ASSETS.........................    188          886                        1,074           (188)(j)       886
                                        -----    ---------    -----------     ---------    -----------     --------
          Total assets...............   $198      $79,363      $  (7,660)      $71,901      $   1,729      $ 73,630
                                        =====    =========    ===========     =========    ===========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
       obligations...................   $--       $ 8,001      $    (149)(c)   $ 7,852      $  (7,852)(j)  $  --
     Accounts payable and accrued
       liabilities...................    --        17,112                       17,112                       17,112
     Amounts due to stockholders.....    197          486                          683           (683)(i)     --
     Pro forma distribution to
       Founding Companies'
       stockholders..................     --           --         22,109(d)     22,109        (22,109)(k)     --
                                        -----    ---------    -----------     ---------    -----------     --------
          Total current
            liabilities..............    197       25,599         21,960        47,756        (30,644)       17,112
                                        -----    ---------    -----------     ---------    -----------     --------
LONG-TERM OBLIGATIONS, net of current
  maturities.........................    --        25,113           (511)(c)    25,602         (7,551)(j)    18,051
                                                                   1,000(h)
DEFERRED INCOME TAXES................    --         3,938          1,813(e)      5,751                        5,751
                                        -----    ---------    -----------     ---------    -----------     --------
          Total liabilities..........    197       54,650         24,262        79,109        (38,195)       40,914
                                        -----    ---------    -----------     ---------    -----------     --------
COMMITMENTS AND CONTINGENCIES........
STOCKHOLDERS' EQUITY:
     Common stock....................     15        6,696         (6,696)(f)        73             36(i)        109
                                                                      58(g)
     Additional paid-in capital......    (14 )        102         (4,484)(a)    (1,274)        39,888(i)     32,607
                                                                    (612)(b)                     (424)(m)
                                                                  (2,904)(c)                   (5,583)(l)
                                                                   6,696(f)
                                                                     (58)(g)
     Retained earnings...............    --        18,339        (22,109)(d)    (5,583)         5,583(l)      --
                                                                  (1,813)(e)
     Treasury stock..................    --          (424)                        (424)           424(m)      --
                                        -----    ---------    -----------     ---------    -----------     --------
          Total stockholders'
            equity...................      1       24,713        (31,922)       (7,208)        39,924        32,716
                                        -----    ---------    -----------     ---------    -----------     --------
          Total liabilities and
            stockholders' equity.....   $198      $79,363      $  (7,660)      $71,901      $   1,729      $ 73,630
                                        =====    =========    ===========     =========    ===========     ========

The accompanying notes are an integral part of these pro forma combined financial statements.

                                       F-4

                                 COACH USA, INC.
              NOTES TO PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

     (a) Records distribution of certain Founding Companies' S Corporation Accumulated Adjustment Accounts.

     (b) Records the distribution of Community's and Arrow's cash surrender value of life insurance policies in the amounts of $479,000 and $133,000, respectively, to certain stockholders of the Founding Companies.

     (c) Records the Founding Companies' dividend of certain automobiles, facilities and equipment and the related obligations to certain stockholders of the Founding Companies.

     (d) Records the liability for the cash consideration to be paid to the stockholders of the Founding Companies in connection with the Mergers.

     (e) Records the deferred income tax liability attributable to the temporary differences between financial reporting and income tax basis of assets and liabilities currently held in S Corporations.

     (f) Records the elimination of the Founding Companies' common stock as additional paid-in capital.

     (g) Records the issuance of (i) 5,099,687 shares to the stockholders of the Founding Companies in connection with the Mergers, and (ii) 692,000 shares to certain members of management.

     (h)   Records the additional cash to be borrowed from a bank.

     (i) Records the proceeds from the issuance of 3,600,000 shares of Coach USA Common Stock, net of estimated offering costs (based on an assumed offering price of $13 per share). Offering costs primarily consist of underwriting discounts and commissions, accounting fees, legal fees, and printing expenses.

     (j) Records the elimination of deferred offering costs and the repayment of certain debt obligations with proceeds from the Offering.

     (k) Records the cash portion due to the Founding Companies in connection with the Mergers.

     (l) Records the elimination of the retained earnings of the Founding Companies.

     (m)  Records the elimination of the treasury stock of the Founding
          Companies.

                                       F-5

                                 COACH USA, INC.
               PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      YEAR ENDED DECEMBER 31, 1995
                                         ------------------------------------------------------
                                                       COMBINED
                                                       FOUNDING      PRO FORMA
                                         COACH USA     COMPANIES     ADJUSTMENTS      PRO FORMA
                                         ---------     ---------     -----------      ---------
REVENUES.............................    $  --         $ 113,489      $               $ 113,489
OPERATING EXPENSES...................       --            89,669                         89,669
                                         ---------     ---------     -----------      ---------
           Gross profit..............       --            23,820                         23,820
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       --            14,213           (902) (a)     11,006
                                                                           (373) (b)
                                                                           (309) (c)
                                                                         (1,449) (d)
                                                                           (142) (e)
                                                                            (32) (f)
                                         ---------     ---------     -----------      ---------
           Operating income..........       --             9,607          3,207          12,814
OTHER (INCOME) EXPENSE:
     Interest expense................       --             3,210                          3,210
     Interest income.................       --              (332)                          (332)
     Other, net......................       --              (344)                          (344)
                                         ---------     ---------     -----------      ---------
INCOME BEFORE INCOME TAXES...........       --             7,073          3,207          10,280
PROVISION FOR INCOME TAXES...........       --               929          3,302(g)        4,231
                                         ---------     ---------     -----------      ---------
NET INCOME...........................    $  --         $   6,144      $     (95)      $   6,049
                                         =========     =========     ===========      =========
PRO FORMA NET EARNINGS PER COMMON
  SHARE..............................                                                 $    0.67
                                                                                      =========
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................                                                     9,093(h)
                                                                                      =========

The accompanying notes are an integral part of these pro forma combined financial statements.

                                       F-6

                                 COACH USA, INC.
           NOTES TO PRO FORMA COMBINED STATEMENT OF INCOME (UNAUDITED)

     (a) Adjusts compensation to the level the owners of Suburban have agreed to receive from Suburban subsequent to the Merger.

     (b) Adjusts compensation to the level the owners of Gray Line SF have agreed to receive from Gray Line SF subsequent to the Merger.

     (c) Adjusts compensation to the level the owners of Leisure have agreed to receive from Leisure subsequent to the Merger.

     (d) Adjusts compensation to the level the owners of Community have agreed to receive from Community subsequent to the Merger.

     (e) Adjusts compensation to the level the owners of Adventure have agreed to receive from Adventure subsequent to the Merger.

     (f) Adjusts compensation to the level the owners of Arrow have agreed to receive from Arrow subsequent to the Merger.

     (g) Records the incremental provision for federal and state income taxes relating to the Compensation Differential, income taxes on S Corporation income and income taxes on the income from personal assets of a stockholder.

     (h) Includes: (i) 2,165,724 shares issued by Coach USA prior to the Offering; (ii) 5,099,687 shares to be issued to the stockholders of the Founding Companies in connection with the Mergers; (iii) 1,700,714 of the 3,600,000 shares issued in connection with the Offering to pay the cash portion of the consideration for the Founding Companies; and (iv) 127,230 of the 3,600,000 shares issued in connection with the Offering to pay excess Subchapter S distributions but excludes 1,174,717 shares of Common Stock subject to options to be granted in connection with the Offering at an exercise price equal to the initial public offering price.

                                     F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Coach USA, Inc.

     We have audited the accompanying combined balance sheets of the Combined Founding Companies (Note 1) as of December 31, 1994 and 1995, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Combined Founding Companies as of December 31, 1994 and 1995, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 29, 1996

                                       F-8

                         THE COMBINED FOUNDING COMPANIES
                             COMBINED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                              DECEMBER 31
                                                         ----------------------
                                                            1994        1995
                                                         ----------  ----------
                    ASSETS
CURRENT ASSETS:
     Cash and cash equivalents .................       $  5,254        $  4,092
     Accounts receivable, less
       allowance of $320 and $301 ..............          5,216           5,243
     Notes receivable from
       stockholders ............................            880             881
     Inventories ...............................          2,288           2,434
     Investments, including
       restricted of $1,696 and
       $2,004 ..................................          2,811           3,598
     Prepaid expenses and other
       current assets ..........................          4,264           4,140
                                                       --------        --------
           Total current assets ................         20,713          20,388

PROPERTY AND EQUIPMENT, net ....................         52,893          58,089

OTHER ASSETS ...................................          1,235             886
                                                       --------        --------
           Total assets ........................       $ 74,841        $ 79,363
                                                       ========        ========

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
       obligations .............................       $  6,685        $  8,001
     Accounts payable and accrued
       liabilities .............................         16,724          17,112
     Notes payable to stockholders .............            703             486
                                                       --------        --------
           Total current
             liabilities .......................         24,112          25,599
                                                       --------        --------

LONG-TERM OBLIGATIONS, net of current
  maturities ...................................         25,198          25,113
DEFERRED INCOME TAXES ..........................          3,890           3,938
                                                       --------        --------
           Total liabilities ...................         53,200          54,650
                                                       --------        --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
     Common stock ..............................          6,696           6,696
     Additional paid-in capital ................            102             102
     Retained earnings .........................         15,267          18,339
     Treasury stock, at cost ...................           (424)           (424)
                                                       --------        --------
           Total stockholders'
             equity ............................         21,641          24,713
                                                       --------        --------
           Total liabilities and
             stockholders' equity ..............       $ 74,841        $ 79,363
                                                       ========        ========

The accompanying notes are an integral part of these combined financial statements.

                                       F-9

                         THE COMBINED FOUNDING COMPANIES
                          COMBINED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                              YEAR ENDED DECEMBER 31
                                       -------------------------------------
                                          1993         1994         1995
                                       -----------  -----------  -----------
REVENUES.............................  $   103,072  $   106,754  $   113,489
OPERATING EXPENSES...................       85,367       88,297       89,669
                                       -----------  -----------  -----------
           Gross profit..............       17,705       18,457       23,820
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       12,490       12,471       14,213
                                       -----------  -----------  -----------
           Operating income..........        5,215        5,986        9,607
OTHER (INCOME) EXPENSE:
     Interest expense................        2,641        2,724        3,210
     Interest income.................         (227)        (206)        (332)
     Other, net......................         (313)        (450)        (344)
                                       -----------  -----------  -----------
INCOME BEFORE INCOME TAXES...........        3,114        3,918        7,073
PROVISION FOR INCOME TAXES...........          766          618          929
                                       -----------  -----------  -----------
NET INCOME...........................  $     2,348  $     3,300  $     6,144
                                       ===========  ===========  ===========
PRO FORMA DATA (Unaudited):
     Historical net income...........  $     2,348  $     3,300  $     6,144
     Pro forma compensation
        differential.................        1,836        2,058        3,207
     Less: Pro forma provision for
        income taxes.................        1,311        1,790        3,302
                                       -----------  -----------  -----------
PRO FORMA NET INCOME.................  $     2,873  $     3,568  $     6,049
                                       ===========  ===========  ===========

The accompanying notes are an integral part of these combined financial statements.

                                      F-10

                         THE COMBINED FOUNDING COMPANIES
                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                  ADDITIONAL                                TOTAL
                                        COMMON     PAID-IN      TREASURY    RETAINED    STOCKHOLDERS'
                                        STOCK      CAPITAL       STOCK      EARNINGS       EQUITY
                                        ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1992.........   $6,696      $  102       $ (424)    $ 11,061       $17,435
     Dividends paid..................    --          --           --            (816)         (816)
     Net income......................    --          --           --           2,348         2,348
                                        ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1993.........   6,696          102         (424)      12,593        18,967
     Dividends paid..................    --          --           --            (626)         (626)
     Net income......................    --          --           --           3,300         3,300
                                        ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1994.........   6,696          102         (424)      15,267        21,641
     Dividends paid..................    --          --           --          (3,072)       (3,072)
     Net income......................    --          --           --           6,144         6,144
                                        ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1995.........   $6,696      $  102       $ (424)    $ 18,339       $24,713
                                        ======    ==========    ========    ========    =============

The accompanying notes are an integral part of these combined financial statements.

                                      F-11

                         THE COMBINED FOUNDING COMPANIES
                        COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                    YEAR ENDED DECEMBER 31
                                              ----------------------------------
                                                 1993        1994        1995
                                              ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income ............................   $  2,348    $  3,300    $  6,144
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
        Depreciation .......................      4,640       4,772       4,992
        Gain on sale of assets .............        (89)       (430)       (134)
        Gain on sale of
           investments .....................        (33)        (17)       (153)
        Deferred tax provision .............        502         169         512
        Changes in operating assets
           and liabilities --
           Accounts receivable,
             net ...........................       (423)     (1,270)        (27)
           Inventories .....................       (354)        (23)       (146)
           Investments .....................       (124)        (16)       (326)
           Prepaid expenses and other
             current assets ................     (1,288)         27         (19)
           Accounts payable and
             accrued liabilities ...........      1,261       2,381         185
           Other ...........................        191          54          13
                                               --------    --------    --------
                Net cash provided by
                   operating
                   activities ..............      6,631       8,947      11,041
                                               --------    --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment ...........................     (3,419)     (6,817)    (13,404)
     Proceeds from sales of property
       and equipment .......................        353       2,243       3,350
     Purchases of
       investments -- restricted ...........       --          (271)       (308)
     Proceeds from sales of
       investments -- restricted ...........       --            69        --
                                               --------    --------    --------
                Net cash used in
                   investing
                   activities ..............     (3,066)     (4,776)    (10,362)
                                               --------    --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations .........................     (8,302)     (9,080)    (12,046)
     Proceeds from issuance of
       long-term obligations ...............      4,487       7,456      13,277
     Dividends paid ........................       (816)       (626)     (3,072)
                                               --------    --------    --------
                Net cash used in
                   financing
                   activities ..............     (4,631)     (2,250)     (1,841)
                                               --------    --------    --------
NET INCREASE (DECREASE) IN CASH ............     (1,066)      1,921      (1,162)
CASH AND CASH EQUIVALENTS, beginning
  of year ..................................      4,399       3,333       5,254
                                               --------    --------    --------
CASH AND CASH EQUIVALENTS, end of
  year .....................................   $  3,333    $  5,254    $  4,092
                                               ========    ========    ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest ................   $  2,546    $  2,815    $  2,855
     Cash paid for income taxes ............        330         316         563

The accompanying notes are an integral part of these combined financial statements.

                                      F-12

                         THE COMBINED FOUNDING COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     In September 1995, Coach USA, Inc. (Coach USA) was founded to create a national company providing motorcoach transportation services, including charter and tour services.

     Concurrent with the initial public offering of its common stock (the Offering), wholly-owned subsidiaries of Coach USA will merge with the following six companies (each, a Founding Company and collectively, the Founding Companies): Suburban Transit Corp. and related companies (Suburban), Grosvenor Bus Lines, Inc. and subsidiaries, operating as Gray Line of San Francisco (Gray Line SF), Leisure Time Tours (Leisure), Community Bus Lines, Inc. and related companies (Community), Cape Transit Corp., operating as Adventure Trails (Adventure), and Arrow Stage Lines, Inc. (Arrow). The mergers will be effected by Coach USA through issuance of its common stock and cash. Each of the Founding Companies is a motorcoach company, which provides a wide range of commuter, transit, recreation and excursion transportation services.

     The financial statements for Arrow and Gray Line SF are as of September 30 and October 31, respectively. For purposes of presentation in these combined financial statements, the financial statements of these two companies have been combined with the December 31 financial statements of the other Founding Companies.

     The Founding Companies have a working capital deficit as of December 31, 1995. The Founding Companies may continue to experience working capital deficits as they pursue their business strategy of growth and expanding services. The Founding Companies have historically funded their operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurances, management believes that the Founding Companies have adequate financing alternatives to fund the operations of the Founding Companies through the first quarter of 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     Simultaneously with the closing of the Offering, Coach USA will merge with the Founding Companies (the Mergers). The accompanying combined financial statements and related notes represent the combined financial position, results of operations and cash flows of the Founding Companies excluding Coach USA without giving effect to the Mergers and the Offering. The assets and liabilities of the Founding Companies are reflected at their historical amounts. The Founding Companies were not under common control or management during any of the periods presented.

  CASH AND CASH EQUIVALENTS

     The Founding Companies consider all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     The Founding Companies have adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1994 and 1995, marketable debt securities and

                                      F-13

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

marketable equity securities have been categorized as trading securities, are stated at fair value and are classified in the balance sheets as current assets. The realized gains and losses on the sale of investments classified as trading securities are determined using the specific identification method. Unrealized losses on trading securities totaling $39,000, $21,600 and $1,000 are included in net income for the years ended December 31, 1993, 1994 and 1995, respectively.

     Included in investments at December 31, 1994 and 1995, are certificates of deposit and cash deposits of $1,696,000 and $2,004,000, respectively, which are restricted as to withdrawal related to accrued insurance claims payable, current maturities on long-term obligations and collateral on letters of credit.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Founding Companies provide their services primarily in the Northeast and Southwest regions of the United States and the San Francisco, California, area. The operations in the Northeast region contributed 69%, 68% and 65% of the Founding Companies' revenues during 1993, 1994 and 1995, respectively. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     Revenues are recognized from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     For the Founding Companies that are C Corporations for income tax purposes, income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires recognition of deferred income taxes under the liability method.

     Certain of the Founding Companies are S Corporations for income tax purposes and, accordingly, any income tax liabilities are the responsibility of the respective stockholders. The historical combined net income of the Founding Companies includes no provision for federal income taxes of the S Corporations.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                      F-14

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Founding Companies do not expect the adoption of SFAS 121 to have a material effect, if any, on the combined financial statements. The Founding Companies will adopt SFAS 121 in 1996.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED          DECEMBER 31
                                        USEFUL LIVES   ----------------------
                                          (YEARS)         1994        1995
                                        ------------   ----------  ----------
                                                           (IN THOUSANDS)
Transportation equipment.............     5-12         $   72,357  $   76,686
Other................................     3-31             11,079      11,406
                                                       ----------  ----------
                                                           83,436      88,092
Less -- Accumulated depreciation.....                     (30,543)    (30,003)
                                                       ----------  ----------
                                                       $   52,893  $   58,089
                                                       ==========  ==========

     Included in transportation equipment at December 31, 1994 and 1995, are approximately $14,358,000 and $14,231,000, respectively, of assets held under capital leases.

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                               DECEMBER 31
                                                          ----------------------
                                                             1994        1995
                                                          ----------  ----------
                                                              (IN THOUSANDS)
Suburban --
  Notes payable to a bank, interest at
     the bank's floating base rate (8.5% at
     December 31, 1995), due in monthly
     installments of $52,900, maturing at
     various dates through June 2002; secured
     by transportation equipment........................  $    1,911  $    3,739
  Notes payable to a bank, interest
     at prime (8.5% at December 31, 1995)
     plus 0.5%, due in monthly installments
     of $34,700, maturing at various dates
     through January 1999; secured by
     transportation equipment...........................       1,576       1,157
  Note payable to a bank, interest at
     certificate of deposit rate (3.0%
     at December 31, 1995) plus 1%, due in
     monthly installments of $10,400 plus
     interest, maturing December 1996;
     secured by a certificate of deposit................         240         115
  Other.................................................         131          56

                                      F-15

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                               DECEMBER 31
                                                          ----------------------
                                                             1994        1995
                                                          ----------  ----------
                                                              (IN THOUSANDS)
Gray Line SF --
  Note payable to a financial
     institution, interest at prime (8.8%
     at October 31, 1995) plus 2%, due in
     monthly installments of $30,000, maturing
     December 1999; secured by transportation
     equipment and personal guarantees of the
     stockholders.......................................  $       --  $    1,431
  Notes payable to various third
     parties, interest ranging from prime plus
     1.8%, to 13%, due in monthly installments
     of $45,707, maturing at various dates
     through July 1999; secured by transportation
     equipment and personal guarantees of the
     stockholders.......................................       2,301       1,147
  Obligations under capital leases of
     certain transportation equipment, implicit
     interest rates ranging from 6% to 10%, due
     in monthly installments of $36,763, maturing
     at various dates through 1998......................       1,058         790
  Note payable to a bank, interest at
     prime plus 1.8%, maturing April 1996;
     secured by transportation equipment and
     personal guarantees of the
     stockholders.......................................          --         300
  Notes payable to an affiliate,
     interest at prime plus 1%, interest payable
     monthly, principal due October 2000................       1,552         300
  Other.................................................         733         671

Leisure --
  Notes payable to a bank, interest ranging
     from 8.0% to 8.4%, due in monthly installments
     of $133,000, maturing December 1997
     through September 2002; secured by transportation
     equipment, inventories, accounts receivable and
     personal guarantee of a stockholder................       3,178       4,251
  Other.................................................         120          82

Community --
  Notes payable to financial
     institutions, interest ranging from LIBOR
     (5.4% at December 31, 1995) plus
     1%, to 10.5%, due in monthly installments
     of $31,320, maturing March 1996 through
     May 2001; secured by certain transportation
     equipment and personal guarantees of the
     stockholders.......................................         375       1,100
  Notes payable to banks, interest
     ranging from 7.3% to 9%, due in monthly
     installments of $17,250 plus interest,
     maturing March 1996 through April 2000;
     secured by certain transportation equipment........         626         480
  Other.................................................          98         108

                                      F-16

                       THE COMBINED FOUNDING COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)
                                                               DECEMBER 31
                                                          ----------------------
                                                             1994        1995
                                                          ----------  ----------
                                                              (IN THOUSANDS)
Adventure --
  Notes payable to financial
     institutions, interest ranging from
     prime (8.5% at December 31, 1995) plus
     1.5%, to 11.5%, due in monthly installments
     of $47,600, maturing at various dates through
     November 2004; secured by certain transportation
     equipment and the personal guarantees of the
     stockholders.......................................  $    3,257  $    2,758
  Obligations under capital leases of certain
     transportation equipment, implicit interest
     rates ranging from 7.7% to 13.5%, due in
     monthly installments of $82,400, maturing at
     various dates through 2000.........................       2,986       2,708
  Note payable to a bank, interest at
     prime plus 1.5%, due in monthly installments
     of $3,333 plus interest, maturing
     December 1998; secured by the assets of
     Adventure and personal guarantees of the
     stockholders.......................................         400         360
  Note payable to an individual,
     interest at 7.5%, due in monthly installments
     of $6,224, maturing February 2000; secured
     by certain transportation equipment and the personal
     guarantees and partial assignment of life
     insurance policies of the stockholders.............         319         267
  Other.................................................         339         290

                                      F-17

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

                                                              DECEMBER 31
                                                         ----------------------
                                                            1994        1995
                                                         ----------  ----------
                                                             (IN THOUSANDS)
Arrow --
  Obligations under capital leases of certain
     transportation equipment, implicit
     interest rates ranging from 6.1% to 9.7%,
     due in monthly installments of $93,809,
     maturing at various dates through 2002............. $    6,379  $    5,157
  Notes payable to banks, interest ranging
     from 7.1% to 8.8%, due in monthly
     installments of $84,408 including interest,
     maturing at various dates through July 2002;
     secured by certain transportation
     equipment..........................................      1,832       4,029
  Note payable to a bank, interest at
     7.5% until May 1998, at which time
     interest accrues at 3.2% above the Federal
     Reserve Bank rate on treasury notes, due
     in monthly installments of $13,849 including
     interest; secured by certain transportation
     equipment..........................................        870         767
  Note payable to a bank, interest at 8.8%,
     due in monthly installments of $7,267 including
     interest, through May 1999; secured by
     real property......................................        568         530
  Note payable to a leasing
     corporation, interest at 8.2%, due in
     monthly installments of $11,756 including
     interest, through March 2000; secured by
     certain transportation equipment...................        626         521
  Notes payable to banks, paid in
     1995...............................................        408          --
                                                         ----------  ----------
                                                             31,883      33,114
Less -- Current maturities..............................     (6,685)     (8,001)
                                                         ----------  ----------
                                                         $   25,198  $   25,113
                                                         ==========  ==========

     Certain obligations of the Founding Companies contain warranties and covenants. At December 31, 1995, two of the Founding Companies were not in compliance with certain of these warranties and covenants relating to obligations totaling $10,226,000. These Founding Companies requested and received waivers from the lenders indicating that the scheduled repayment terms would not be revised as a result of these covenant violations through January 1, 1997.

                                      F-18

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     At December 31, 1995, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                         LONG-TERM      CAPITAL LEASE
                                        OBLIGATIONS      OBLIGATIONS
                                        ------------    -------------
                                               (IN THOUSANDS)
Year ending December 31 --
     1996............................     $  5,978         $ 2,737
     1997............................        5,222           3,023
     1998............................        4,276           1,775
     1999............................        3,353             950
     2000............................        2,590           1,151
     Thereafter......................        3,040             862
                                        ------------    -------------
                                          $ 24,459          10,498
                                        ============
     Less -- Amounts representing
        interest.....................                       (1,843)
                                                        -------------
                                                           $ 8,655
                                                        ============

     Management of each of the Founding Companies estimates that the fair value of combined debt obligations approximates the historical value of $24,459,000 at December 31, 1995.

  NOTES PAYABLE TO STOCKHOLDERS

     Gray Line SF --

          Gray Line SF had borrowings from a stockholder totaling $256,000 at October 31, 1994. The borrowings were unsecured, noninterest-bearing and payable upon demand.

     Community --

          Community had borrowings from a stockholder totaling $132,000 and $171,000 at December 31, 1994 and 1995, respectively. The borrowings are unsecured, bear interest at 10.5%, and are payable in monthly installments of approximately $12,000.

     Adventure --

          Adventure had borrowings from stockholders totaling $315,000 at December 31, 1994 and 1995. The borrowings are unsecured, noninterest-bearing and payable upon demand.

5.  INCOME TAXES:

     The Founding Companies have implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. Certain of the Founding Companies are S Corporations for income tax purposes and are not subject to taxation for federal purposes. These companies' S Corporation status will terminate with the effective date of the Mergers.

                                      F-19

                       THE COMBINED FOUNDING COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provisions for taxes on income consist of the following:

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Current --
     Federal.........................  $     104  $     136  $     119
     State...........................        160        313        298
                                       ---------  ---------  ---------
                                             264        449        417
Deferred --
     Federal.........................        385        254        291
     State...........................        117        (85)       221
                                       ---------  ---------  ---------
                                             502        169        512
                                       ---------  ---------  ---------
                                       $     766  $     618  $     929
                                       =========  =========  =========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $    3,991  $    4,068
     Other...........................         144         163
                                       ----------  ----------
           Total deferred income tax
             liabilities.............       4,135       4,231
                                       ----------  ----------
Deferred income tax assets --
     Accrued expenses................      (1,354)     (1,334)
     General business credits........        (910)       (904)
     Net operating losses............        (672)       (338)
     Other...........................        (206)       (144)
                                       ----------  ----------
           Gross deferred income tax
             assets..................      (3,142)     (2,720)
           Less valuation
             allowance...............         910         904
                                       ----------  ----------
           Net deferred income tax
             assets..................      (2,232)     (1,816)
                                       ----------  ----------
                                       $    1,903  $    2,415
                                       ==========  ==========

                                      F-20

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                            YEAR ENDED DECEMBER 31
                                       --------------------------------
                                         1993       1994        1995
                                       ---------  ---------  ----------
                                                (IN THOUSANDS)

Tax at statutory rate................  $   1,090  $   1,371  $    2,476
     Add (deduct) --
           State income taxes........        181        195         452
           Effect of S Corporation
             income..................       (538)      (829)     (1,869)
           Other, net................         33       (119)       (130)
                                       ---------  ---------  ----------
                                       $     766  $     618  $      929
                                       =========  =========  ==========

     For financial reporting purposes, the Founding Companies have net operating loss and general business credit carryforwards, which have been partially offset by a valuation allowance. These tax attributes expire at various periods from 1996 through 2004.

6.  COMMITMENTS AND CONTINGENCIES:

  SERVICE CONTRACTS

     Suburban --

          Suburban provides shuttle and charter operations for a university. The contract is renewable by mutual agreement of the parties every three years. The existing contract, if not renewed, expires in June 1996. Revenues from the shuttle and charter operations totaled approximately $3,000,000, $3,400,000 and $3,500,000 for the years ended December 31, 1993, 1994 and
     1995, respectively.

     Gray Line SF --

          Gray Line SF has entered into three long-term service contracts with governmental entities to provide transit and commuter service throughout northern California. The contracts expire at various dates through June 1998. Under the terms of the contracts, Gray Line SF has recognized revenues of $8,735,000, $10,085,000 and $12,325,000 for the years ended
     October 31, 1993, 1994 and 1995, respectively.

  LEASES

     The Founding Companies lease various facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995, was $2,007,000, $2,381,000 and $2,364,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31-
     1996............................  $    1,289
     1997............................       1,203
     1998............................       1,176
     1999............................       1,214
     2000............................       1,212
     Thereafter......................      16,904
                                       ----------
                                       $   22,998
                                       ==========

                                      F-21

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PURCHASE COMMITMENTS

     The Founding Companies have entered into commitments to purchase 50 motorcoaches during 1996 for approximately $14,900,000. The Founding Companies have already secured financing or have received proposals from various financial institutions related to these purchases.

  CLAIMS AND LAWSUITS

     The Founding Companies are subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with their operations. The Founding Companies maintain various insurance coverages in order to minimize financial risk associated with the claims. The Founding Companies have provided for certain of these actions in the accompanying financial statements. In the opinion of management of the Founding Companies, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Founding Companies' combined financial position or results of operations.

     Suburban is the plaintiff in a lawsuit against a bus company, Inner Circle Qonexions, Inc. ("Inner Circle") and the Township of East Brunswick, New Jersey. Suburban has challenged the award to Inner Circle of a contract for access to certain bus terminals in that Township and the Township's right to restrict access to those terminals. Suburban has had access to the terminals under a contract with the Township and has retained its access to the terminals and continues to carry passengers between the terminals and New York City while this litigation is pending. In its complaint, Suburban has alleged that it will lose significant revenues if denied access to the terminals, although Suburban acknowledges that access to the terminals should be open to all motorcoach operators with the proper authority. The suit was filed in United States District Court for the District of New Jersey in 1994 and proceedings in the case are continuing. Based upon consultation with legal counsel, Suburban's management is unable to form an opinion as to the ultimate outcome of this matter. If Suburban does not prevail, management is uncertain whether it will be able to recoup a significant portion of its lost revenues.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Founding Companies have commercial motorcoach liability insurance policies that provide coverage by the respective insurance company subject to deductibles ranging from $10,000 to $100,000. As such, any claim below the deductible amount per incident would be the financial obligation of the Founding Companies.

     The accrued insurance claims payable represents management's estimate of the Founding Companies' potential claims costs in satisfying the deductible provisions of the insurance policies for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLANS

     Certain of the Founding Companies maintain various 401(k) plans which allow eligible employees to defer a portion of their income through contributions to the plans. Under provisions of certain of the plans, several of the Founding Companies match a percentage of the employee contributions, up to a maximum as specified in the individual plan. Contributions by the Founding Companies to the various plans were $170,000, $166,000 and $167,000 in 1993, 1994 and 1995, respectively.

                                      F-22

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  COLLECTIVE BARGAINING AGREEMENTS

     The Founding Companies are parties to various collective bargaining agreements with certain of their employees. These agreements require the Founding Companies to pay specified wages and provide certain benefits to its union employees. These agreements expire at various periods from 1996 through 1999.

  LETTERS OF CREDIT

     Certain of the Founding Companies are contingently liable for letters of credit totaling $2,065,000 issued in connection with long-term service contracts and insurance policies. These letters of credit require commitment fees ranging from one to two percent paid on an annual basis and are secured by certificates of deposit and guarantees by the stockholders.

  RELATED-PARTY TRANSACTIONS

     Suburban --

          Suburban leases certain operating facilities from a stockholder. The term of the leases is through 2030 and provides for a 10% escalation in rent expense every five years. Suburban is responsible for all real estate taxes, insurance and maintenance.

     Leisure --

          During 1994 and 1995, Leisure had transactions with related parties consisting primarily of services for purchased transportation and motorcoach maintenance. During 1994, total revenues and expenses were approximately $24,000 and $23,000, respectively. During 1995, total revenues and expenses were approximately $213,000 and $217,000, respectively. At December 31, 1994 and 1995, the net amount due to affiliated companies was $27,000 and $30,000, respectively, which is included in trade accounts payable.

     Community --

          Community leases facilities from affiliated companies. Rent expense for the years ended December 31, 1993, 1994 and 1995 was $97,000, $233,000 and $300,000, respectively.

  ENVIRONMENTAL CONCERNS

     Certain groundwater contamination has occurred at Leisure's facility in Mahwah, New Jersey as a result of leakage from an underground storage tank. As a result of discussions with the State of New Jersey Department of Environmental Protection (the Department), in December 1989, Leisure submitted a Ground Water Quality Assessment Program (GWQAP) work plan to the Department which outlined a two-phase approach for the site assessment. Phase I and Phase II reports were submitted to the Department in August 1990 and November 1990, respectively. In August 1991, a Phase III report was submitted to the Department, which detailed Leisure's final stage of the assessment program. In July 1992, Leisure entered into a memorandum of agreement with the Department as an alternative to the GWQAP under which Leisure will sample and monitor the groundwater contamination under the Department's oversight. A sampling and monitoring schedule was submitted to the Department in September 1992 and was approved by the state of New Jersey in November 1994. Leisure has undertaken several remedial measures to improve groundwater quality at its facility. The most recent groundwater sampling reports indicate that sampling has been performed in accordance with the Department's Field Sampling Manual and that the remedial measures taken by Leisure have made an improvement in groundwater quality at the site. Leisure believes that the ultimate resolution of this matter will not have a material adverse effect on its financial position or results of operations. In addition, at Leisure's facility in Mahwah, it has discharged bus wash and toilet waste into the groundwater.

                                      F-23

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

The Department has indicated that if Leisure continues to discharge this bus wash and toilet waste into the groundwater, the Department would require Leisure to connect to the public sanitary sewer system. Leisure ceased discharging bus wash and bus toilet waste to groundwater. Currently, Leisure periodically hauls this waste off site for disposal. After consulting with an environmental engineer, Leisure accrued approximately $220,000 which is included in accounts payable and accrued liabilities at December 31, 1994 and 1995 for the anticipated cost of connecting to the sewer system.

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Prepaid insurance....................  $   1,184  $   1,319
Deferred tax asset -- current........      1,549      1,406
Cash surrender value of life
  insurance..........................        533        612
Other................................        998        803
                                       ---------  ---------
                                       $   4,264  $   4,140
                                       =========  =========

  NOTES RECEIVABLE FROM STOCKHOLDERS

     Suburban and Gray Line SF had receivables from certain stockholders totaling $880,000 and $881,000 at December 31, 1994 and 1995, respectively. The loans are unsecured, noninterest-bearing and payable on demand.

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Trade accounts payable...............  $    4,837  $    3,697
Accrued compensation and benefits....       2,418       2,747
Accrued insurance claims payable.....       6,224       7,084
Other................................       3,245       3,584
                                       ----------  ----------
                                       $   16,724  $   17,112
                                       ==========  ==========

9.  ALLOWANCE FOR DOUBTFUL ACCOUNTS AND NOTES RECEIVABLE:

     The activity in the allowance for doubtful accounts is as follows:

                                        BALANCE AT    CHARGED TO                   BALANCE
                                        BEGINNING     COSTS AND                   AT END OF
                                        OF PERIOD      EXPENSES     WRITE-OFFS     PERIOD
                                        ----------    ----------    ----------    ---------
                                                          (IN THOUSANDS)
Year ended December 31, 1993.........     $  316        $  144        $ (136)       $ 324
                                        ==========    ==========    ==========    =========
Year ended December 31, 1994.........     $  324        $  215        $ (219)       $ 320
                                        ==========    ==========    ==========    =========
Year ended December 31, 1995.........     $  320        $  118        $ (137)       $ 301
                                        ==========    ==========    ==========    =========

                                      F-24

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10.  STOCKHOLDERS' EQUITY:

     The common stock authorized, issued and outstanding of the Founding Companies consists of the following:

                                                                 DECEMBER 31
                                                            --------------------
                                                               1994       1995
                                                            ---------  ---------
                                                              (IN THOUSANDS)
Suburban --
  Common stock, no par, 13,250 shares
     authorized, 549 shares issued .................        $   73        $   73
Gray Line SF --
  Common stock, no par, 6,000,000
     shares authorized, 4,358,879 shares issued ....         6,529         6,529
Leisure --
  Common stock, $100 par, 100 shares
     authorized, 16 2/3 shares issued ..............             2             2
Community --
  Common stock, no par, 7,500 shares
     authorized, 3,600 shares issued ...............            75            75
Adventure --
  Common stock, no par, 2,500 shares
     authorized, 300 shares issued .................            16            16
Arrow --
  Common stock, $100 par, 990 shares
     authorized, 10 shares issued ..................             1             1
                                                            ------        ------
                                                            $6,696        $6,696
                                                            ======        ======

     Treasury stock represents shares of Community common stock acquired from a related party and are carried at cost.

11.  PRO FORMA NET INCOME (UNAUDITED):

     The Founding Companies have been managed throughout the periods presented as independent closely-held companies. Therefore, general and administrative expenses for the periods presented reflect compensation and related benefits that owners received from their respective businesses during these periods. Pro forma information has been presented for the purpose of reflecting net income as if the Mergers had occurred January 1, 1993. Certain stockholders have agreed to reductions in salaries and benefits in connection with the Mergers and will enter into five-year employment agreements which provide for a set base salary, participation in future incentive bonus plans, certain other benefits and two-year covenants not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the stockholders of the Founding Companies have agreed to receive from the respective Founding Company subsequent to the Mergers. In addition, the pro forma data present the incremental provision for income taxes as if all entities had been subject to federal and state income taxes and for the impact of the compensation differential discussed above.

                                      F-25

                         THE COMBINED FOUNDING COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

12. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1996, Coach USA, through separate wholly-owned subsidiaries, entered into definitive agreements to acquire the individual Founding Companies. See "Risk Factors" included elsewhere herein.

     In connection with the Mergers, the Founding Companies will dividend certain assets to their stockholders, consisting of land and buildings, cash surrender value of life insurance policies and automobiles, with a total carrying value of $4,180,000 as of December 31, 1995. In addition, the Founding Companies will make distributions of cash and investments of approximately $4,484,000 prior to the Mergers, which represent the S Corporation Accumulated Adjustment Accounts of certain of the Founding Companies. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in assets of $8,664,000, liabilities of $660,000 and stockholders' equity of $8,004,000.

     Concurrent with the Mergers, certain of the Founding Companies will enter into agreements with their stockholders to lease land and buildings used in the operations of the Founding Companies for negotiated amounts and terms.

                                     F-26

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Coach USA, Inc.

     We have audited the accompanying balance sheet of Coach USA, Inc. (a Delaware corporation) as of December 31, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Coach USA, Inc. as of December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas,
March 21, 1996

                                      F-27

                                 COACH USA, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 1995
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

CASH AND CASH EQUIVALENTS .....................................           $   1
DEFERRED OFFERING COSTS .......................................             188
PROPERTY AND EQUIPMENT, net ...................................               9
                                                                          -----
           Total assets .......................................           $ 198
                                                                          =====
LIABILITIES AND STOCKHOLDER'S EQUITY

ACCRUED LIABILITIES AND AMOUNTS DUE
  TO STOCKHOLDER ..............................................           $ 197
                                                                          -----
           Total liabilities ..................................             197
                                                                          -----

STOCKHOLDER'S EQUITY:
     Common stock, $.01 par,
       30,000,000 shares authorized,
       1,473,724 shares issued ................................              15
     Additional paid-in capital ...............................             (14)
                                                                          -----
           Total stockholder's
             equity ...........................................               1
                                                                          -----
           Total liabilities and
             stockholder's equity .............................           $ 198
                                                                          =====

   The accompanying notes are an integral part of this financial statement.

                                      F-28

                                 COACH USA, INC.
                             NOTES TO BALANCE SHEET

1.  BUSINESS AND ORGANIZATION:

     Coach USA, Inc. (Coach USA or the Company) was founded in September 1995, to create a nationwide motorcoach service provider. Coach USA intends to acquire local and regional motorcoach companies, complete an initial public offering
(IPO) of its common stock and, subsequent to the IPO, continue to acquire, through merger or purchase, similar companies to expand their national and regional operations.

     Coach USA's primary assets at December 31, 1995, are cash and deferred offering costs. Coach USA has not conducted any operations and all activities to date have related to the acquisitions and the IPO. Cash of $1,000 was generated from the initial capitalization of the Company (See Note 2). All other expenditures to date have been funded by the stockholder on behalf of the Company. Accordingly, statements of operations, changes in stockholder's equity and cash flows would not provide meaningful information and have been omitted. There is no assurance that the pending acquisitions discussed below will be completed and that Coach USA will be able to generate future operating revenues. Funding for the deferred offering costs has been provided by the stockholder. Coach USA is dependent upon the IPO to fund the amounts due to the stockholder, the pending acquisitions and future operations.

2.  STOCKHOLDER'S EQUITY:

     In connection with the organization and initial capitalization of Coach USA, the Company issued 147.3724 shares of common stock for $1,000. See Note 3.

3.  SUBSEQUENT EVENTS:

     In March 1996, Coach USA declared a stock dividend of 9,999 shares of common stock for each share of common stock then outstanding. In addition, Coach USA increased the number of authorized shares of common stock to 30,000,000 shares and authorized 500,000 shares of $.01 par value preferred stock. The effects of the common stock dividend and the increase in the number of common shares authorized have been retroactively reflected on the balance sheet and in the accompanying notes. In addition, subsequent to December 31, 1995, the Company issued 692,000 (which reflects the common stock dividend) shares of common stock to various members of management at par.

     Coach USA and separate wholly-owned subsidiaries have signed definitive agreements to acquire by merger six companies (Founding Companies) to be effective with the IPO. The companies to be acquired are Suburban Transit Corp. and related companies, Grosvenor Bus Lines, Inc. and subsidiaries, (operating as Gray Line of San Francisco), Leisure Time Tours, Community Bus Lines, Inc. and related companies, Cape Transit Corp. (operating as Adventure Trails), and Arrow Stage Lines, Inc. The aggregate consideration that will be paid by Coach USA to acquire the Founding Companies is approximately $88.4 million (based upon an assumed offering price of $13 per share) consisting of a combination of cash and common stock.

4. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     Subsequent to December 31, 1995, the Company has incurred additional costs, including professional fees and travel, associated with the acquisition of the Founding Companies and the IPO. Accordingly, accrued liabilities and amounts due to the stockholder have increased to approximately $3,000,000 as of April 22, 1996.

     The Company has entered into agreements with Exel Motorcoach Partnership ("Exel") whereby Exel will provide introductions to other motorcoach businesses and other consulting services for a term of three years. The consideration to be paid to Exel will be approximately $100,000 per year. In addition, Exel will be paid a commission on any acquisition completed by the Company with motorcoach businesses introduced to it by Exel, based on a formula ranging from 5% of the first $1,000,000 of consideration paid for the acquired business to 1% of the consideration in excess of $4,000,000 paid for such business. Mr. Paul Verrochi, who will become a director of the Company upon consummation of the Offering, is a principal of Exel.

     On March 22, 1996, Coach USA filed a Registration Statement on Form S-1 for the sale of its common stock. See "Risk Factors" included elsewhere herein.

                                      F-29

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Suburban Transit Corp.

     We have audited the accompanying combined balance sheets of Suburban Transit Corp. (a New Jersey corporation) and related companies as of December 31, 1994 and 1995, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Suburban Transit Corp. and related companies as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 29, 1996

                                      F-30

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                             COMBINED BALANCE SHEETS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                               DECEMBER 31
                                                          ----------------------
                                                             1994        1995
                                                          ----------  ----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents .....................       $ 2,226       $ 1,861
     Accounts receivable, less
       allowance of $50 ............................         1,372           952
     Notes receivable from
       stockholders ................................           655           652
     Inventories ...................................           720           796
     Investments -- restricted .....................           362           365
     Prepaid expenses and other
       current assets ..............................           919           577
                                                           -------       -------
           Total current assets ....................         6,254         5,203
PROPERTY AND EQUIPMENT, net ........................         8,759        10,826
OTHER ASSETS .......................................            83            62
                                                           -------       -------
           Total assets ............................       $15,096       $16,091
                                                           =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Current maturities of long-term
       obligations .................................       $   914       $ 1,217
     Accounts payable and accrued
       liabilities .................................         4,354         4,067
                                                           -------       -------
           Total current
           liabilities .............................         5,268         5,284
LONG-TERM OBLIGATIONS, net of current
  maturities .......................................         2,944         3,850
DEFERRED INCOME TAXES ..............................         2,084         2,055
                                                           -------       -------
           Total liabilities .......................        10,296        11,189
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 13,250
       shares authorized,
        549 shares issued ..........................            73            73
     Retained earnings .............................         4,727         4,829
                                                           -------       -------
           Total stockholders'
             equity ................................         4,800         4,902
                                                           -------       -------
           Total liabilities and
             stockholders' equity ..................       $15,096       $16,091
                                                           =======       =======

The accompanying notes are an integral part of these combined financial statements.

                                      F-31

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                          COMBINED STATEMENTS OF INCOME
                             (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31
                                       ----------------------------------
                                          1993        1994        1995
                                       ----------  ----------  ----------
REVENUES.............................  $   32,274  $   30,427  $   29,752
OPERATING EXPENSES...................      28,903      27,526      25,322
                                       ----------  ----------  ----------
           Gross profit..............       3,371       2,901       4,430
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       2,417       2,283       2,563
                                       ----------  ----------  ----------
           Operating income..........         954         618       1,867
OTHER (INCOME) EXPENSE:
     Interest expense................         227         282         432
     Interest income.................         (33)        (39)       (114)
     Other, net......................         (19)        (96)       (105)
                                       ----------  ----------  ----------
INCOME BEFORE INCOME TAXES...........         779         471       1,654
PROVISION FOR INCOME TAXES...........         259         128         423
                                       ----------  ----------  ----------
NET INCOME...........................  $      520  $      343  $    1,231
                                       ==========  ==========  ==========
PRO FORMA DATA (Unaudited):
     Historical net income...........  $      520  $      343  $    1,231
     Pro forma compensation
     differential....................         569         597         902
     Less: Pro forma provision for
     income taxes....................         294         282         621
                                       ----------  ----------  ----------
PRO FORMA NET INCOME.................  $      795  $      658  $    1,512
                                       ==========  ==========  ==========

The accompanying notes are an integral part of these combined financial statements.

                                      F-32

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                      COMMON STOCK                    TOTAL
                                   ------------------   RETAINED   STOCKHOLDERS'
                                   SHARES     AMOUNT    EARNINGS      EQUITY
                                   -------    -------   --------   -------------
BALANCE AT DECEMBER 31, 1992 ..        549    $    73    $ 4,624     $ 4,697
     Dividends paid ...........       --         --         (455)       (455)
     Net income ...............       --         --          520         520
                                   -------    -------    -------     -------
BALANCE AT DECEMBER 31, 1993 ..        549         73      4,689       4,762
     Dividends paid ...........       --         --         (305)       (305)
     Net income ...............       --         --          343         343
                                   -------    -------    -------     -------
BALANCE AT DECEMBER 31, 1994 ..        549         73      4,727       4,800
     Dividends paid ...........       --         --       (1,129)     (1,129)
     Net income ...............       --         --        1,231       1,231
                                   -------    -------    -------     -------
BALANCE AT DECEMBER 31, 1995 ..        549    $    73    $ 4,829     $ 4,902
                                   =======    =======    =======     =======

The accompanying notes are an integral part of these combined financial statements.

                                      F-33

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                        COMBINED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                     YEAR ENDED DECEMBER 31
                                                -------------------------------
                                                  1993        1994        1995
                                                -------     -------     -------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income ............................    $   520     $   343     $ 1,231
     Adjustments to reconcile net
       income to net cash provided by
       operating activities --
           Depreciation ....................        848         893         878
           Gain on sale of assets ..........       --           (96)       (105)
           Deferred tax provision ..........        157        --           303
           Changes in operating
             assets and
             liabilities --
             Accounts receivable,
             net ...........................        (13)       (387)        420
             Inventories ...................        (75)        (77)        (76)
             Prepaid expenses and
                other current
                assets .....................       (410)        301          36
             Accounts payable and
                accrued
                liabilities ................        354         349        (291)
             Other .........................         21          20           2
                                                -------     -------     -------
                   Net cash provided
                      by operating
                      activities ...........      1,402       1,346       2,398
                                                -------     -------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment ...........................     (1,074)     (1,748)     (3,199)
     Proceeds from sales of property
       and equipment .......................       --           875         359
     Purchases of
       investments -- restricted ...........       --          (252)         (3)
                                                -------     -------     -------
                   Net cash used in
                      investing
                      activities ...........     (1,074)     (1,125)     (2,843)
                                                -------     -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations .........................     (1,196)     (1,819)     (3,037)
     Proceeds from issuance of
       long-term obligations ...............      1,390       1,670       4,246
     Dividends paid ........................       (455)       (305)     (1,129)
                                                -------     -------     -------
                   Net cash provided
                      by (used in)
                      financing
                      activities ...........       (261)       (454)         80
                                                -------     -------     -------
NET INCREASE (DECREASE) IN CASH ............         67        (233)       (365)
CASH AND CASH EQUIVALENTS, beginning
  of year ..................................      2,392       2,459       2,226
                                                -------     -------     -------
CASH AND CASH EQUIVALENTS, end of
  year .....................................    $ 2,459     $ 2,226     $ 1,861
                                                =======     =======     =======
                                                -------     -------     -------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest ................    $   201     $   307     $   232
     Cash paid for income taxes ............         58         160         114

The accompanying notes are an integral part of these combined financial statements.

                                      F-34

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Suburban Transit Corp. and its six affiliated companies (collectively, the Company) operate city transit services, provide local commuter service and provide motorcoach transportation services in the New York/New Jersey metropolitan area. The Company also provides charter and group tour services.

     The Company and its stockholders intend to enter into a definitive agreement with Coach USA, Inc. (Coach USA), pursuant to which the Company will merge with a subsidiary of Coach USA (the Merger). All outstanding shares of the Company's common stock will be exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Suburban Transit Corp. and affiliated companies which are under common control and management of three related stockholders. All significant intercompany transactions and balances have been eliminated.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     Included in investments at December 31, 1994 and 1995, are certificates of deposit of $250,000 which are used as collateral for loans and cash deposits of $112,000 and $115,000, respectively, which are restricted as to withdrawal related to the Company's accrued insurance claims payable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from the state of New Jersey and other governmental entities. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

                                      F-35

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     Two of the affiliated companies are S Corporations and the remaining companies are C Corporations for federal income tax purposes. Federal income taxes for the C Corporations are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have a material effect, if any, on the combined financial statements. The Company will adopt SFAS 121 in 1996.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                          ESTIMATED         DECEMBER 31
                                        USEFUL LIVES   ----------------------
                                           (YEARS)        1994        1995
                                        -------------  ----------  ----------
                                                           (IN THOUSANDS)
Transportation equipment.............       5-12       $   15,683  $   17,354
Other................................       5-10            1,007       1,061
                                                       ----------  ----------
                                                           16,690      18,415
Less -- Accumulated depreciation.....                      (7,931)     (7,589)
                                                       ----------  ----------
                                                       $    8,759  $   10,826
                                                       ==========  ==========

                                      F-36

                  SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                                           DECEMBER 31
                                                                                    ------------------------
                                                                                     1994             1995
                                                                                    -------          -------
                                                                                         (IN THOUSANDS)
Notes payable to a bank, interest at the bank's floating base rate (8.5% at
  December 31, 1995), due in monthly installments of $52,900, maturing at
  various dates through June 2002; secured by transportation equipment ..........   $ 1,911          $ 3,739

Notes payable to a bank, interest at prime (8.5% at December 31, 1995)
  plus 0.5%, due in monthly installments of $34,700, maturing at various
  dates through January 1999; secured by transportation equipment ...............     1,576            1,157

Note payable to a bank, interest at
  certificate of deposit rate (3.0% at December 31, 1995) plus 1%, due in monthly installments of $10,400 plus interest, maturing December 1996;
  secured by a certificate of deposit ...........................................       240              115

Other ...........................................................................       131               56
                                                                                    -------          -------
                                                                                      3,858            5,067
Less -- Current maturities ......................................................      (914)          (1,217)
                                                                                    -------          -------
                                                                                    $ 2,944          $ 3,850
                                                                                    =======          =======

At December 31, 1995, future principal payments of long-term obligations are as follows (in thousands):

Year ending December 31 --
     1996............................  $   1,217
     1997............................        993
     1998............................        863
     1999............................        735
     2000............................        694
     Thereafter......................        565
                                       ---------
                                       $   5,067
                                       =========


Management estimates that the fair value of its debt obligations approximates the historical value of $5,067,000 at December 31, 1995.

5.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. The S Corporations in the affiliated group are not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. These companies' S Corporation status will terminate with the effective date of the Merger. These companies are subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

                                     F-37

                 SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The provision for taxes on income consists of the following:

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Current --
     Federal.........................  $      84  $     118  $     103
     State...........................         18         10         17
                                       ---------  ---------  ---------
                                             102        128        120
                                       ---------  ---------  ---------
Deferred --
     Federal.........................         25        (33)       172
     State...........................        132         33        131
                                       ---------  ---------  ---------
                                             157     --            303
                                       ---------  ---------  ---------
                                       $     259  $     128  $     423
                                       =========  =========  =========


     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
                                           (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $    2,084  $    2,055
     Other...........................          95         124
                                       ----------  ----------
           Total deferred income tax
             liabilities.............       2,179       2,179
                                       ----------  ----------
Deferred income tax assets --
     Accrued expenses................        (605)       (318)
     General business credits........        (859)       (859)
     Other...........................         (54)        (38)
                                       ----------  ----------
           Gross deferred income tax
             assets..................      (1,518)     (1,215)
           Less valuation
             allowance...............         859         859
                                       ----------  ----------
           Net deferred income tax
             assets..................        (659)       (356)
                                       ----------  ----------
                                       $    1,520  $    1,823
                                       ==========  ==========

                                     F-38


                 SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Tax at statutory rate................  $     273  $     165  $     579
     Add (deduct) --
           State income taxes........         98         28         96
           Effect of S Corporation
             income..................       (108)       (39)      (252)
           Other, net................         (4)       (26)    --
                                       ---------  ---------  ---------
                                       $     259  $     128  $     423
                                       =========  =========  =========

     For financial reporting purposes, the Company has general business credit carryforwards which have been fully offset by a valuation allowance. The general business credit carryforwards will expire at various periods from 1996 through 2000.

6.  COMMITMENTS AND CONTINGENCIES:

  SERVICE CONTRACTS

     The Company provides shuttle and charter operations for a university. The contract is renewable by mutual agreement of the parties every three years. The existing contract, if not renewed, expires in June 1996. Revenues from the shuttle and charter operations totaled approximately $3,000,000, $3,400,000 and $3,500,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

  PURCHASE COMMITMENTS

     The Company has entered into a commitment to purchase 10 motorcoaches during 1996 for approximately $3,000,000. The Company is currently evaluating various financing alternatives associated with the purchase of these motorcoaches.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995, was $830,000, $1,076,000 and $856,000, respectively. Included in these amounts are rent expenses of $342,000 for operating facilities owned by a stockholder. The term of the leases is through 2030 and provides for a 10% escalation in rent expense every five years. The Company is responsible for all real estate taxes, insurance and maintenance. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $      342
     1997............................         342
     1998............................         348
     1999............................         376
     2000............................         376
     Thereafter......................      15,142
                                       ----------
                                       $   16,926
                                       ==========

                                     F-39

                 SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying combined financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

     The Company is the plaintiff in a lawsuit against a bus company, Inner Circle Qonexions, Inc. ("Inner Circle") and the Township of East Brunswick, New Jersey. The Company has challenged the award to Inner Circle of a contract for access to certain bus terminals in that Township and the Township's right to restrict access to those terminals. The Company has had exclusive access to the terminals under a contract with the Township and has retained its access to the terminals and is continuing to carry passengers between the terminals and New York City while this litigation is pending. In its complaint, the Company has alleged that it will lose significant revenues if denied access to the terminals, although the Company acknowledges that access to the terminals should be open to all motorcoach operators with the proper authority. The suit was filed in United States District Court for the District of New Jersey in 1994 and proceedings in the case are continuing. Based upon consultation with legal counsel, management is unable to form an opinion as to the ultimate outcome of this matter. If the Company does not prevail, management is uncertain whether it will be able to recoup a significant portion of its lost revenues.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $100,000 deductible. As such, any claim within the first $100,000 per incident would be the financial obligation of the Company. The Company is contingently liable for a letter of credit of $115,000 issued in connection with the Company's insurance policies.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLANS

     The Company maintains various 401(k) plans which allow eligible employees to defer a portion of their income through contributions to the plans. Company contributions to the plans were $134,000, $126,000 and $120,000 in 1993, 1994 and 1995, respectively.

  COLLECTIVE BARGAINING AGREEMENTS

     The Company is a party to collective bargaining agreements with certain of its employees. These agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire in 1998.

                                     F-40

                 SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
           Prepaid insurance.........  $     239  $     139
           Deferred tax
           asset -- current..........        610        304
           Other.....................         70        134
                                       ---------  ---------
                                       $     919  $     577
                                       =========  =========

  NOTES RECEIVABLE FROM STOCKHOLDERS

     The Company had receivables from certain stockholders totaling $655,000 and $652,000 at December 31, 1994 and 1995, respectively. The loans are unsecured, noninterest-bearing and payable on demand.

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
           Trade accounts payable....  $   1,203  $     922
           Accrued compensation and
           benefits..................        940        587
           Accrued insurance claims
           payable...................      1,069      1,314
           Other.....................      1,142      1,244
                                       ---------  ---------
                                       $   4,354  $   4,067
                                       =========  =========

                                     F-41

                 SUBURBAN TRANSIT CORP. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner has agreed to reductions in salary and benefits in connection with the Merger and will enter into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data presents compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1996, the Company and its stockholders entered into a definitive agreement with Coach USA providing for the Merger of the Company with a subsidiary of Coach USA.

     In connection with the Merger, the Company will dividend certain assets to the stockholders consisting of land and buildings, with a total carrying value of $57,000 as of December 31, 1995. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in assets of $57,000 and stockholders' equity of $57,000.

     Concurrent with the Merger, the Company will enter into agreements with the stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                                     F-42

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Grosvenor Bus Lines, Inc.:

     We have audited the accompanying consolidated balance sheets of Grosvenor Bus Lines, Inc. (a California corporation), and subsidiaries as of October 31, 1994 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended October 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Grosvenor Bus Lines, Inc., and subsidiaries as of October 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 29, 1996

                                     F-43

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                         CONSOLIDATED BALANCE SHEETS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                             OCTOBER 31
                                       ----------------------     JANUARY 31
                                          1994        1995           1996
                                       ----------  ----------     ----------
                                                                  (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      261  $      401      $      49
     Accounts receivable, less
        allowance of $150............       2,055       2,367          1,747
     Notes receivable from
        stockholder..................         225         229            229
     Inventories.....................         422         474            470
     Investments -- restricted.......         506         759            759
     Prepaid expenses and other
        current assets...............       1,187       1,001            839
                                       ----------  ----------     ----------
           Total current assets......       4,656       5,231          4,093
PROPERTY AND EQUIPMENT, net..........       8,282       7,668          7,499
OTHER ASSETS.........................         557         365            396
                                       ----------  ----------     ----------
           Total assets..............  $   13,495  $   13,264      $  11,988
                                       ==========  ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    1,140  $    1,358      $   1,436
     Accounts payable and accrued
        liabilities..................       2,355       2,260          1,713
     Note payable to stockholder.....         256          --             --
                                       ----------  ----------     ----------
           Total current
           liabilities...............       3,751       3,618          3,149
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       4,504       3,281          3,100
DEFERRED INCOME TAXES................       1,132       1,183          1,184
                                       ----------  ----------     ----------
           Total liabilities.........       9,387       8,082          7,433
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 6,000,000
        shares authorized, 4,358,879
        shares issued................       6,529       6,529          6,529
     Retained deficit................      (2,421)     (1,347)        (1,974)
                                       ----------  ----------     ----------
           Total stockholders'
             equity..................       4,108       5,182          4,555
                                       ----------  ----------     ----------
           Total liabilities and
             stockholders' equity....  $   13,495  $   13,264      $  11,988
                                       ==========  ==========      =========

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-44

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                      CONSOLIDATED STATEMENTS OF INCOME
                            (AMOUNTS IN THOUSANDS)

                                                                             THREE MONTHS ENDED
                                             YEAR ENDED OCTOBER 31               JANUARY 31
                                       ----------------------------------  ----------------------
                                          1993        1994        1995        1995        1996
                                       ----------  ----------  ----------  ----------  ----------
                                                                               (UNAUDITED)
REVENUES.............................  $   22,122  $   24,487  $   29,235  $    5,153  $    5,728
OPERATING EXPENSES...................      16,590      18,990      22,627       4,760       5,021
                                       ----------  ----------  ----------  ----------  ----------
           Gross profit..............       5,532       5,497       6,608         393         707
GENERAL AND ADMINISTRATIVE
EXPENSES.............................       4,129       3,794       4,722       1,208       1,459
                                       ----------  ----------  ----------  ----------  ----------
           Operating income (loss)...       1,403       1,703       1,886        (815)       (752)
OTHER (INCOME) EXPENSE:
     Interest expense................         404         441         583         153         102
     Interest income.................         (43)        (39)        (24)         (2)         (7)
     Other, net......................        (133)        (79)       (129)        (24)     --
                                       ----------  ----------  ----------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES....       1,175       1,380       1,456        (942)       (847)
PROVISION (BENEFIT) FOR INCOME
TAXES................................         503         456         382        (264)       (220)
                                       ----------  ----------  ----------  ----------  ----------
NET INCOME (LOSS)....................  $      672  $      924  $    1,074  $     (678) $     (627)
                                       ==========  ==========  ==========  ==========  ==========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $      672  $      924  $    1,074  $     (678) $     (627)
     Pro forma compensation
     differential....................         107         119         373          88         166
     Less: Pro forma provision
        (benefit) for income taxes...          44         176         362         (83)        (57)
                                       ----------  ----------  ----------  ----------  ----------
PRO FORMA NET INCOME (LOSS)..........  $      735  $      867  $    1,085  $     (507) $     (404)
                                       ==========  ==========  ==========  ==========  ==========

The accompanying notes are an integral part of these consolidated financial statements.
                                     F-45

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                             COMMON STOCK                          TOTAL
                                       -------------------------     RETAINED  STOCKHOLDERS'
                                          SHARES        AMOUNT       DEFICIT      EQUITY
                                       ------------    ---------     --------  -------------
BALANCE AT OCTOBER 31, 1992..........     4,358,879    $   6,529     $ (4,017)      $ 2,512
     Net income......................       --            --              672           672
                                       ------------    ---------     --------    ----------
BALANCE AT OCTOBER 31, 1993..........     4,358,879        6,529       (3,345)        3,184
     Net income......................       --            --              924           924
                                       ------------    ---------     --------    ----------
BALANCE AT OCTOBER 31, 1994..........     4,358,879        6,529       (2,421)        4,108
     Net income......................       --            --            1,074         1,074
                                       ------------    ---------     --------    ----------
BALANCE AT OCTOBER 31, 1995..........     4,358,879        6,529       (1,347)        5,182
     Net loss (unaudited)............       --            --             (627)         (627)
                                       ------------    ---------     --------    ----------
BALANCE AT JANUARY 31, 1996
  (unaudited)........................     4,358,879    $   6,529     $ (1,974)      $ 4,555
                                       ============    =========     ========    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-46

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (AMOUNTS IN THOUSANDS)

                                                                                                    THREE MONTHS ENDED
                                                                        YEAR ENDED OCTOBER 31            JANUARY 31
                                                                   -------------------------------  --------------------
                                                                     1993       1994       1995       1995       1996
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                                                        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...........................................  $     672  $     924  $   1,074  $    (678) $    (627)
     Adjustments to reconcile net income (loss) to net cash
        provided by (used in) operating activities --
           Depreciation..........................................        833        806        878        210        232
           Gain on sale of assets................................         (3)       (65)       (80)        --         --
           Deferred tax provision (benefit)......................        362        346        295       (252)      (219)
           Changes in operating assets and liabilities --
             Accounts receivable, net............................       (401)      (486)      (312)       728        620
             Inventories.........................................        (28)       123        (52)        54          4
             Prepaid expenses and other current assets...........         90       (421)       225        393        382
             Accounts payable and accrued liabilities............       (151)       480       (351)      (259)      (547)
             Other...............................................         64         19        (95)         7        (31)
                                                                   ---------  ---------  ---------  ---------  ---------
                   Net cash provided by (used in) operating
                      activities.................................      1,438      1,726      1,582        203       (186)
                                                                   ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment.........................       (377)    (1,617)      (355)       (75)       (63)
     Proceeds from sales of property and
        equipment................................................         --         87        171         --         --
     Purchases of investments -- restricted......................         --         --       (253)        --         --
     Proceeds from sales of investments -- restricted............         --         69         --          3         --
                                                                   ---------  ---------  ---------  ---------  ---------
                   Net cash used in investing activities.........       (377)    (1,461)      (437)       (72)       (63)
                                                                   ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..............................................     (1,310)    (1,131)    (3,812)    (3,148)      (103)
     Proceeds from issuance of long-term
        obligations..............................................        137        862      2,807      2,807         --
                                                                   ---------  ---------  ---------  ---------  ---------
                   Net cash used in financing activities.........     (1,173)      (269)    (1,005)      (341)      (103)
                                                                   ---------  ---------  ---------  ---------  ---------
NET INCREASE (DECREASE) IN CASH..................................       (112)        (4)       140       (210)      (352)
CASH AND CASH EQUIVALENTS, beginning of year.....................        377        265        261        261        401
                                                                   ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, end of year...........................  $     265  $     261  $     401  $      51  $      49
                                                                   =========  =========  =========  =========  =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest......................................  $     379  $     413  $     524  $     149  $     145
     Cash paid for income taxes..................................        142        124         71          8         23

The accompanying notes are an integral part of these consolidated financial statements.

                                     F-47

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Grosvenor Bus Lines, Inc., and subsidiaries (the Company), operating as Gray Line of San Francisco, provides motorcoach sight-seeing services in the San Francisco, California, Bay Area. The Company also provides charter and public transit services.

     The Company and its stockholders intend to enter into a definitive agreement with Coach USA, Inc. (Coach USA), pursuant to which the Company will merge with a subsidiary of Coach USA (the Merger). All outstanding shares of the Company's common stock will be exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  BASIS OF PRESENTATION

     The consolidated financial statements include the accounts and results of operations of Grosvenor Bus Lines, Inc., all its subsidiaries, and certain transportation equipment owned by a stockholder and utilized in the operations of the business. All significant intercompany transactions and balances have been eliminated in consolidation.

  INTERIM FINANCIAL INFORMATION

     The interim consolidated financial statements as of January 31, 1996, and for the three months ended January 31, 1995 and 1996, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the consolidated interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     Included in investments at December 31, 1994 and 1995, are certificates of deposit of $506,000 and $759,000 which are used as collateral for letters of credit.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

                                     F-48

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from various tour operators in the travel service industry and governmental entities. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     The Company files a consolidated return for federal income tax purposes. Income taxes are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have a material effect, if any, on the consolidated financial statements. The Company will adopt SFAS 121 in 1996.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                           ESTIMATED           OCTOBER 31
                                          USEFUL LIVES   ----------------------
                                            (YEARS)         1994        1995
                                          ------------   ----------  ----------
                                                             (IN THOUSANDS)
Transportation equipment...............       5-12       $   10,003  $    9,940
Other..................................       5-10            3,094       3,193
                                                         ----------  ----------
                                                             13,097      13,133
Less -- Accumulated depreciation.......                      (4,815)     (5,465)
                                                         ----------  ----------
                                                         $    8,282  $    7,668
                                                         ==========  ==========

     Included in transportation equipment at October 31, 1994 and 1995, are approximately $1,151,000 and $1,180,000, respectively, of assets held under capital leases.

                                     F-49

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                                              OCTOBER 31
                                                                                       -----------------------
                                                                                        1994              1995
                                                                                       -------          -------
                                                                                             (IN THOUSANDS)
Note payable to a financial institution, interest at prime
  (8.8% at October 31, 1995) plus 2%, due in monthly installments of $30,000, maturing December 1999; secured by transportation
  equipment and personal guarantees of the stockholders .......................        $  --            $ 1,431
Notes payable to various third
  parties, interest ranging from prime plus 1.8%, to 13%, due in monthly installments of $45,707, maturing at various dates through July 1999; secured by transportation equipment and
  personal guarantees of the stockholders .....................................          2,301            1,147
Obligations under capital leases of
  certain transportation equipment, implicit interest rates ranging from 6% to
  10%, due in monthly installments of $36,763, maturing
  at various dates through 1998 ...............................................          1,058              790
Note payable to a bank, interest at
  prime plus 1.8%, maturing April
  1996; secured by transportation
  equipment and personal guarantees
  of the stockholders .........................................................           --                300
Notes payable to an affiliate,
  interest at prime plus 1%, interest
  payable monthly, principal due
  October 2000 ................................................................          1,552              300
Other .........................................................................            733              671
                                                                                       -------          -------
                                                                                         5,644            4,639
Less -- Current maturities ....................................................         (1,140)          (1,358)
                                                                                       -------          -------
                                                                                       $ 4,504          $ 3,281
                                                                                       =======          =======


     At October 31, 1995, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                        LONG-TERM     CAPITAL LEASE
                                       OBLIGATIONS     OBLIGATIONS
                                       -----------     -----------
                                               (IN THOUSANDS)
  Year ending October 31 --
        1996.........................     $ 1,089         $   381
        1997.........................         791             453
        1998.........................       1,189             169
        1999.........................         465              --
        2000.........................         313              --
        Thereafter...................           2              --
                                        ---------      ----------
                                          $ 3,849           1,003
                                        =========
  Less -- Amounts representing
     interest........................                        (213)
                                                       ----------
                                                          $   790
                                                       ==========

Management estimates that the fair value of its debt obligations approximates the historical value of $3,849,000 at October 31, 1995.

                                     F-50

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  NOTE PAYABLE TO STOCKHOLDER

     The Company had borrowings from a stockholder totaling $256,000 at October 31, 1994. The borrowings were unsecured, noninterest-bearing and payable upon demand.

5.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes.

     The provision for taxes on income consists of the following:

                                            YEAR ENDED OCTOBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Current --
     Federal.........................  $      20  $      13  $      15
     State...........................        121         97         72
                                       ---------  ---------  ---------
                                             141        110         87
                                       ---------  ---------  ---------
Deferred --
     Federal.........................        368        338        291
     State...........................         (6)         8          4
                                       ---------  ---------  ---------
                                             362        346        295
                                       ---------  ---------  ---------
                                       $     503  $     456  $     382
                                       =========  =========  =========


     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

                                     F-51

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows:

                                            OCTOBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $   1,132  $   1,183
                                       ---------  ---------
           Total deferred income tax
             liabilities.............      1,132      1,183
                                       ---------  ---------
Deferred income tax assets --
     Accrued expenses................        (74)      (179)
     General business credits........        (51)       (45)
     Net operating losses............       (672)      (338)
     Other...........................       (109)       (94)
                                       ---------  ---------
           Gross deferred income tax
             assets..................       (906)      (656)
           Less valuation
             allowance...............         51         45
                                       ---------  ---------
           Net deferred income tax
             assets..................       (855)      (611)
                                       ---------  ---------
                                       $     277  $     572
                                       =========  =========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                            YEAR ENDED OCTOBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)

Tax at statutory rate................  $     411  $     483  $     510
     Add (deduct) --
           State income taxes........         74         69         58
           Nondeductible expenses....         18         13         13
           Effect of nontaxable
             income from personal
             assets (transportation
             equipment) of stockholder        --       (109)      (199)
                                       ---------  ---------  ---------
                                       $     503  $     456  $     382
                                       =========  =========  =========

     For purposes of the consolidated federal tax return, the Company has net operating loss carryforwards available to offset taxable income of the Company in the future. The net operating loss carryforwards will expire in 2004. The Company also has general business credit carryforwards which have been fully offset by a valuation allowance. The general business credit carryforwards will expire at various periods from 1996 through 2002.

                                     F-52

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

6.  COMMITMENTS AND CONTINGENCIES:

  SERVICE CONTRACTS

     The Company has entered into three long-term service contracts with governmental entities to provide transit and commuter service throughout northern California. The contracts expire at various dates through June 1998. Under the terms of the contracts, the Company recognized revenues of $8,735,000, $10,085,000 and $12,325,000 for the years ended October 31, 1993, 1994 and 1995, respectively.

  LETTERS OF CREDIT

     The Company is contingently liable for letters of credit totaling $1,150,000 issued in connection with the Company's long-term service contracts and insurance policies. These letters of credit require commitment fees ranging from one to two percent paid on an annual basis and are secured by certificates of deposit and a guarantee by a stockholder.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended October 31, 1993, 1994 and 1995, was $862,000, $868,000 and $1,019,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending October 31 --
     1996............................  $     629
     1997............................        574
     1998............................        560
     1999............................        568
     2000............................        572
     Thereafter......................      1,419
                                       ---------
                                       $   4,322
                                       =========

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying consolidated financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $10,000 deductible. As such, any claim within the first $10,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through October 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                                     F-53

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  EMPLOYEE BENEFIT PLANS

     The Company maintains a 401(k) plan which allows eligible employees to defer a portion of their income through contributions to the plan. Under the provisions of the plan, employees may contribute up to a maximum of four percent of employee compensation, and the Company matches 50 percent of amounts contributed by employees. Company contributions to the plan were $23,000, $26,000 and $27,000 in 1993, 1994, and 1995, respectively.

  COLLECTIVE BARGAINING AGREEMENTS

     The Company is a party to collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire in 1998.

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                            OCTOBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Prepaid insurance....................  $     196  $     216
Deferred tax asset -- current........        476        515
Other................................        515        270
                                       ---------  ---------
                                       $   1,187  $   1,001
                                       =========  =========

  NOTES RECEIVABLE FROM STOCKHOLDER

     The Company had receivables from a stockholder totaling $225,000 and $229,000 at October 31, 1994 and 1995, respectively. The loans are unsecured, noninterest-bearing and payable on demand.

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                            OCTOBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Trade accounts payable...............  $   1,175  $     828
Accrued compensation and benefits....        680        769
Accrued insurance claims payable.....        136        170
Other................................        364        493
                                       ---------  ---------
                                       $   2,355  $   2,260
                                       =========  =========

                                     F-54

                  GROSVENOR BUS LINES, INC. AND SUBSIDIARIES
                  (OPERATING AS GRAY LINE OF SAN FRANCISCO)
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on November 1, 1992.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner has agreed to reductions in salary and benefits in connection with the Merger and will enter into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

10.  EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC
     ACCOUNTANTS (UNAUDITED):

     In March 1996, the Company and its stockholders entered into a definitive agreement with Coach USA providing for the Merger of the Company with a subsidiary of Coach USA.

                                     F-55

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Leisure Time Tours:

     We have audited the accompanying balance sheets of Leisure Time Tours (a New Jersey corporation) as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leisure Time Tours as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 29, 1996

                                     F-56

                              LEISURE TIME TOURS
                                BALANCE SHEETS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            DECEMBER 31
                                       ----------------------
                                          1994        1995
                                       ----------  ----------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $    2,222  $    1,315
     Accounts receivable, less
       allowance of $62 and $37......         462         579
     Inventories.....................         237         234
     Investments, including
       restricted of $300 and $300...         606         885
     Prepaid expenses and other
       current assets................         973       1,055
                                       ----------  ----------
           Total current assets......       4,500       4,068
PROPERTY AND EQUIPMENT, net..........      11,182      13,479
OTHER ASSETS.........................          42          90
                                       ----------  ----------
           Total assets..............  $   15,724  $   17,637
                                       ==========  ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       obligations...................  $    1,009  $    1,334
     Accounts payable and accrued
       liabilities...................       5,095       5,271
                                       ----------  ----------
           Total current
           liabilities...............       6,104       6,605
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       2,289       2,999
DEFERRED INCOME TAXES................         554         558
                                       ----------  ----------
           Total liabilities.........       8,947      10,162
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $100 par, 100
       shares authorized, 16 2/3
       shares issued.................           2           2
     Retained earnings...............       6,775       7,473
                                       ----------  ----------
           Total stockholders'
             equity..................       6,777       7,475
                                       ----------  ----------
           Total liabilities and
             stockholders' equity....  $   15,724  $   17,637
                                       ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                                     F-57

                              LEISURE TIME TOURS
                             STATEMENTS OF INCOME
                            (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31
                                       ----------------------------------
                                          1993        1994        1995
                                       ----------  ----------  ----------
REVENUES.............................  $   17,534  $   17,694  $   18,992
OPERATING EXPENSES...................      15,497      14,139      14,577
                                       ----------  ----------  ----------
           Gross profit..............       2,037       3,555       4,415
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       2,128       1,934       1,895
                                       ----------  ----------  ----------
           Operating income (loss)...         (91)      1,621       2,520
OTHER (INCOME) EXPENSE:
     Interest expense................         380         317         339
     Interest income.................         (41)        (71)       (104)
     Other, net......................         (26)        (62)       (103)
                                       ----------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES....        (404)      1,437       2,388
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................         (32)        139         225
                                       ----------  ----------  ----------
NET INCOME (LOSS)....................  $     (372) $    1,298  $    2,163
                                       ==========  ==========  ==========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $     (372) $    1,298  $    2,163
     Pro forma compensation
        differential.................         203         211         309
     Pro forma provision (benefit)
        for income taxes.............         (42)        546         895
                                       ----------  ----------  ----------
PRO FORMA NET INCOME (LOSS)..........  $     (127) $      963  $    1,577
                                       ==========  ==========  ==========

The accompanying notes are an integral part of these financial statements.

                                     F-58

                              LEISURE TIME TOURS
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                      COMMON STOCK                    TOTAL
                                    ----------------    RETAINED   STOCKHOLDERS'
                                    SHARES    AMOUNT    EARNINGS      EQUITY
                                    ------    ------    ---------    ---------
BALANCE AT DECEMBER 31, 1992......  16 2/3     $  2      $  6,270       $ 6,272
     Dividends paid...............   --        --            (246)         (246)
     Net loss.....................   --        --            (372)         (372)
                                    ------    ------    ---------    ----------
BALANCE AT DECEMBER 31, 1993......  16 2/3        2         5,652         5,654
     Dividends paid...............   --        --            (175)         (175)
     Net income...................   --        --           1,298         1,298
                                    ------    ------    ---------    ----------
BALANCE AT DECEMBER 31, 1994......  16 2/3        2         6,775         6,777
     Dividends paid...............   --        --          (1,465)       (1,465)
     Net income...................   --        --           2,163         2,163
                                    ------    ------    ---------    ----------
BALANCE AT DECEMBER 31, 1995......  16 2/3     $  2      $  7,473       $ 7,475
                                    ======    ======    =========    ==========

The accompanying notes are an integral part of these financial statements.

                                     F-59

                              LEISURE TIME TOURS
                           STATEMENTS OF CASH FLOWS
                            (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31
                                       ----------------------------------
                                          1993        1994        1995
                                       ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $     (372) $    1,298  $    2,163
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
           Depreciation..............       1,451       1,164       1,053
           (Gain) loss on sale of
              assets.................          60         (62)         44
           Net gain on sale of
              investments............         (33)        (17)       (153)
           Deferred tax provision
              (benefit)..............         (49)        (56)         60
           Changes in operating
              assets and
              liabilities --
             Accounts receivable,
                 net.................         186        (171)       (117)
             Inventories.............          61          99           3
             Investments.............        (124)       (132)       (126)
             Prepaid expenses and
                 other current
                 assets..............         (35)       (146)       (156)
             Accounts payable and
                 accrued
                 liabilities.........         376         643         194
             Other...................         (12)         74         (48)
                                       ----------  ----------  ----------
                   Net cash provided
                       by operating
                       activities....       1,509       2,694       2,917
                                       ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................        (911)        (94)     (5,625)
     Proceeds from sales of property
       and equipment.................         170          99       2,231
                                       ----------  ----------  ----------
                   Net cash provided
                       by (used in)
                       investing
                       activities....        (741)          5      (3,394)
                                       ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations...................      (1,759)       (990)     (1,065)
     Proceeds from issuance of
       long-term obligations.........         422         500       2,100
     Dividends paid..................        (246)       (175)     (1,465)
                                       ----------  ----------  ----------
                   Net cash used in
                       financing
                       activities....      (1,583)       (665)       (430)
                                       ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH......        (815)      2,034        (907)
CASH AND CASH EQUIVALENTS, beginning
  of year............................       1,003         188       2,222
                                       ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, end of
  year...............................  $      188  $    2,222  $    1,315
                                       ==========  ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      372  $      310  $      318
     Cash paid for income taxes......         100           1         364

The accompanying notes are an integral part of these financial statements.

                                     F-60

                              LEISURE TIME TOURS
                        NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Leisure Time Tours (the Company) provides motorcoach transportation services through regularly scheduled excursion, charter and group tour services primarily in the states of New Jersey, New York and Pennsylvania.

     The Company and its stockholders intend to enter into a definitive agreement with Coach USA, Inc. (Coach USA), pursuant to which the Company will merge with a subsidiary of Coach USA (the Merger). All outstanding shares of the Company's common stock will be exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA.

     The Company has a working capital deficit as of December 31, 1995. The Company may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. The Company has historically funded its operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurances, management believes that the Company has adequate financing alternatives to fund the Company's operations through the first quarter of 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1994 and 1995, investments have been categorized as trading securities, are stated at fair value, and are classified in the balance sheets as current assets. Investments at December 31, 1994 and 1995 consist of marketable equity securities and certificates of deposit. The realized gains and losses on the sale of investments classified as trading securities are determined using the specific identification method. Unrealized losses on trading securities totaling $30,000, $600 and $78,000 are included in net income for the years ended December 31, 1993, 1994 and 1995, respectively.

     Included in investments at December 31, 1994 and 1995, are cash deposits of $300,000 which are restricted as to withdrawal related to the Company's accrued insurance claims payable.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

                                     F-61

                              LEISURE TIME TOURS
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from various tour operators in the travel service industry. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have a material effect, if any, on the financial statements. The Company will adopt SFAS 121 in 1996.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                          ESTIMATED          DECEMBER 31
                                         USEFUL LIVES   ----------------------
                                           (YEARS)         1994        1995
                                        --------------  ----------  ----------
                                                            (IN THOUSANDS)

Transportation equipment.............         12        $   18,672  $   19,107
Other................................        3-25            3,214       3,221
                                                        ----------  ----------
                                                            21,886      22,328
Less -- Accumulated depreciation.....                      (10,704)     (8,849)
                                                        ----------  ----------
                                                        $   11,182  $   13,479
                                                        ==========  ==========

                                     F-62

                              LEISURE TIME TOURS
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                                      DECEMBER 31
                                                                                ----------------------
                                                                                   1994        1995
                                                                                ----------  ----------
                                                                                     (IN THOUSANDS)
Notes payable to a bank, interest ranging from 8.0% to 8.4%, due in monthly installments of $133,000, maturing December 1997 through September 2002;
  secured by transportation equipment, inventories, accounts receivable and personal guarantee of a
  stockholder ............................................................        $ 3,178      $ 4,251
Other ....................................................................            120           82
                                                                                  -------      -------
                                                                                    3,298        4,333
Less -- Current maturities ...............................................         (1,009)      (1,334)
                                                                                  -------      -------
                                                                                  $ 2,289      $ 2,999
                                                                                  =======      =======

At December 31, 1995, future principal payments of long-term obligations are as follows (in thousands):

Year ending December 31 --
        1996.........................  $   1,334
        1997.........................      1,449
        1998.........................        279
        1999.........................        302
        2000.........................        328
        Thereafter...................        641
                                       ---------
                                       $   4,333
                                       =========

     Management estimates that the fair value of its debt obligations approximates the historical value of $4,333,000 at December 31, 1995.

5.  INCOME TAXES:

     The Company has elected S Corporation status, as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. The Company's S Corporation status will terminate with the effective date of the Merger. The Company is subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     The provision for taxes on income consists of the following:

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
State --
     Current.........................  $      17  $     195  $     165
     Deferred........................        (49)       (56)        60
                                       ---------  ---------  ---------
                                       $     (32) $     139  $     225
                                       =========  =========  =========

                                     F-63

                              LEISURE TIME TOURS
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

     The components of deferred income tax liabilities and assets are as follows:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     554  $     558
     Other...........................         24          6
                                       ---------  ---------
           Total deferred income tax
             liabilities.............        578        564
                                       ---------  ---------
Deferred income tax assets --
     Accrued expenses................       (331)      (257)
     Other...........................         (6)        (6)
                                       ---------  ---------
           Total deferred income tax
             assets..................       (337)      (263)
                                       ---------  ---------
                                       $     241  $     301
                                       ========= ==========

6.  COMMITMENTS AND CONTINGENCIES:

  PURCHASE COMMITMENTS

     The Company has entered into commitments to purchase 12 motorcoaches during 1996 for approximately $3.5 million. The Company has deposited $24,000 for the purchase of these motorcoaches as of December 31, 1995, and is currently evaluating financing alternatives with its present lending institution.

  LEASES

     The Company leases facilities and equipment under cancelable lease agreements. Rental expense for the years ended December 31, 1993, 1994 and 1995 was $71,000, $79,000 and $60,000, respectively.

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company subject to a $50,000 deductible (prior to April 1, 1995, the deductible was $100,000). As such, any claim within the first $50,000 per incident would be the financial obligation of the Company. The Company is contingently liable for a letter of credit of $300,000 issued in connection with the Company's insurance policies.

                                     F-64

                              LEISURE TIME TOURS
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  EMPLOYEE BENEFIT PLANS

     The Company maintains a 401(k) plan which allows eligible employees to defer a portion of their income through contributions to the plan. Under the provisions of the plan, employees may contribute up to a maximum of four percent of employee compensation, and the Company matches 50 percent of amounts contributed by employees. Company contributions to the plan were $13,000, $14,000 and $20,000 in 1993, 1994 and 1995, respectively.

  COLLECTIVE BARGAINING AGREEMENT

     The Company is a party to a collective bargaining agreement with certain of its employees. The agreement requires the Company to pay specified wages and provide certain benefits to its union employees. This agreement will expire in 1999.

  RELATED-PARTY TRANSACTIONS

     During 1994 and 1995, the Company had transactions with related parties consisting primarily of services for purchased transportation and motorcoach maintenance. During 1994, total revenues and expenses were approximately $24,000 and $23,000, respectively. During 1995, total revenues and expenses were approximately $213,000 and $217,000, respectively. At December 31, 1994 and 1995, the net amount due to affiliated companies was $27,000 and $30,000, respectively, which is included in trade accounts payable.

  ENVIRONMENTAL CONCERNS

     Certain groundwater contamination has occurred at the Company's facility in Mahwah, New Jersey as a result of leakage from an underground storage tank. As a result of discussions with the State of New Jersey Department of Environmental Protection (the Department), in December 1989, the Company submitted a Ground Water Quality Assessment Program (GWQAP) work plan to the Department which outlined a two-phase approach for the site assessment. Phase I and Phase II reports were submitted to the Department in August 1990 and November 1990, respectively. In August 1991, a Phase III report was submitted to the Department, which detailed the Company's final stage of the assessment program. In July 1992, the Company entered into a memorandum of agreement with the Department as an alternative to the GWQAP under which the Company will sample and monitor the groundwater contamination under the Department's oversight. A sampling and monitoring schedule was submitted to the Department in September 1992 and was approved by the state of New Jersey in November 1994. The Company has undertaken several remedial measures to improve groundwater quality at its facility. The most recent groundwater sampling reports indicate that sampling has been performed in accordance with the Department's Field Sampling Manual and that the remedial measures taken by the Company have made an improvement in groundwater quality at the site. The Company believes that the ultimate resolution of this matter will not have a material adverse effect on the financial position or results of operations of the Company. In addition, at the Company's facility in Mahwah, the Company has discharged bus wash and toilet waste into the groundwater. The Department has indicated that if the Company continues to discharge this bus wash and toilet waste into the groundwater, the Department would require the Company to connect to the public sanitary sewer system. The Company has ceased discharging bus wash and bus toilet waste to groundwater. Currently, the Company periodically hauls this waste off site for disposal.

                                     F-65

                              LEISURE TIME TOURS
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)
After consulting with an environmental engineer, the Company accrued approximately $220,000 which is included in accounts payable and accrued liabilities at December 31, 1994 and 1995 for the anticipated cost of connecting to the sewer system.

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)

Prepaid insurance....................  $     444  $     703
Deferred tax asset -- current........        337        263
Other................................        192         89
                                       ---------  ---------
                                       $     973  $   1,055
                                       =========  =========

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)

Trade accounts payable...............  $     997  $     887
Accrued compensation and benefits....        273        268
Accrued insurance claims payable.....      3,159      3,624
Other................................        666        492
                                       ---------  ---------
                                       $   5,095  $   5,271
                                       =========  =========

                                     F-66

                              LEISURE TIME TOURS
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner has agreed to reductions in salary and benefits in connection with the Merger and will enter into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1996, the Company and its stockholders entered into a definitive agreement with Coach USA providing for the Merger of the Company with a subsidiary of Coach USA.

     In connection with the Merger, the Company will dividend certain assets to the stockholders consisting of land, buildings and automobiles with a total carrying value of $2,064,000 as of December 31, 1995. In addition, the Company will make a cash distribution of approximately $3,100,000 prior to the Merger which represents the Company's estimated S Corporation Accumulated Adjustment Account. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in assets of $5,164,000 and stockholders' equity of $5,164,000. Pursuant to the dividend of land and buildings, the stockholders will indemnify Coach USA for existing environmental remediation liabilities associated with the property, including liabilities related to those issues discussed in Note 6.

     Concurrent with the Merger, the Company will enter into agreements with the stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                                     F-67

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Community Bus Lines, Inc.:

     We have audited the accompanying combined balance sheets of Community Bus Lines, Inc. (a New Jersey corporation), and related companies as of December 31, 1994 and 1995, and the related combined statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Community Bus Lines, Inc., and related companies, as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 29, 1996

                                     F-68

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                           COMBINED BALANCE SHEETS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     269  $     209
     Accounts receivable, less
       allowance of $10..............        183        183
     Inventories.....................        257        307
     Investments, including
       restricted of $528 and $580...      1,059      1,046
     Prepaid expenses and other
       current assets................        766      1,022
                                       ---------  ---------
           Total current assets......      2,534      2,767
PROPERTY AND EQUIPMENT, net..........      2,590      3,241
OTHER ASSETS.........................        182        137
                                       ---------  ---------
           Total assets..............  $   5,306  $   6,145
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       obligations...................  $     315  $     497
     Accounts payable and accrued
       liabilities...................      2,485      2,953
     Notes payable to stockholder....        132        171
                                       ---------  ---------
           Total current
          liabilities................      2,932      3,621
LONG-TERM OBLIGATIONS, net of current
     maturities......................        784      1,191
                                       ---------  ---------
           Total liabilities.........      3,716      4,812
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 7,500
       shares authorized, 3,600
       shares issued.................         75         75
     Additional paid-in capital......        102        102
     Retained earnings...............      1,837      1,580
     Treasury stock, at cost.........       (424)      (424)
                                       ---------  ---------
           Total stockholders'
            equity...................      1,590      1,333
                                       ---------  ---------
           Total liabilities and
            stockholders' equity.....  $   5,306  $   6,145
                                       =========  =========

The accompanying notes are an integral part of these combined financial statements.
                                     F-69

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                        COMBINED STATEMENTS OF INCOME
                            (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31
                                       ----------------------------------
                                          1993        1994        1995
                                       ----------  ----------  ----------
REVENUES.............................  $   13,179  $   14,106  $   13,807
OPERATING EXPENSES...................      11,057      12,228      11,680
                                       ----------  ----------  ----------
           Gross profit..............       2,122       1,878       2,127
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................       1,760       1,999       2,193
                                       ----------  ----------  ----------
           Operating income (loss)...         362        (121)        (66)
OTHER (INCOME) EXPENSE:
     Interest expense................         264         228         262
     Interest income.................         (34)        (38)        (49)
     Other, net......................          28          49         (40)
                                       ----------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES....         104        (360)       (239)
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................           1         (98)       (177)
                                       ----------  ----------  ----------
NET INCOME (LOSS)....................  $      103  $     (262) $      (62)
                                       ==========  ==========  ==========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $      103  $     (262) $      (62)
     Pro forma compensation
        differential.................         818       1,015       1,449
     Less: Pro forma provision for
        income taxes.................         383         338         669
                                       ----------  ----------  ----------
PRO FORMA NET INCOME.................  $      538  $      415  $      718
                                       ==========  ==========  ==========

The accompanying notes are an integral part of these combined financial statements.

                                     F-70

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                 COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                          COMMON STOCK      ADDITIONAL                                TOTAL
                                        ----------------     PAID-IN      TREASURY    RETAINED    STOCKHOLDERS'
                                        SHARES    AMOUNT     CAPITAL       STOCK      EARNINGS       EQUITY
                                        ------    ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1992.........    3,600     $ 75       $  102       $ (424)     $2,101        $ 1,854
     Net income......................     --       --          --           --            103            103
                                        ------    ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1993.........    3,600       75          102         (424)      2,204          1,957
     Dividends paid..................     --       --          --           --           (105)          (105)
     Net loss........................     --       --          --           --           (262)          (262)
                                        ------    ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1994.........    3,600       75          102         (424)      1,837          1,590
     Dividends paid..................     --       --          --           --           (195)          (195)
     Net loss........................     --       --          --           --            (62)           (62)
                                        ------    ------    ----------    --------    --------    -------------
BALANCE AT DECEMBER 31, 1995.........    3,600     $ 75       $  102       $ (424)     $1,580        $ 1,333
                                        ======    ======    ==========    ========    ========    =============

The accompanying notes are an integral part of these combined financial statements.

                                     F-71

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                      COMBINED STATEMENTS OF CASH FLOWS
                            (AMOUNTS IN THOUSANDS)

                                                                                        YEAR ENDED DECEMBER 31
                                                                                   --------------------------------
                                                                                     1993       1994        1995
                                                                                   ---------  ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...........................................................  $     103  $    (262) $      (62)
     Adjustments to reconcile net income (loss) to net cash provided by operating activities --
           Depreciation..........................................................        365        349         350
           (Gain) loss on sale of assets.........................................         --         15          (4)
           Deferred tax benefit..................................................         (3)      (114)       (204)
           Changes in operating assets and liabilities --
             Accounts receivable, net............................................        (36)       (25)         --
             Inventories.........................................................        (41)       (48)        (50)
             Investments.........................................................     --            132          65
             Prepaid expenses and other current assets...........................       (693)       404         (48)
             Accounts payable and accrued liabilities............................         68        410         507
             Other...............................................................        158         74          41
                                                                                   ---------  ---------  ----------
                   Net cash provided by (used in) operating activities...........        (79)       935         595
                                                                                   ---------  ---------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment.........................................         --       (436)     (1,001)
     Proceeds from sales of property and equipment...............................         --         10           4
     Purchases of investments -- restricted......................................         --        (19)        (52)
                                                                                   ---------  ---------  ----------
                   Net cash used in investing activities.........................         --       (445)     (1,049)
                                                                                   ---------  ---------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term obligations.................................       (910)      (804)       (459)
     Proceeds from issuance of long-term obligations.............................        700        558       1,048
     Dividends paid..............................................................         --       (105)       (195)
                                                                                   ---------  ---------  ----------
                   Net cash provided by (used in) financing activities...........       (210)      (351)        394
                                                                                   ---------  ---------  ----------
NET INCREASE (DECREASE) IN CASH..................................................       (289)       139         (60)
CASH AND CASH EQUIVALENTS, beginning of year.....................................        419        130         269
                                                                                   ---------  ---------  ----------
CASH AND CASH EQUIVALENTS, end of year...........................................  $     130  $     269  $      209
                                                                                   =========  =========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid for interest......................................................  $     248  $     212  $      294
     Cash paid for income taxes..................................................         30         31          14

The accompanying notes are an integral part of these combined financial statements.

                                     F-72

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Community Bus Lines, Inc., and its six affiliated companies (collectively, the Company) operate city transit services, provide local commuter service and provide motorcoach charter and group tour services. The Company operates primarily in the New York/New Jersey metropolitan area.

     The Company and its stockholders intend to enter into a definitive agreement with Coach USA, Inc. (Coach USA), pursuant to which the Company will merge with a subsidiary of Coach USA (the Merger). All outstanding shares of the Company's common stock will be exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA.

     The Company has a working capital deficit as of December 31, 1995. The Company may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. The Company has historically funded its operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurances, management believes that the Company has adequate financing alternatives to fund the Company's operations through the first quarter of 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    BASIS OF PRESENTATION

     The combined financial statements include the accounts and results of operations of Community Bus Lines, Inc., and certain affiliated companies which are under common control and management of six related stockholders. All significant intercompany transactions and balances have been eliminated.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At December 31, 1994 and 1995, investments have been categorized as trading securities, are stated at fair value, and are classified in the balance sheets as current assets. Investments at December 31, 1994 and 1995 consist of debt securities, marketable equity securities and certificates of deposit.

     The realized gains and losses on the sale of investments classified as trading securities are determined using the specific identification method. Unrealized gains/(losses) on trading securities totaling $(11,000), $(18,000) and $25,000 are included in net income for the years ended December 31, 1993, 1994 and 1995, respectively.

     Included in investments at December 31, 1994 and 1995, are money market funds and certificates of deposit of $528,000 and $580,000, respectively, which are restricted as to withdrawal related to the Company's accrued insurance claims payable.

                                     F-73

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  TREASURY STOCK

     Treasury stock represents shares of the Company's common stock acquired from a related party and are carried at cost.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from governmental entities and various tour operators in the travel service industry. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion, commuter and transit services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  INCOME TAXES

     One of the affiliated companies is a C Corporation and the remaining companies are S Corporations for federal income tax purposes. Federal income taxes for the C Corporation are provided under the liability method considering the tax effects of transactions reported in the financial statements which are different from the tax return. The deferred tax assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the underlying assets or liabilities are recovered or settled.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have a material effect, if any, on the combined financial statements. The Company will adopt SFAS 121 in 1996.

                                     F-74

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                       ESTIMATED         DECEMBER 31
                                     USEFUL LIVES   ----------------------
                                        (YEARS)        1994        1995
                                     -------------  ----------  ----------
                                                        (IN THOUSANDS)

Transportation equipment.............      12       $    4,300  $    4,926
Other................................     3-10           1,471       1,509
                                                    ----------  ----------
                                                         5,771       6,435
Less -- Accumulated depreciation.....                   (3,181)     (3,194)
                                                    ----------  ----------
                                                    $    2,590  $    3,241
                                                    ==========  ==========

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                                      DECEMBER 31
                                                                                   ------------------
                                                                                    1994       1995
                                                                                   -------    -------
                                                                                      (IN THOUSANDS)
Notes payable to financial institutions, interest ranging from LIBOR (5.4% at
  December 31, 1995) plus 1%, to 10.5%, due in monthly installments of $31,320, maturing March 1996 through May 2001; secured by certain transportation equipment and personal guarantees
  of the stockholders ..........................................................   $   375    $ 1,100
Notes payable to banks, interest
  ranging from 7.3% to 9%, due in monthly installments of $17,250 plus interest, maturing March 1996 through April 2000; secured by
  certain transportation equipment .............................................       626        480
Other ..........................................................................        98        108
                                                                                   -------    -------
                                                                                     1,099      1,688
Less -- Current maturities .....................................................      (315)      (497)
                                                                                   -------    -------
                                                                                   $   784    $ 1,191
                                                                                   =======    =======

     At December 31, 1995, future principal payments of long-term obligations are as follows (in thousands):

Year ending December 31 --
     1996............................  $     497
     1997............................        360
     1998............................        277
     1999............................        277
     2000............................        208
     Thereafter......................         69
                                       ---------
                                       $   1,688
                                       =========

     Management estimates that the fair value of its debt obligations approximates the historical value of $1,688,000 at December 31, 1995.

                                     F-75

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTES PAYABLE TO STOCKHOLDER

     The Company had borrowings from a stockholder totaling $132,000 and $171,000 at December 31, 1994 and 1995, respectively. The borrowings are unsecured, bear interest at 10.5%, and are payable in monthly installments of approximately $12,000.

5.  INCOME TAXES:

     The Company has implemented Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which provides for a liability approach to accounting for income taxes. The S Corporations in the affiliated group are not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. These companies' S Corporation status will terminate with the effective date of the Merger. These companies are subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     The provision for taxes on income consists of the following:

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
Current --
     Federal.........................  $      --  $       5  $       1
     State...........................          4         11         26
                                       ---------  ---------  ---------
                                               4         16         27
                                       ---------  ---------  ---------
Deferred --
     Federal.........................         (8)       (51)      (172)
     State...........................          5        (63)       (32)
                                       ---------  ---------  ---------
                                              (3)      (114)      (204)
                                       ---------  ---------  ---------
                                       $       1  $     (98) $    (177)
                                       =========  =========  =========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

                                     F-76

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     101  $     130
     Other...........................         25         33
                                       ---------  ---------
           Total deferred income tax
             liabilities.............        126        163
                                       ---------  ---------
Deferred income tax assets --
     Accrued expenses................       (305)      (546)
     Other...........................         (3)        (3)
                                       ---------  ---------
           Total deferred income tax
             assets..................       (308)      (549)
                                       ---------  ---------
                                       $    (182) $    (386)
                                       =========  =========

     The differences in income taxes provided and the amounts determined by applying the federal statutory tax rate to income before income taxes result from the following:

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)

Tax at statutory rate................  $      36  $    (126) $     (84)
     Add (deduct) --
           State income taxes........          6        (34)        (3)
           Effect of S Corporation
             income..................        (46)        59       (146)
           Other, net................          5          3         56
                                       ---------  ---------  ---------
                                       $       1  $     (98) $    (177)
                                       =========  =========  =========

6.  COMMITMENTS AND CONTINGENCIES:

  PURCHASE COMMITMENTS

     The Company has entered into a commitment to purchase two motorcoaches during 1996 for approximately $600,000. The Company intends to trade in one motorcoach and finance the balance with bank debt which is presently being negotiated.

                                     F-77

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995, was $190,000, $297,000 and $357,000, respectively. Included in these amounts are rent expenses paid to affiliated companies of $97,000, $233,000 and $300,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $     250
     1997............................        240
     1998............................        226
     1999............................        228
     2000............................        229
     Thereafter......................        343
                                       ---------
                                       $   1,516
                                       =========

     Included in the yearly rental payments above is $195,000 to be paid to affiliated companies in each year through 2000.

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying combined financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $100,000 deductible. As such, any claim within the first $100,000 per incident would be the financial obligation of the Company. The Company maintains a letter of credit of $500,000 which requires a commitment fee of one percent which is payable annually and is secured by certificates of deposit.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  COLLECTIVE BARGAINING AGREEMENTS

     The Company is a party to collective bargaining agreements with certain of its employees. The agreements require the Company to pay specified wages and provide certain benefits to its union employees. These agreements expire in 1998.

                                     F-78

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)

Prepaid insurance....................  $     191  $     226
Deferred tax asset -- current........         89        297
Cash surrender value of life
insurance............................        462        479
Other................................         24         20
                                       ---------  ---------
                                       $     766  $   1,022
                                       =========  =========

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)

Trade accounts payable...............  $     306  $     263
Accrued compensation and benefits....        143        634
Accrued insurance claims payable.....      1,755      1,810
Other................................        281        246
                                       ---------  ---------
                                       $   2,485  $   2,953
                                       =========  =========

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner has agreed to reductions in salary and benefits in connection with the Merger and will enter into five-year employment agreements which provide for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if all of the affiliated companies had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

                                     F-79

               COMMUNITY BUS LINES, INC. AND RELATED COMPANIES
            NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1996, the Company and its stockholders entered into a definitive agreement with Coach USA providing for the Merger of the Company with a subsidiary of Coach USA.

     In connection with the Merger, the Company will dividend certain assets to the stockholders, consisting of cash surrender value of life insurance policies and automobiles, with a total carrying value of $514,000 as of December 31, 1995. In addition, the Company will make a cash distribution of approximately $655,000 prior to the Merger which represents the Company's estimated S Corporation Accumulated Adjustment Account. Had these transactions been recorded at December 31, 1995, the effect on the accompanying balance sheet would be a decrease in assets of $1,169,000, liabilities of $130,000 and stockholders' equity of $1,039,000.

                                     F-80

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Cape Transit Corp.:

     We have audited the accompanying balance sheets of Cape Transit Corp. (a New Jersey corporation) as of December 31, 1994 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cape Transit Corp. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 29, 1996

                                     F-81

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                                BALANCE SHEETS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $     129  $      20
     Accounts receivable, less
       allowance of $14 and $16......         77        141
     Inventories.....................        367        326
     Prepaid expenses and other
       current assets................         97         27
                                       ---------  ---------
           Total current assets......        670        514
PROPERTY AND EQUIPMENT, net..........      8,521      8,294
OTHER ASSETS.........................         46         36
                                       ---------  ---------
           Total assets..............  $   9,237  $   8,844
                                       =========  =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
       obligations...................  $   1,648  $   1,708
     Accounts payable and accrued
       liabilities...................      1,397      1,223
     Notes payable to stockholders...        315        315
                                       ---------  ---------
           Total current
            liabilities..............      3,360      3,246
LONG-TERM OBLIGATIONS, net of current
  maturities.........................      5,653      4,675
DEFERRED INCOME TAXES................        120        142
                                       ---------  ---------
           Total liabilities.........      9,133      8,063
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par, 2,500
       shares authorized, 300 shares
       issued........................         16         16
     Retained earnings...............         88        765
                                       ---------  ---------
           Total stockholders'
            equity...................        104        781
                                       ---------  ---------
           Total liabilities and
            stockholders' equity.....  $   9,237  $   8,844
                                       =========  =========

  The accompanying notes are an integral part of these financial statements.

                                     F-82

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                             STATEMENTS OF INCOME
                            (AMOUNTS IN THOUSANDS)

                                            YEAR ENDED DECEMBER 31
                                       ---------------------------------
                                         1993        1994        1995
                                       ---------  ----------  ----------
REVENUES.............................  $   8,494  $   10,001  $   11,053
OPERATING EXPENSES...................      6,665       8,457       8,241
                                       ---------  ----------  ----------
           Gross profit..............      1,829       1,544       2,812
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................        840         968       1,089
                                       ---------  ----------  ----------
           Operating income..........        989         576       1,723
OTHER (INCOME) EXPENSE:
     Interest expense................        640         683         787
     Other, net......................        (14)        (42)        141
                                       ---------  ----------  ----------
INCOME (LOSS) BEFORE INCOME TAXES....        363         (65)        795
PROVISION (BENEFIT) FOR INCOME
  TAXES..............................         35          (7)         76
                                       ---------  ----------  ----------
NET INCOME (LOSS)....................  $     328  $      (58) $      719
                                       =========  ==========  ==========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $     328  $      (58) $      719
     Pro forma compensation
        differential.................         79          86         142
     Less: Pro forma provision for
        income taxes.................        152          16         324
                                       ---------  ----------  ----------
PRO FORMA NET INCOME.................  $     255  $       12  $      537
                                       =========  ==========  ==========

The accompanying notes are an integral part of these financial statements.

                                     F-83

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                      COMMON STOCK                    TOTAL
                                    ----------------    RETAINED  STOCKHOLDERS'
                                    SHARES    AMOUNT    EARNINGS     EQUITY
                                    ------    ------    --------- -------------
BALANCE AT DECEMBER 31, 1992......    300      $ 16       $ (99)      $ (83)
     Dividends paid...............   --        --           (42)        (42)
     Net income...................   --        --           328         328
                                    ------    ------    ---------    ------
BALANCE AT DECEMBER 31, 1993......    300        16         187         203
     Dividends paid...............   --        --           (41)        (41)
     Net loss.....................   --        --           (58)        (58)
                                    ------    ------    ---------    ------
BALANCE AT DECEMBER 31, 1994......    300        16          88         104
     Dividends paid...............   --        --           (42)        (42)
     Net income...................   --        --           719         719
                                    ------    ------    ---------    ------
BALANCE AT DECEMBER 31, 1995......    300      $ 16       $ 765       $ 781
                                    ======    ======    =========    ======

The accompanying notes are an integral part of these financial statements.

                                     F-84

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                           STATEMENTS OF CASH FLOWS
                            (AMOUNTS IN THOUSANDS)

                                             YEAR ENDED DECEMBER 31
                                       ----------------------------------
                                          1993        1994        1995
                                       ----------  ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $      328  $      (58) $      719
     Adjustments to reconcile net
       income (loss) to net cash
       provided by operating
       activities --
           Depreciation..............         377         634         593
           (Gain) loss on sale of
             assets..................          --         (42)         60
           Deferred tax provision
             (benefit)...............          35          (7)         58
           Changes in operating
             assets and
             liabilities --
             Accounts receivable,
                net..................          52          (8)        (64)
             Inventories.............        (209)        (50)         41
             Prepaid expenses and
                other current
                assets...............         (61)          9          60
             Accounts payable and
                accrued
                liabilities..........         447         277        (174)
             Other...................         (31)         21         (16)
                                       ----------  ----------  ----------
                   Net cash provided
                      by operating
                      activities.....         938         776       1,277
                                       ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
       equipment.....................        (954)     (2,163)       (711)
     Proceeds from sales of property
       and equipment.................          --       1,172         285
                                       ----------  ----------  ----------
                   Net cash used in
                      investing
                      activities.....        (954)       (991)       (426)
                                       ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
       obligations...................      (1,012)     (2,954)     (1,545)
     Proceeds from issuance of
       long-term obligations.........       1,085       3,294         627
     Dividends paid..................         (42)        (41)        (42)
                                       ----------  ----------  ----------
                   Net cash provided
                      by (used in)
                      financing
                      activities.....          31         299        (960)
                                       ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH......          15          84        (109)
CASH AND CASH EQUIVALENTS, beginning
  of year............................          30          45         129
                                       ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, end of
  year...............................  $       45  $      129  $       20
                                       ==========  ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      649  $      799  $      680

The accompanying notes are an integral part of these financial statements.

                                     F-85

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                        NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Cape Transit Corp., operating as Adventure Trails (the Company), provides motorcoach services to the Atlantic City, New Jersey, casinos (the casinos), including shuttles from the airport, scheduled service from Philadelphia, Pennsylvania, and contract service for employee shuttles. The Company also provides charter and group tour services.

     The Company and its stockholders intend to enter into a definitive agreement with Coach USA, Inc. (Coach USA), pursuant to which the Company will merge with a subsidiary of Coach USA (the Merger). All outstanding shares of the Company's common stock will be exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA.

     The Company has a working capital deficit as of December 31, 1995. The Company may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. Management expects that expanded operations will generate sufficient cash flows from operations to meet the Company's working capital needs in 1996. In the event that cash flows from operations are not sufficient in 1996, the Company could initially defer repayment of its obligations to stockholders and may also consider other refinancing alternatives. The Company has historically funded its operations with cash flows from operations and debt from lenders and stockholders. The Company's operations may be impacted by its concentration of services provided to the casinos and its geographical concentration in New Jersey and neighboring states, as the Company could be impacted by changes in the economic or other conditions of its customer base. Additionally, the Company's operations are seasonal with the Company achieving the highest levels of operations and net income during the second and third quarters of the year. While there can be no assurances, management believes that the Company has adequate financing alternatives to fund the Company's operations through the first quarter of 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

                                     F-86

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from the casinos or their affiliates, or businesses dependent upon the casinos. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation, excursion and commuter services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have a material effect, if any, on the financial statements. The Company will adopt SFAS 121 in 1996.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                         ESTIMATED        DECEMBER 31
                                       USEFUL LIVES   --------------------
                                          (YEARS)       1994       1995
                                       -------------  ---------  ---------
                                                         (IN THOUSANDS)

Transportation equipment.............       12        $   9,411  $   9,639
Other................................      5-10             304        347
                                                      ---------  ---------
                                                          9,715      9,986
Less --Accumulated depreciation......                    (1,194)    (1,692)
                                                      ---------  ---------
                                                      $   8,521  $   8,294
                                                      =========  =========

     Included in transportation equipment at December 31, 1994 and 1995, are approximately $5,097,000 and $5,325,000, respectively, of assets held under capital leases.

                                     F-87

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:

                                                                                      DECEMBER 31
                                                                                ----------------------
                                                                                   1994       1995
                                                                                ----------  ----------
                                                                                     (IN THOUSANDS)
Notes payable to financial institutions, interest ranging from prime (8.5% at
  December 31, 1995) plus 1.5%, to 11.5%, due in monthly installments of
  $47,600, maturing at various dates through November 2004; secured by certain transportation equipment and the personal guarantees of the
  stockholders .................................................................   $ 3,257    $ 2,758
Obligations under capital leases of
  certain transportation equipment, implicit interest rates ranging from 7.7% to
  13.5%, due in monthly installments of $82,400, maturing
  at various dates through 2000 ................................................     2,986      2,708
Note payable to a bank, interest at
  prime plus 1.5%, due in monthly installments of $3,333 plus interest, maturing
  December 1998; secured by the assets of the Company and personal guarantees of
  the stockholders .............................................................       400        360
Note payable to an individual,
  interest at 7.5%, due in monthly installments of $6,224, maturing February
  2000; secured by certain transportation equipment and the personal guarantees and partial assignment of life insurance
  policies of the stockholders .................................................       319        267
Other ..........................................................................       339        290
                                                                                   -------    -------
                                                                                     7,301      6,383
Less -- Current maturities .....................................................    (1,648)    (1,708)
                                                                                   -------    -------
                                                                                   $ 5,653    $ 4,675
                                                                                   ========   =======

     At December 31, 1995, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                         LONG-TERM      CAPITAL LEASE
                                        OBLIGATIONS      OBLIGATIONS
                                        ------------    -------------
                                               (IN THOUSANDS)
     Year ending December 31 --
           1996......................      $  868          $ 1,074
           1997......................         641            1,048
           1998......................         715              636
           1999......................         319              220
           2000......................         247              103
           Thereafter................         885              123
                                        ------------    -------------
                                           $3,675            3,204
                                        ============
     Less -- Amounts representing
        interest.....................                         (496)
                                                        -------------
                                                           $ 2,708
                                                        =============

                                     F-88

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Certain obligations totaling $4,410,000 contain warranties and covenants with which the Company was not in compliance as of December 31, 1995. The Company requested and received waivers from the lenders indicating that the scheduled repayment terms would not be revised as a result of these covenant violations through January 1, 1997.

     Management estimates that the fair value of its debt obligations approximates the historical value of $3,675,000 at December 31, 1995.

  NOTES PAYABLE TO STOCKHOLDERS

     The Company had borrowings from stockholders totaling $315,000 at December 31, 1994 and 1995. The borrowings are unsecured, noninterest-bearing and payable upon demand.

5.  INCOME TAXES:

     The Company has elected S Corporation status, as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. The Company's S Corporation status will terminate with the effective date of the Merger. The Company is subject to taxation in certain states based upon the jurisdiction in which revenues are earned.

     The provision for taxes on income consists of the following:

                                           YEAR ENDED DECEMBER 31
                                       -------------------------------
                                         1993       1994       1995
                                       ---------  ---------  ---------
                                               (IN THOUSANDS)
     State --
           Current...................  $      --  $      --  $      18
           Deferred..................         35         (7)        58
                                       ---------  ---------  ---------
                                       $      35  $      (7) $      76
                                       =========  =========  =========

     Deferred taxes result from the effect of transactions which are recognized in different periods for financial and tax reporting purposes and relate primarily to depreciation and accrued insurance claims payable. Deferred income taxes are recognized for tax consequences of temporary differences by applying enacted statutory tax rates to differences between the financial reporting and the tax bases of existing assets and liabilities.

                                     F-89

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The components of deferred income tax liabilities and assets are as follows:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Deferred income tax liabilities --
     Property and equipment..........  $     120  $     142
     Other...........................     --         --
                                       ---------  ---------
           Total deferred income tax
             liabilities.............        120        142
                                       ---------  ---------
Deferred income tax assets --
     Accrued expenses................        (39)       (34)
     Other...........................        (34)        (3)
                                       ---------  ---------
           Total deferred income tax
             assets..................        (73)       (37)
                                       ---------  ---------
                                       $      47  $     105
                                       =========  =========

6.  COMMITMENTS AND CONTINGENCIES:

  PURCHASE COMMITMENTS

     The Company has entered into a commitment to purchase 11 motorcoaches during 1996 for approximately $3,100,000. The Company took delivery of the first two motorcoaches during January 1996 and financed the transaction by issuing two installment promissory notes totaling approximately $515,000 bearing interest at
9.8 percent. The notes are payable in monthly installments totaling approximately $6,700, mature January 2006, and are secured by the two motorcoaches and personal guarantees of the Company's stockholders. The Company has received a proposal from the same institution regarding the financing of the remaining motorcoaches.

  LEASES

     The Company leases certain facilities and equipment under noncancelable leases. Rental expense for the years ended December 31, 1993, 1994 and 1995, was $53,000, $56,000 and $67,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending December 31 --
     1996............................  $      63
     1997............................         45
     1998............................         42
     1999............................         42
     2000............................         35
                                       ---------
                                       $     227
                                       =========

                                     F-90

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $10,000 deductible. As such, any claim within the first $10,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through December 31, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

  COLLECTIVE BARGAINING AGREEMENT

     Certain employees of the Company are involved in discussions which could lead to their representation under a collective bargaining agreement. Such an agreement could require the Company to pay specified wages to its union employees over the course of the agreement as well as to contribute to the union's employee benefit plans.

  SUBSEQUENT EVENTS

     Subsequent to December 31, 1995, the Company issued a promissory note for $350,000, secured by certain transportation equipment, and used the proceeds to retire a capital lease obligation of approximately $166,000 and to provide working capital. The note bears interest at 10.8 percent and is payable in monthly installments of principal and interest of $8,210. The note matures July 16, 2000.

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Prepaid insurance....................  $      60  $      --
Deferred tax asset -- current........         37         27
                                       ---------  ---------
                                       $      97  $      27
                                       =========  =========

                                     F-91

                              CAPE TRANSIT CORP.
                       (OPERATING AS ADVENTURE TRAILS)
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           DECEMBER 31
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)
Trade accounts payable...............  $     735  $     371
Accrued compensation and benefits....        203        197
Accrued insurance claims payable.....         44         99
Other................................        415        556
                                       ---------  ---------
                                       $   1,397  $   1,223
                                       =========  =========

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on January 1, 1993.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. One owner has agreed to reductions in salary and benefits in connection with the Merger and will enter into a five-year employment agreement which provides for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the respective stockholder of the Company has agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal income taxes and for the income tax impact of the compensation differential discussed above.

10.  EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT
     PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1996, the Company and its stockholders entered into a definitive agreement with Coach USA providing for the Merger of the Company with a subsidiary of Coach USA.

                                     F-92

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Arrow Stage Lines, Inc.:

     We have audited the accompanying balance sheets of Arrow Stage Lines, Inc. (a Nebraska corporation), as of September 30, 1994 and 1995, and the related statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arrow Stage Lines, Inc., as of September 30, 1994 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Houston, Texas
February 29, 1996

                                     F-93

                           ARROW STAGE LINES, INC.
                                BALANCE SHEETS
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                            SEPTEMBER 30
                                       ----------------------  DECEMBER 31
                                          1994        1995         1995
                                       ----------  ----------  ------------
                                                               (UNAUDITED)
               ASSETS
CURRENT ASSETS:
     Cash and cash equivalents.......  $      147  $      286    $     95
     Accounts receivable, less
        allowance of $34, $38 and
        $38..........................       1,067       1,021         334
     Inventories.....................         285         297         271
     Investments.....................         278         543         526
     Prepaid expenses and other
        current assets...............         322         458         379
                                       ----------  ----------  ------------
           Total current assets......       2,099       2,605       1,605
PROPERTY AND EQUIPMENT, net..........      13,559      14,581      14,953
OTHER ASSETS.........................         325         196         196
                                       ----------  ----------  ------------
           Total assets..............  $   15,983  $   17,382    $ 16,754
                                       ==========  ==========  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Current maturities of long-term
        obligations..................  $    1,659  $    1,887    $  2,077
     Accounts payable and accrued
        liabilities..................       1,038       1,338         904
                                       ----------  ----------  ------------
           Total current
             liabilities.............       2,697       3,225       2,981
LONG-TERM OBLIGATIONS, net of current
  maturities.........................       9,024       9,117       9,094
                                       ----------  ----------  ------------
           Total liabilities.........      11,721      12,342      12,075
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, $100 par, 990
        shares authorized,
        10 shares issued.............           1           1           1
     Retained earnings...............       4,261       5,039       4,678
                                       ----------  ----------  ------------
           Total stockholders'
             equity..................       4,262       5,040       4,679
                                       ----------  ----------  ------------
           Total liabilities and
             stockholders' equity....  $   15,983  $   17,382    $ 16,754
                                       ==========  ==========   ===========

The accompanying notes are an integral part of these financial statements.

                                     F-94

                           ARROW STAGE LINES, INC.
                             STATEMENTS OF INCOME
                            (AMOUNTS IN THOUSANDS)

                                                                           THREE MONTHS ENDED
                                            YEAR ENDED SEPTEMBER 30           DECEMBER 31
                                       ---------------------------------  --------------------
                                         1993        1994        1995       1994       1995
                                       ---------  ----------  ----------  ---------  ---------
                                                                              (UNAUDITED)
REVENUES.............................  $   9,469  $   10,039  $   10,650  $   2,425  $   2,211
OPERATING EXPENSES...................      6,655       6,957       7,222      1,944      1,907
                                       ---------  ----------  ----------  ---------  ---------
           Gross profit..............      2,814       3,082       3,428        481        304
GENERAL AND ADMINISTRATIVE
  EXPENSES...........................      1,216       1,493       1,751        306        337
                                       ---------  ----------  ----------  ---------  ---------
           Operating income (loss)...      1,598       1,589       1,677        175        (33)
OTHER (INCOME) EXPENSE:
     Interest expense................        726         773         807        182        227
     Interest income.................        (76)        (19)        (41)        (4)       (22)
     Other, net......................       (149)       (220)       (108)       (10)        (6)
                                       ---------  ----------  ----------  ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES....      1,097       1,055       1,019          7       (232)
PROVISION FOR INCOME TAXES...........     --          --          --         --         --
                                       ---------  ----------  ----------  ---------  ---------
NET INCOME (LOSS)....................  $   1,097  $    1,055  $    1,019  $       7  $    (232)
                                       =========  ==========  ==========  =========  =========
PRO FORMA DATA (Unaudited):
     Historical net income (loss)....  $   1,097  $    1,055  $    1,019  $       7  $    (232)
     Pro forma compensation
        differential.................         60          30          32          7          8
     Less: Pro forma provision
        (benefit) for income taxes...        480         432         431          6        (92)
                                       ---------  ----------  ----------  ---------  ---------
PRO FORMA NET INCOME (LOSS)..........  $     677  $      653  $      620  $       8  $    (132)
                                       =========  ==========  ==========  =========  =========

The accompanying notes are an integral part of these financial statements.

                                     F-95

                           ARROW STAGE LINES, INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY
                  (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                      COMMON STOCK                      TOTAL
                                    ----------------    RETAINED    STOCKHOLDERS
                                    SHARES    AMOUNT    EARNINGS       EQUITY
                                    ------    ------    --------    ------------
BALANCE AT SEPTEMBER 30, 1992....      10      $  1      $2,182        $ 2,183
     Dividends paid..............    --        --           (73)           (73)
     Net income..................    --        --         1,097          1,097
                                    ------    ------    --------    ------------
BALANCE AT SEPTEMBER 30, 1993....      10         1       3,206          3,207
     Net income..................    --        --         1,055          1,055
                                    ------    ------    --------    ------------
BALANCE AT SEPTEMBER 30, 1994....      10         1       4,261          4,262
     Dividends paid..............    --        --          (241)          (241)
     Net income..................    --        --         1,019          1,019
                                    ------    ------    --------    ------------
BALANCE AT SEPTEMBER 30, 1995....      10         1       5,039          5,040
                                    ------    ------    --------    ------------
     Dividends paid (unaudited)..    --        --          (129)          (129)
     Net (loss) (unaudited)......    --        --          (232)          (232)
                                    ------    ------    --------    ------------
BALANCE AT DECEMBER 31, 1995
  (unaudited)....................      10      $  1      $4,678        $ 4,679
                                    ======    ======    ========    ============

The accompanying notes are an integral part of these financial statements.

                                     F-96

                           ARROW STAGE LINES, INC.
                           STATEMENTS OF CASH FLOWS
                            (AMOUNTS IN THOUSANDS)

                                                                             THREE MONTHS ENDED
                                            YEAR ENDED SEPTEMBER 30             DECEMBER 31
                                       ----------------------------------  ----------------------
                                          1993        1994        1995        1994        1995
                                       ----------  ----------  ----------  ----------  ----------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)...............  $    1,097  $    1,055  $    1,019  $        7  $     (232)
     Adjustments to reconcile net
        income (loss) to net cash
        provided by operating
        activities --
     Depreciation....................         766         926       1,240         257         350
           Gain on sale of assets....        (146)       (180)        (49)         --          --
           Changes in operating
             assets and
             liabilities --
             Accounts receivable,
                net..................        (211)       (193)         46         327         687
             Inventories.............         (62)        (70)        (12)         19          26
             Investments.............          --         (16)       (265)         --          17
             Prepaid expenses and
                other current
                assets...............        (179)       (120)       (136)         78          79
             Accounts payable and
                accrued
                liabilities..........         167         222         300        (419)       (434)
             Other...................          (9)       (154)        129         (51)         --
                                       ----------  ----------  ----------  ----------  ----------
                   Net cash provided
                      by operating
                      activities.....       1,423       1,470       2,272         218         493
                                       ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and
        equipment....................        (103)       (759)     (2,513)       (287)       (722)
     Proceeds from sales of property
        and equipment................         183          --         300         349          --
                                       ----------  ----------  ----------  ----------  ----------
                   Net cash provided
                      by (used in)
                      investing
                      activities.....          80        (759)     (2,213)         62        (722)
                                       ----------  ----------  ----------  ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Principal payments on long-term
        obligations..................      (2,115)     (1,382)     (2,128)       (702)       (268)
     Proceeds from issuance of
        long-term obligations........         753         572       2,449         277         435
     Dividends paid..................         (73)         --        (241)         --        (129)
                                       ----------  ----------  ----------  ----------  ----------
                   Net cash provided
                      by (used in)
                      financing
                      activities.....      (1,435)       (810)         80        (425)         38
                                       ----------  ----------  ----------  ----------  ----------
NET INCREASE (DECREASE) IN CASH......          68         (99)        139        (145)       (191)
CASH AND CASH EQUIVALENTS, beginning
  of year............................         178         246         147         147         286
                                       ----------  ----------  ----------  ----------  ----------
CASH AND CASH EQUIVALENTS, end of
year.................................  $      246  $      147  $      286  $        2  $       95
                                       ==========  ==========  ==========  ==========  ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
     Cash paid for interest..........  $      697  $      774  $      807  $      181  $      225

The accompanying notes are an integral part of these financial statements.

                                     F-97

                           ARROW STAGE LINES, INC.
                        NOTES TO FINANCIAL STATEMENTS

1.  BUSINESS AND ORGANIZATION:

     Arrow Stage Lines, Inc. (the Company), provides motorcoach charter services principally in the southwestern United States.

     The Company and its stockholders intend to enter into a definitive agreement with Coach USA, Inc. (Coach USA), pursuant to which the Company will merge with a subsidiary of Coach USA (the Merger). All outstanding shares of the Company's common stock will be exchanged for cash and shares of Coach USA's common stock concurrent with the consummation of the initial public offering (the Offering) of the common stock of Coach USA.

     The Company has a working capital deficit as of September 30, 1995. The Company may continue to experience working capital deficits as it pursues its business strategy of growth and expanding services. The Company has historically funded its operations with cash flows from operations and debt from lenders and stockholders. While there can be no assurances, management believes that the Company has adequate financing alternatives to fund the Company's operations through the first quarter of 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  INTERIM FINANCIAL INFORMATION

     The interim financial statements as of December 31, 1995, and for the three months ended December 31, 1994 and 1995, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

  CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less as cash equivalents.

  INVENTORIES

     Inventories primarily consist of motorcoach replacement parts. Inventory cost is accounted for on the first-in, first-out basis and reported at the lower of cost or market.

  INVESTMENTS

     The Company has adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that investments in debt securities and marketable equity securities be designated as trading, held-to-maturity or available-for-sale. At September 30, 1994 and 1995, investments have been categorized as trading securities, are stated at fair value, and are classified in the balance sheets as current assets. Investments at September 30, 1994 and 1995, consist of money market and mutual funds.

     The realized gains and losses on the sale of investments classified as trading securities are determined using the specific identification method. Unrealized gains, (losses) on trading securities totaling $2,000, $(3,000) and $52,000 are included in net income for the years ended September 30, 1993, 1994 and 1995, respectively.

                                     F-98

                           ARROW STAGE LINES, INC.
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. Expenditures for maintenance and repairs, including replacement of engines and certain other significant costs, are expensed as costs are incurred.

     Depreciation on transportation equipment and other assets for financial reporting purposes is computed on the straight-line basis over the estimated useful lives of the assets net of their estimated residual values.

  CONCENTRATION OF CREDIT RISK

     The Company's credit risks primarily consist of accounts receivable from various tour operators in the travel service industry. One of the Company's customers individually represents 20%, 18% and 20% of total revenues for the years ended September 30, 1993, 1994 and 1995, respectively. Management performs ongoing credit evaluations of its customers and provides allowances as deemed necessary.

  REVENUE RECOGNITION

     The Company recognizes revenue from recreation and excursion services when such services are rendered. Costs associated with the revenues are incurred and recorded as services are rendered.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  NEW ACCOUNTING PRONOUNCEMENTS

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of " (SFAS 121) which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. Adoption is required in financial statements for fiscal years beginning after December 15, 1995. The Company does not expect the adoption of SFAS 121 to have a material effect, if any, on the financial statements. The Company will adopt SFAS 121 in 1996.

3.  PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                        ESTIMATED          SEPTEMBER 30
                                       USEFUL LIVES   ----------------------
                                         (YEARS)         1994        1995
                                       ------------   ----------  ----------
                                                          (IN THOUSANDS)
Transportation equipment.............       12        $   14,288  $   15,720
Other................................       3-31           1,989       2,075
                                                      ----------  ----------
                                                          16,277      17,795
Less -- Accumulated depreciation.....                     (2,718)     (3,214)
                                                      ----------  ----------
                                                      $   13,559  $   14,581
                                                      ----------  ----------
                                                      ----------  ----------

                                     F-99

                           ARROW STAGE LINES, INC.
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Included in transportation equipment at September 30, 1994 and 1995, are approximately $8,110,000 and $7,726,000, respectively, of assets held under capital leases.

4.  LONG-TERM OBLIGATIONS:

     Long-term obligations consist of the following:
                                                                                  SEPTEMBER 30
                                                                              --------------------
                                                                                1994        1995
                                                                              --------    --------
                                           (IN THOUSANDS)
Obligations under capital leases of certain transportation equipment, implicit interest rates ranging from 6.1% to 9.7%, due in monthly installments of $93,809, maturing at various dates
  through 2002 ............................................................   $  6,379    $  5,157
Notes payable to banks, interest
  ranging from 7.1% to 8.8%, due in monthly installments totaling $84,408 including interest, maturing at various dates through July 2002; secured by certain
  transportation equipment ................................................      1,832       4,029
Note payable to a bank, interest
  at 7.5% until May 1998, at which time interest accrues at 3.2% above the
  Federal Reserve Bank rate on treasury notes, due in monthly installments of $13,849 including interest, through May 2001; secured by certain transportation
  equipment ...............................................................        870         767
Note payable to a bank, interest
  at 8.8%, due in monthly
  installments of $7,267
  including interest, through
  May 1999; secured by real
  property ................................................................        568         530
Note payable to a leasing
  corporation, interest at 8.2%, due in monthly installments of $11,756 including interest, through March 2000; secured by certain transportation
  equipment ...............................................................        626         521
Notes payable to banks, paid in
  1995 ....................................................................   $    408    $   --
                                                                              --------    --------
                                                                                10,683      11,004
Less -- Current maturities ................................................     (1,659)     (1,887)
                                                                              --------    --------
                                                                              $  9,024    $  9,117
                                                                              ========    ========

                                    F-100

                           ARROW STAGE LINES, INC.
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     At September 30, 1995, future principal payments of long-term obligations and minimum lease payments under capital lease obligations are as follows:

                                         LONG-TERM     CAPITAL LEASE
                                        OBLIGATIONS     OBLIGATIONS
                                        -----------    -------------
                                               (IN THOUSANDS)
Year ending September 30 --
     1996............................     $   973         $ 1,282
     1997............................         988           1,522
     1998............................         953             970
     1999............................       1,255             730
     2000............................         800           1,048
     Thereafter......................         878             739
                                        -----------    -------------
                                          $ 5,847           6,291
                                        ===========
Less -- Amounts representing
  interest...........................                      (1,134)
                                                       -------------
                                                          $ 5,157
                                                       =============

     Management estimates that the fair value of its debt obligations approximates the historical value of $5,847,000 at September 30, 1995.

     Certain obligations totaling $5,816,000 contain warranties and covenants with which the Company was not in compliance as of September 30, 1995. The Company requested and received waivers from the lenders indicating that the scheduled repayment terms would not be revised as a result of these covenant violations through January 1, 1997.

5.  INCOME TAXES:

     The Company has elected S Corporation status, as defined by the Internal Revenue Code, whereby the Company is not subject to taxation for federal and state purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses on their personal income tax returns. The Company's S Corporation status will terminate with the effective date of the Merger.

                                    F-101

                           ARROW STAGE LINES, INC.
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6.  COMMITMENTS AND CONTINGENCIES:

  PURCHASE COMMITMENTS

     The Company has entered into commitments to purchase 15 motorcoaches during 1996 for approximately $4,700,000. The Company intends to trade in a similar number of motorcoaches and finance the balance with bank debt which is presently being negotiated.

  LEASES

     The Company leases certain equipment under noncancelable leases. Rental expense for the years ended September 30, 1993, 1994 and 1995, was $1,000, $5,000 and $5,000, respectively. The following represents future minimum rental payments under noncancelable operating leases (in thousands):

Year ending September 30 --
     1996............................  $       5
     1997............................          2
     1998............................         --
     1999............................         --
     2000............................         --
                                             ---
                                       $       7
                                             ===

  CLAIMS AND LAWSUITS

     The Company is subject to certain claims and lawsuits arising in the normal course of business, most of which involve claims for personal injury and property damage incurred in connection with its operations. The Company maintains various insurance coverages in order to minimize financial risk associated with the claims. The Company has provided for certain of these actions in the accompanying financial statements. In the opinion of management, uninsured losses, if any, resulting from the ultimate resolution of these matters will not be material to the Company's financial position or results of operations.

  ESTIMATED INSURANCE CLAIMS PAYABLE

     The Company has a commercial motorcoach liability insurance policy that provides coverage by the insurance company, subject to a $25,000 deductible. As such, any claim within the first $25,000 per incident would be the financial obligation of the Company.

     The accrued insurance claims payable represents management's estimate of the Company's potential claims costs in satisfying the deductible provisions of the insurance policy for claims occurring through September 30, 1995. The accrual is based on known facts and historical trends, and management believes such accrual to be adequate.

                                    F-102

                           ARROW STAGE LINES, INC.
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

7.  PREPAID EXPENSES AND OTHER CURRENT ASSETS:

     Prepaid expenses and other current assets consist of the following:

                                           SEPTEMBER 30
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)

Prepaid insurance....................  $      54  $      35
Cash surrender value of life
  insurance..........................         71        133
Other................................        197        290
                                       ---------  ---------
                                       $     322  $     458
                                       =========  =========

8.  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

     Accounts payable and accrued liabilities consist of the following:

                                           SEPTEMBER 30
                                       --------------------
                                         1994       1995
                                       ---------  ---------
                                          (IN THOUSANDS)

Trade accounts payable...............  $     421  $     426
Accrued compensation and benefits....        179        292
Deferred revenue.....................        133        195
Accrued insurance claims payable.....         61         67
Other................................        244        358
                                       ---------  ---------
                                       $   1,038  $   1,338
                                       =========  =========

9.  PRO FORMA NET INCOME (UNAUDITED):

     Pursuant to the Merger, the pro forma information has been presented for the purpose of reflecting net income as if the Merger had occurred on October 1, 1992.

     General and administrative expenses for the periods presented reflect compensation and related benefits that owners received during the periods. These owners have agreed to reductions in salaries and benefits in connection with the Merger and will enter into five-year employment agreements which provide for a set base salary, participation in future incentive bonus plans, certain other benefits and a two-year covenant not to compete following termination of such person's employment.

     The unaudited pro forma data present compensation at the level the respective stockholders of the Company have agreed to receive from the Company subsequent to the Merger. In addition, the pro forma data present the incremental provision for income taxes as if the Company had been subject to federal and state income taxes and for the income tax impact of the compensation differential discussed above.

                                    F-103

                           ARROW STAGE LINES, INC.
                 NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED):

     In March 1996, the Company and its stockholders entered into a definitive agreement with Coach USA providing for the Merger of the Company with a subsidiary of Coach USA.

     In connection with the Merger, the Company will dividend certain assets to the stockholders, consisting of land, buildings, cash surrender value of life insurance and automobiles, with a total carrying value of $1,545,000 as of December 31, 1995. In addition, the Company will make a cash distribution of approximately $729,000 prior to the Merger which represents the Company's estimated S Corporation Accumulated Adjustment Account. Had these transactions been recorded at September 30, 1995, the effect on the accompanying balance sheet would be a decrease in assets of $2,274,000, liabilities of $530,000 and stockholders' equity of $1,744,000.

     Concurrent with the Merger, the Company will enter into agreements with the stockholders to lease land and buildings used in the Company's operations for a negotiated amount and term.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration Fee and the NASD Filing Fee) are estimated.

    SEC Registration Fee...................................  $       19,986
    Nasdaq National Market Listing Fees....................          43,663
    NASD Filing Fee........................................           6,296
    Blue Sky Fees and Expenses.............................          15,000
    Printing and Engraving Costs...........................         200,000
    Legal Fees and Expenses................................       1,100,000
    Accounting Fees and Expenses...........................       2,100,000
    Transfer Agent and Registrar Fees and Expenses.........           3,000
    Miscellaneous..........................................         112,055
                                                             --------------
           Total...........................................  $    3,600,000
                                                             ==============

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the
                                     II-1

General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

     Section 8 of the Underwriting Agreement filed as Exhibit 1.1 provides that the Underwriters named therein will indemnify and hold harmless the Company and each director, officer or controlling person of the Company from and against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Section 8 of such Underwriting Agreement also provides that such Underwriters will contribute to certain liabilities of such persons under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to securities of the Company issued or sold by the Company within the past three years which were not registered under the Securities Act:

          (i) In December 1995, the Company issued 147.3724 shares of Common Stock to Notre Capital Ventures II, L.L.C. for $1,000;

          (ii) In January 1996, the Company issued 30 shares of Common Stock at an effective price of $.01 per share to officers of the Company; and

          (iii) In March 1996, the Company issued 39.2 shares of Common Stock at an effective price of $.01 per share to officers of the Company, Shelli LePori (an employee of Notre), Dominic Pupolo and M Three Trust (a trust for the benefit of the children of Paul M. Verrochi).

     Subsequent to the issuance of the foregoing shares, and prior to the filing of this Registration Statement, the Company declared a stock dividend and issued 9,999 shares of Common Stock for each share of Common Stock then outstanding.

     Simultaneously with the completion of this Offering, the Company will issue 5,099,687 shares of its Common Stock in connection with the Mergers of the six Founding Companies.

     Each of these transactions was effected without registration of the relevant security under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

   EXHIBIT
    NUMBER                                 DESCRIPTION
   -------                                 -----------
     1.1*      -- Form of Underwriting Agreement

     2.1*      -- Agreement and Plan of Organization, dated as of March 21,
                  1996, by and among Coach USA, Inc., Suburban Transit Corp. and affiliated entities, Suburban Trails Acquisition Corp. and affiliated entities and the Stockholders named therein

     2.2*      -- Agreement and Plan of Organization, dated as of March 21,
                  1996, by and among Coach USA, Inc., Grosvenor Bus Lines, Inc., Grayline Acquisition Corp. and the Stockholders named therein

     2.3*      -- Agreement and Plan of Organization, dated as of March 21,
                  1996, by and among Coach USA, Inc., Leisure Time Tours, Leisure Line Acquisition Corp. and the Stockholders named therein

     2.4*      -- Agreement and Plan of Organization, dated as of March 21,
                  1996, by and among Coach USA, Inc., Community Coach, Inc. and affiliated entities, Community Coach Acquisition Corp. and affiliated entities and the Stockholders named therein

                                     II-2

     2.5*      -- Agreement and Plan of Organization, dated as of March 21,
                  1996, by and among Coach USA, Inc., Arrow Stage Lines, Inc.,
                  Arrow Stage Acquisition Corp. and the Stockholders named
                  therein
     2.6*      -- Agreement and Plan of Organization, dated as of March 21,
                  1996, by and among Coach USA, Inc., Cape Transit Corp.,
                  Adventure Trails Acquisition Corp. and the Stockholders named therein
     3.1*      -- Amended and Restated Certificate of Incorporation of Coach USA
     3.2*      -- By-Laws of Coach USA
     4.1*      -- Form of certificate evidencing ownership of Common Stock of
                  Coach USA
     5.1*      -- Opinion of Morgan, Lewis & Bockius LLP
    10.1       -- Coach USA 1996 Long-Term Incentive Plan
    10.2       -- Coach USA 1996 Non-Employee Directors' Stock Plan
    10.3*      -- Form of Employment Agreement between Coach USA and Richard H.
                  Kristinik
    10.4*      -- Form of Employment Agreement between Coach USA and Lawrence
                  K. King
    10.5*      -- Form of Employment Agreement between Coach USA and Douglas M.
                  Cerny
    10.6*      -- Form of Employment Agreement between Coach USA, Cape Transit
                  Corp. and John Mercadante, Jr.
    10.7*      -- Form of Employment Agreement among Coach USA, Community Coach,
                  Inc. and affiliated entities and Frank P. Gallagher
    10.8*      -- Form of Employment Agreement among Coach USA, Suburban
                  Transit Corp. and affiliated entities and Kenneth Kuchin
    10.9*      -- Form of Employment Agreement among Coach USA, Leisure Time
                  Tours and Gerald Mercadante
    10.10*    --  Form of Employment Agreement between Grosvenor Bus Lines, Inc.
                  and Robert K. Werbe
    10.11*    --  Form of Employment Agreement between Arrow Stage Lines, Inc.
                  and Charles D. Busskohl
    10.12*    --  Form of Consulting Agreement between Coach USA and Exel
                  Motorcoach Partnership
    10.13*    --  Form of Agreement between Coach USA and Exel Motorcoach
                  Partnership with respect to acquisitions
    10.14*    --  Form of Agreement from Coach USA and certain of its
                  stockholders to the stockholders of the Founding Companies with respect to restrictions on transfers of Common Stock, registration rights and related matters
    10.15*    --  Forms of Leases by and between Gerdaneu, Inc. and Leisure
                  Time Tours related to property located in Mahwah and
                  Pleasantville, New Jersey and Philadelphia, Pennsylvania
    10.16*    --  Form of Lease by and between Liberty Street Corporation and
                  Community Coach, Inc. and its affiliated entities related to property located in Passaic, New Jersey
    10.17*    --  Forms of Lease and Sublease by and between Tri-County Bus
                  Lines, Inc. and Community Coach, Inc. and its affiliated
                  entities related to property located in Passaic, New Jersey
    10.18*    --  Forms of Leases by and between Sidney Kuchin and Suburban
                  Transit Corp. or one of its affiliated entities related to property located in South Plainfield, New Brunswick, and
                  Monroe Township, New Jersey
    10.19*    --  Form of Lease by and between a stockholder of Arrow Stage
                  Lines, Inc. and Arrow Stage Lines, Inc. related to property located in Phoenix, Arizona
    21.1       -- List of subsidiaries of Coach USA
    23.1       -- Consent of Arthur Andersen LLP
    23.2*      -- Consent of Morgan, Lewis & Bockius LLP (contained in
                  Exhibit 5.1)

                                     II-3

    23.3*      -- Consent of Charles D. Busskohl to be named as a director
    23.4*      -- Consent of Frank P. Gallagher to be named as a director
    23.5*      -- Consent of Kenneth Kuchin to be named as a director
    23.6*      -- Consent of John Mercadante, Jr. to be named as a director
    23.7*      -- Consent of Gerald Mercadante to be named as a director
    23.8*      -- Consent of Thomas A. Werbe to be named as a director
    23.9*      -- Consent of Paul M. Verrochi to be named as a director
    23.10*     -- Consent of William J. Lynch to be named as a director
    24.1*      -- Power of Attorney

    * Previously filed.

  (b) Financial Statement Schedules

        None

                                     II-4

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes as follows:

     (1) The undersigned will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (2) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

     (3) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                     II-5

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, TEXAS, ON THE 7TH DAY OF MAY, 1996.

                                          COACH USA, INC.
                                          By:      RICHARD H. KRISTINIK
                                                   RICHARD H. KRISTINIK
                                             CHAIRMAN OF THE BOARD AND CHIEF
                                                   EXECUTIVE OFFICER

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 2 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

          SIGNATURE            CAPACITY IN WHICH SIGNED                DATE
          ---------            ------------------------                ----
    RICHARD H. KRISTINIK    Chairman of the Board and Chief          May 7, 1996
    RICHARD H. KRISTINIK    Executive Officer (Principal
                            Executive Officer)

      LAWRENCE K. KING      Senior Vice President, Chief             May 7, 1996
      LAWRENCE K. KING        Financial Officer and Director
                             (Principal Financial and Accounting
                              Officer)

      STEVEN S. HARTER      Director                                 May 7, 1996
      STEVEN S. HARTER

                                     II-6


                                [Coach USA Logo]

[A photograph of a Suburban motorcoach with the New York City skyline at night in the background.]

[A photograph of the interior of a luxury, European style motorcoach with television monitors.]

[A photograph of an attendant serving a meal to a passenger on a motorcoach.]

The Company's charter and tour fleet features luxury, European style motorcoaches with plush seats, televisions, VCRs and other amenities.

  NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              TABLE OF CONTENTS

                                        PAGE

Prospectus Summary...................     3
The Company..........................     8
Risk Factors.........................    11
Use of Proceeds......................    16
Dividend Policy......................    16
Capitalization.......................    17
Dilution.............................    18
Selected Combined Founding Companies'
  Financial Data.....................    19
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations......................    21
Business.............................    36
Management...........................    49
Certain Transactions.................    54
Principal Stockholders...............    58
Description of Capital Stock.........    59
Shares Eligible for Future Sale......    61
Underwriting.........................    62
Legal Matters........................    63
Experts..............................    63
Additional Information...............    63
Index to Financial Statements........   F-1


UNTIL             , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               3,600,000 SHARES

                               COACH USA, INC.

                                 COMMON STOCK

                              -----------------
                                  PROSPECTUS
                              -----------------

                              ALEX. BROWN & SONS
                                 INCORPORATED

                              SMITH BARNEY INC.

                                 May   , 1996

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